UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.       )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

Winland Electronics, Inc.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies: N/A

(2)	Aggregate number of securities to which transaction applies: N/A

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): N/A

(4)	Proposed maximum aggregate value of transaction: $4,200,000

(5)	Total fee paid: $300

☐	Fee paid previously with preliminary materials:

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

PRELIMINARY PROXY STATEMENT — SUBJECT TO COMPLETION, DATED NOVEMBER 15, 2010

Winland Electronics, Inc.
1950 Excel Drive
Mankato, Minnesota  56001

[ • ], 2010

To our Shareholders:

It is our pleasure to invite you to a special meeting of the shareholders of Winland Electronics, Inc. to be held on [ • ], 2010 at [ • ], local time, at [ • ].

At the special meeting, you will be asked to consider and vote upon (i) a proposal to sell the operating assets of our Electronic Manufacturing Services (EMS) business unit pursuant to an asset purchase agreement, dated November 15, 2010, and (ii) a proposal to adjourn the special meeting to a later date, if necessary or appropriate, to allow for the solicitation of additional proxies.

After careful consideration, our board of directors determined that the asset sale and the related asset purchase agreement are fair to, advisable and in the best interests of Winland Electronics, Inc. and our shareholders.  Our board of directors unanimously approved the asset sale and recommends that you vote “FOR” the proposal to approve the asset sale and “FOR” the adjournment or postponement of the special meeting, if necessary or appropriate, to allow for the solicitation of additional proxies.

Your vote is extremely important, regardless of the number of shares you own.  Whether or not you plan to attend the special meeting, we ask that you promptly sign, date and return the enclosed proxy card or voting instruction card in the envelope provided, or submit your proxy by telephone or over the Internet (if those options are available to you) in accordance with the instructions on the enclosed proxy card or voting instruction card.

The enclosed proxy statement provides you with detailed information about the special meeting, the asset purchase agreement and the asset sale.  A copy of the asset purchase agreement is attached as Annex A to the proxy statement.  We encourage you to read the proxy statement and all annexes thereto carefully and in their entirety.  You may also obtain additional information about us from documents we have filed with the Securities and Exchange Commission.

Thank you in advance for your continued support and your consideration of this matter.

Sincerely,

Thomas J. de Petra
Chief Executive Officer and President

This proxy statement is dated [ • ], 2010 and is first being mailed to shareholders on or about [ • ], 2010.

PRELIMINARY PROXY STATEMENT — SUBJECT TO COMPLETION, DATED NOVEMBER 15, 2010

Winland Electronics, Inc.
1950 Excel Drive
Mankato, Minnesota  56001

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD ON [ • ], 2010

To our Shareholders:

Notice is hereby given that a special meeting of the shareholders of Winland Electronics, Inc. will be held on [ • ], 2010 at [ • ], local time, at [ • ].  At the special meeting or any postponement, adjournment or delay thereof (the “Special Meeting”), you will be asked to consider and vote upon the following proposals:

1.      to approve the sale of the operating assets of our Electronic Manufacturing Services (EMS) business unit (the “Asset Sale”) pursuant to the Asset Purchase Agreement, dated November 15, 2010 (the “Asset Purchase Agreement”), between Winland Electronics, Inc., a Minnesota corporation, and Nortech Systems Incorporated, a Minnesota corporation;

2.      to adjourn the Special Meeting to a later date, if necessary or appropriate, to allow for the solicitation of additional proxies in favor of the proposal to approve the Asset Sale if there are insufficient votes to approve the Asset Sale; and

3.      to transact such other business as may properly come before the Special Meeting or any adjournment or postponement thereof.

Only shareholders of record at the close of business on November 10, 2010 are entitled to notice of and to vote at the Special Meeting.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSAL TO APPROVE THE ASSET SALE AND “FOR” THE ADJOURNMENT OR POSTPONEMENT OF THE SPECIAL MEETING, IF NECESSARY OR APPROPRIATE, TO ALLOW FOR THE SOLICITATION OF ADDITIONAL PROXIES.

The affirmative vote of the holders of a majority of the outstanding shares of our common stock is required to approve the Asset Sale.  Approval of the proposal to adjourn the Special Meeting to a later date, if necessary or appropriate, to allow for the solicitation of additional proxies, requires the favorable vote of a majority of the shares of common stock present or represented by proxy at the Special Meeting and entitled to vote thereon.

The failure of any shareholder to submit a signed proxy card or to vote in person by ballot at the Special Meeting will have the same effect as a vote “AGAINST” the proposal to approve the Asset Sale, but will not have an effect on the adjournment proposal.  If you hold your shares through a bank, broker or other nominee (in “street name”), the failure to instruct your bank, broker or other nominee how to vote your shares will have the same effect as a vote “AGAINST” the proposal to approve the Asset Sale, but will not have an effect on the adjournment proposal.

Your vote is extremely important, regardless of the number of shares you own.  Whether or not you plan to attend the Special Meeting, we ask that you promptly sign, date and return the enclosed proxy card or voting instruction card in the envelope provided, or submit your proxy by telephone or over the Internet (if those options are available to you) in accordance with the instructions on the enclosed proxy card or voting instruction card.

The proxy statement accompanying this notice provides a more complete description of the matters to be acted upon at the Special Meeting.  We encourage you to read the proxy statement and all annexes thereto carefully and in their entirety.

Company Name

By:	/s/ Thomas J. de Petra
Thomas J. de Petra
Chief Executive Officer and President

Important Notice Regarding the Availability of Proxy Materials for
the Special Meeting of Shareholders to be Held on [ • ], 2010

The proxy statement and form of proxy card are available on the Internet at [ • ]

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TABLE OF CONTENTS

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE ASSET SALE	1
SUMMARY TERM SHEET	1
The Parties to the Asset Sale	1
The Special Meeting	1
The Asset Sale	2
The Asset Purchase Agreement	4
Agreements Related to the Asset Purchase Agreement	9
CAUTIONARY STATEMENT CONCERNING FORWARD LOOKING INFORMATION	1
THE SPECIAL MEETING	2
Date, Time and Place	2
Purpose of the Special Meeting	2
Record Date; Shareholders Entitled to Vote	2
Quorum	2
Vote Required for Approval of Proposals	2
Voting and Proxies	3
Revocation of Proxies	3
Attending the Special Meeting	4
Solicitation of Proxies	4
Adjournments	4
Other Matters	4
THE ASSET SALE (PROPOSAL NO. 1)	5
The Parties to the Asset Sale	5
Business Conditions and Winland's Financial Performance	6
Events Leading up to Merger and Acquisition Decisioins	6
Recommendation of the Board of Directors	8
Net Proceeds from the Asset Sale and Their Expected Use	8
Nature of Our Business Following the Asset Sale	8
Agreements Related to the Asset Purchase Agreement	9
Shareholder Approval Requirement	9
Effect of the Asset Sale on Stock Options and Stock-Based Awards	9
Interests of Our Directors and Executive Officers in the Asset Sale	10
Appraisal Rights in Respect of the Asset Sale	11
Regulatory Matters	11
Accounting Treatment of the Asset Sale	11
Material United States Federal Income Tax Consequences	11
RISK FACTORS RELATING TO THE PROPOSAL TO APPROVE THE ASSET SALE	12
THE ASSET PURCHASE AGREEMENT	14
General	14
Assets to be Sold; Excluded Assets	14
Assumed Liabilities; Retained Liabilities	15
Purchase Price	15
Net Receivables Adjustment	15
Inventory Obligations	15
Representations and Warranties	17
Conduct of Business Prior to Closing	18
Closing	18
Access to Records	19
Employee Matters	19
Restrictions on Solicitation of Other Offers	19
Additional Pre-Closing Matters	19
Non-Compete and Non-Solicitation	20
Conditions to Closing	20
Termination	22
Indemnification	22
Amendment; Waiver	22
ADJOURNMENT OF THE SPECIAL MEETING (PROPOSAL NO. 2)	23
Vote Required for Approval	23
Recommendation of the Board of Directors	23
MARKET PRICE OF OUR COMMON STOCK	23
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	24
SUBMISSION OF SHAREHOLDERS PROPOSALS	25
OTHER MATTERS	26
WHERE YOU CAN FIND ADDITIONAL INFORMATION	26
COMBINED HISTORICAL CONDENSED FINANCIAL STATEMENTS	27
UNAUDITED PRO FORMA CONDENSED FINANCIAL STATEMENTS	28
UNAUDITED CONDENSED FINANCIAL STATEMENTS OF WINLAND ELECTRONICS, INC. EMS	29

EXHIBIT A -- Asset Purchase Agreement	A-1

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QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE ASSET SALE

The following questions and answers are intended to address briefly some commonly asked questions regarding the Asset Sale, the Asset Purchase Agreement and the Special Meeting.  These questions and answers may not address all questions that may be important to you as a shareholder of Winland Electronics, Inc. Please refer to the “Summary Term Sheet” beginning on page 1 and the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents referred to or incorporated by reference in this proxy statement.  See “Where You Can Find Additional Information” beginning on page 29.

Unless the context otherwise requires, in this proxy statement, (i) references to “Winland,” “we,” “our,” “us” and “the Company” refer to Winland Electronics, Inc., (ii) references to “Nortech” refer to Nortech Electronic, Inc., (iii) references to the “Asset Purchase Agreement” refer to that certain asset purchase agreement, dated November 15, 2010, between Winland and Nortech, and (iv) references to the “Asset Sale” refer to the sale of the Winland Electronic Manufacturing Services (EMS) business unit pursuant to the Asset Purchase Agreement.

Q:	Why did I receive these materials?

A:
The Board is soliciting your proxy to vote at a special meeting of our shareholders being held for the purpose of, among other things, obtaining shareholder approval for the Asset Sale (the “Special Meeting”).  The Board is seeking shareholder approval of the Asset Sale because, although we will continue to operate our Proprietary Products business unit (“Proprietary”), the Asset Sale may constitute the sale of “substantially all” of our property and assets under the Minnesota Business Corporations Act Section 302A.661 requires that a Minnesota corporation obtain the approval of the holders of a majority of the corporation’s outstanding stock entitled to vote thereon for the sale of “all or substantially all of its property and assets.”  Additionally, approval of the Asset Sale by holders of a majority of our issued and outstanding common stock is a closing condition under the Asset Purchase Agreement.

Q:	When and where is the Special Meeting?

A:	The Special Meeting will be held at [ • ], on [ • ], 2010 at [ • ], local time.

Q:	Who is entitled to vote at the Special Meeting?

A:
Only shareholders at the close of business on November 10, 2010, the record date for the Special Meeting (the “Record Date”), are entitled to notice of and to vote at the Special Meeting.  If you hold your shares through a bank, broker or other nominee (in “street name”), you must obtain from the record holder a “legal proxy” issued in your name in order to vote in person at the Special Meeting.

At the close of business on the Record Date, there were 3,699,230 shares of our common stock outstanding and entitled to vote.

Q:	What am I being asked to vote on at the Special Meeting?

A:	You will be asked to consider and vote upon the following proposals:

1.
to approve the sale of the operating assets of our Electronic Manufacturing Services (EMS) business unit pursuant to the Asset Purchase Agreement, dated November 15, 2010, between Winland Electronics, Inc. and Nortech Systems Incorporated; and

2.
to adjourn the Special Meeting to a later date, if necessary or appropriate, to allow for the solicitation of additional proxies in favor of the proposal to approve the Asset Sale if there are insufficient votes to approve the Asset Sale.

1

Q:	How does the Board recommend that I vote?

A:
After careful consideration of a variety of factors described in this proxy statement, the Board unanimously recommends that you vote “FOR” the proposal to approve the Asset Sale and “FOR” the adjournment or postponement of the Special Meeting to a later date, if necessary or appropriate, to allow for the solicitation of additional proxies.  You should read “The Asset Sale (Proposal No. 1) — Business Conditions and Winland's Financial Performance” beginning on page 6 for a discussion of the factors that the Board considered in deciding to recommend approval of the Asset Sale.

Q:	Who is buying our Electronic Manufacturing Services (EMS) business unit and for what consideration?

A:	We are proposing to sell the operating assets of our Electronic Manufacturing Services (EMS) business unit to Nortech Systems Incorporated

Pursuant to the Asset Purchase Agreement, Nortech will buy our Electronic Manufacturing Services (EMS) business unit for a purchase price of Two Million Dollars ($2,000,000), plus an inventory consumption obligation of at least Two Million Two Hundred Thousand Dollars ($2,200,000), subject to potential net receivables adjustment.  Nortech will assume certain of our liabilities and obligations associated with the Electronic Manufacturing Services (EMS) business unit  The terms of the Asset Purchase Agreement are more fully described below under “The Asset Purchase Agreement” beginning on page 14.

Q:	What assets are being sold to and what liabilities are being assumed by Nortech?

A:
We are proposing to sell substantially all of the property used in conducting the business of Electronic Manufacturing Services (EMS), including, among other things, all accounts receivable of Electronic Manufacturing Services (EMS).  Nortech will assume certain liabilities of Electronic Manufacturing Services (EMS).

Q:	What will the net proceeds from the Asset Sale be used for?

A:
On November 15, 2010, in connection with our announcement of our entry into the Asset Purchase Agreement, Thomas J. de Petra, our Chief Executive Officer, stated that, proceeds from the Asset Sale will be used to satisfy existing contractual, banking and employee contracts, as well as give us enough capital to move forward with our proprietary products business unit.

Q:	What will happen if the Asset Sale is not approved by shareholders or is not completed for any other reason?

A:
If the Asset Sale is not completed, (i) we may have difficulty recouping the significant transaction costs incurred in connection with negotiating the Asset Sale, (ii) our relationships with the customers, business partners and employees of Winland may be damaged and the business of Winland may be harmed, and (iii) the market price for our common stock may decline.

If the Asset Sale is not completed, we may explore other potential transactions involving Electronic Manufacturing Services (EMS) or Winland in its entirety.  The terms of an alternative transaction may be less favorable to us than the terms of the Asset Sale and there can be no assurance that we will be able to reach agreement with or complete an alternative transaction with another party.

Q:	When is the Asset Sale expected to be completed?

A:
If the Asset Sale is approved by shareholders at the Special Meeting, we expect to complete the Asset Sale no later than the third business day after the date all of the remaining closing conditions under the Asset Purchase Agreement have been satisfied or waived, which we anticipate will occur promptly following the Special Meeting.  The exact timing of the completion of the Asset Sale cannot be predicted, although the Asset Purchase Agreement may be terminated by any of the parties thereto if closing has not occurred by January 1, 2011, provided, however, that this termination right will not be available to any party whose failure to fulfill any obligation under the Asset Purchase Agreement is the cause of, or results in, the failure to complete the Asset Sale on or before such outside date.

2

Q:
How will the Asset Sale affect outstanding equity awards held by our directors, executive officers and other employees?  Will the Asset Sale trigger payments for any executive officers pursuant to their employment agreements?

A:
In the event that the Asset Sale is completed, it may constitute a “change in control” as defined under our 2005 Equity Incentive Plan and our 2008 Equity Incentive Plan (collectively, the “Incentive Plans”).  Under the Incentive Plans, a change in control will be deemed to occur in circumstances including but not limited to our sale of substantially all of our assets.  If the Asset Sale is deemed to constitute a change in control under the Incentive Plans, the Compensation Committee of the Board (the “Compensation Committee”), in its sole discretion, may accelerate the vesting and exercisability of awards granted under the Incentive Plans.  The Compensation Committee has not determined whether to exercise such authority should it arise in connection with the completion of the Asset Sale.  As of November 1, 2010, options to purchase 96,600 shares of our common stock issued under the Incentive Plans remained unvested.  Options to purchase 180,900 shares of our common stock were held by our directors and executive officers.

Pursuant to our employment agreements with Thomas de Petra, our Chief Executive Officer, and Glenn Kermes, our Chief Financial Officer, we have agreed that the completion of the Asset Sale will, among other things, trigger certain severance payments.  As a result, if and when the Asset Sale is completed, an aggregate of 46,800 options held by Mr. de Petra and Mr. Kermes will vest immediately upon the completion of the Asset Sale.  Additionally, if and when the Asset Sale is completed, we will be required to pay Mr. de Petra severance equal to twelve (12) months of his base salary and Mr. Kermes six (6) months of his base salary.  These payments will be made on the same terms and in the same manner as their salary is currently paid.

For additional information regarding these matters, see “The Asset Sale (Proposal No. 1) — Interests of Our Directors and Executive Officers in the Asset Sale” beginning on page 10.

Q:	Will Winland continue to be publicly traded following the Asset Sale?

A:
Winland’s Board of Directors does not currently intend to change its status as being publicly traded on the NYSE AMEX and remain subject to the rules and regulations of the Securities and Exchange Commission (the “SEC”) and NYSE AMEX after the Asset Sale is completed.

Q:	What will be the nature of our business following completion of the Asset Sale?

A:
Following the Asset Sale, we will continue to operate our proprietary products business unit.  Our proprietary products business unit represents an established line of environmental security products that can monitor critical environments including simple and sophisticated microprocessor and mechanically-controlled sensors and alarms.  These products monitor and detect critical environmental changes, such as changes in temperature or humidity, water leakage, and power failures.  The proprietary products business unit will also hold the title to our current building which it will lease to Nortech:

For pro forma historical financial information giving effect to the sale of our Electronic Manufacturing Services (EMS) business unit, the receipt of the net proceeds from the Asset Sale and certain assumptions and adjustments, see “Unaudited Pro Forma Condensed Consolidated Financial Statements” beginning on page 30.

Q:	Am I entitled to appraisal rights in connection with the Asset Sale?

A:	No. Minnesota law does not provide for shareholder appraisal rights in connection with the Asset Sale.

Q:	What vote is required for shareholders to approve of the proposals at the Special Meeting?

3

A:
The affirmative “FOR” vote of the holders of a majority of the outstanding shares of our common stock is required to approve the Asset Sale pursuant to the Asset Purchase Agreement.  Approval of the proposal to adjourn the Special Meeting to a later date, if necessary or appropriate, to allow for the solicitation of additional proxies, requires the affirmative “FOR” vote of a majority of the shares of common stock present or represented by proxy at the Special Meeting and entitled to vote thereon.

Q:	How many shares must be present or represented to conduct business at the Special Meeting?

A:
A quorum must be present or represented at the Special Meeting for our shareholders to conduct business at the Special Meeting.  A quorum will be present or represented at the Special Meeting if the holders of a majority of the outstanding shares of our common stock entitled to vote at the Special Meeting, or [ • ] shares, are present at the Special Meeting, either in person or represented by proxy.  Abstentions and “broker non-votes” are counted as present for the purpose of determining whether a quorum is present.  Generally, a broker non-vote occurs on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given.  In the event that a quorum is not present at the Special Meeting, it is expected that the Special Meeting will be adjourned or postponed to allow for the solicitation of additional proxies.

Q:	How do I vote?

A:	You may vote using any of the following methods:

•	Proxy card or voting instruction card. Be sure to complete, sign and date the card and return it in the prepaid envelope.

•
By telephone or over the Internet.  If you are a shareholder of record, you may vote over the Internet by following the instructions on your proxy card.  If you hold shares in street name, you will receive separate voting instructions from your bank, broker or other nominee and may vote by telephone or over the Internet if they offer that alternative.  Although most brokers, banks and nominees offer telephone and Internet voting, availability and the specific procedures vary.

•
In person at the Special Meeting.  All shareholders may vote in person at the Special Meeting.  You may also be represented by another person at the Special Meeting by executing a proper proxy designating that person.  If you hold shares in street name, you must obtain a legal proxy from your bank, broker or other nominee and present it to the inspector of election with your ballot when you vote at the Special Meeting.

Q:	What can I do if I change my mind after I vote my shares?

A:	If you are a shareholder of record, you may revoke your proxy at any time before it is voted at the Special Meeting by:

•	sending a written notice of revocation to our Corporate Secretary;

•	submitting a new, proper proxy dated later than the date of the revoked proxy;

•	voting over the Internet at a later time; or

•	attending the Special Meeting and voting in person.

If you hold shares in street name through your bank, broker or other nominee, you may submit new voting instructions by contacting your bank, broker or other nominee.  You may also vote in person at the Special Meeting if you obtain a legal proxy as described in the answer to the next question.  Attendance at the Special Meeting will not, by itself, revoke a proxy.

4

Q:	How can I attend the Special Meeting?

A:
You are entitled to attend the Special Meeting only if you were a shareholder of Winland as of the close of business on November 10, 2010, the Record Date for the Special Meeting, or hold a valid proxy for the Special Meeting.  You should be prepared to present photo identification for admittance.  In addition, if you are a shareholder of record, your ownership will be verified against the list of shareholders of record on the Record Date prior to being admitted.  If you are not a shareholder of record but hold shares in street name, you should be prepared to provide proof of beneficial ownership as of the Record Date (such as your most recent account statement prior to the Record Date), a copy of the voting instruction card provided to you by your bank, broker, or other nominee, or similar evidence of ownership.  If you do not provide photo identification or comply with the other procedures outlined above, you will not be admitted to the Special Meeting.

The Special Meeting will begin promptly on [ • ], 2010 at [ • ]. You should allow adequate time for the check-in procedures.

Q:	What happens if additional matters are presented at the Special Meeting?

A:
Other than the two items of business described in this proxy statement, we are not aware of any other business to be acted upon at the Special Meeting.  If you grant a proxy, the persons named as proxy holders, Glenn Kermes and Brian Lawrence, will have the discretion to vote your shares on any additional matters properly presented for a vote at the Special Meeting.

Q:	What if I return a signed proxy card, but do not vote for some of the matters listed on the proxy card?

A:
If you return a signed proxy card without indicating your vote, your shares will be voted in accordance with the Board’s recommendations as follows:  “FOR” the proposal to approve the Asset Sale; and “FOR” the adjournment or postponement of the Special Meeting to a later date, if necessary or appropriate, to allow for the solicitation of additional proxies.

Q:	If my shares are held in “street name” by my bank, broker or other nominee, will my bank, broker or other nominee vote my shares for me?

A:
Your bank, broker or other nominee will only be permitted to vote your shares held in street name if you instruct them how to vote.  You should follow the procedures on the voting instruction card provided by your bank, broker or other nominee regarding the voting of your shares.  The failure to instruct your bank, broker or other nominee how to vote your shares will have the same effect as a vote “AGAINST” the proposal to approve the Asset Sale, but will not have an effect on the proposal to adjourn the Special Meeting to a later date.  Please vote using your voting instruction card so your vote can be counted.

Q:	What do I do if I receive more than one proxy or set of voting instructions?

A:
If your shares are registered differently or are held in more than one account, you may receive more than one proxy and/or set of voting instructions relating to the Special Meeting.  To ensure that all of your shares are voted, please complete, sign, date and return each proxy card and voting instruction card that you receive, or vote your shares by telephone or over the Internet (if those options are available to you).

Q:	What is the deadline for voting my shares?

A:	If you hold shares as the shareholder of record, your vote by proxy must be received before the polls close at the Special Meeting.

If you hold shares in street name, please follow the voting instructions provided by your broker, trustee or nominee.  You may vote your shares in person at the Special Meeting only if you obtain a legal proxy from your bank, broker or other nominee and present it to the inspector of election with your ballot when you vote at the Special Meeting.

5

Q:	Is my vote confidential?

A:
Proxy instructions, ballots and voting tabulations that identify individual shareholders are handled in a manner that protects your voting privacy.  Your vote will not be disclosed either within Winland or to third parties, except (i) as necessary to meet applicable legal requirements, (ii) to allow for the tabulation of votes and certification of the vote, and (iii) to facilitate a successful proxy solicitation.  Occasionally, shareholders provide on their proxy card written comments, which are then forwarded to our management.

Q:	Who will bear the cost of this solicitation?

A:
Winland is making this solicitation and will bear the entire cost of the solicitation, including the preparation, assembly, printing and mailing of this proxy statement and any additional materials furnished to our shareholders.  The initial solicitation of proxies by mail may be supplemented by telephone, fax, e-mail, Internet and personal solicitation by our directors, officers or other regular employees.  No additional compensation for soliciting proxies will be paid to our directors, officers or other regular employees for their proxy solicitation efforts.  We expect to reimburse banks, brokers and other persons for their reasonable out-of-pocket expenses in handling proxy materials for beneficial owners of our common stock.

Q:	Who can help answer any other questions that I have?

A:
If you have additional questions about the Asset Sale, need assistance in submitting your proxy or voting your shares of our common stock, or need additional copies of this proxy statement or the enclosed proxy card, please contact us at Winland Electronics, Inc., 1950 Excel Drive, Mankato, Minnesota 56001, Attention:  Corporate Secretary.

6

SUMMARY TERM SHEET

This summary term sheet highlights selected information contained in this proxy statement and may not contain all the information that may be important to you.  Accordingly, we encourage you to carefully read this proxy statement, its annexes and the documents referred to or incorporated by reference in this proxy statement in their entirety.  Each item in this summary includes a page reference directing you to a more complete description of that topic.  See “Where You Can Find Additional Information” beginning on page 29.

The Parties to the Asset Sale (page 5)

Winland Electronics, Inc.

Winland designs, produces, and distributes products in two segments defined as Electronic Manufacturing Services (EMS) for original equipment manufacturer (“OEM”) Customers and proprietary products primarily for the security industry.

Winland’s Electronic Manufacturing Services (EMS) segment consists of the design and manufacture of printed circuit board assemblies and higher level products old mainly to OEM customers.  Winland offers complete solutions to OEM customer needs by providing value-added services that complement its contract manufacturing capabilities.  This is part of a “concept to product realization” strategy, the elements of which may include, among other things, product concept studies, product design, printed circuit board design, design for manufacturing, higher level assembly and box build, repair service, and legacy support.  These services differentiate Winland from many of its competitors and are intended to increase customer satisfaction, confidence, and loyalty.  Winland views Electronic Manufacturing Services (EMS) customers as strategic partners and works to provide these partners with high levels of production flexibility, product quality, on-time delivery, cost efficiency, and engineering proficiency.

Winland’s proprietary products segment represents an established line of environmental security products that can monitor critical environments including simple and sophisticated microprocessor and mechanically controlled sensors and alarms.  These products monitor and detect critical environmental changes, such as changes in temperature or humidity, water leakage, and power failures.  Our common stock is quoted on AMEX NYSE under the symbol “WEX”.

Nortech Systems Incorporated

Nortech is an Electronic Manufacturing Service (EMS) contract manufacturing company with its headquarters in Wayzata, Minnesota.  Nortech maintains manufacturing facilities in Minnesota  including Bemidji, Fairmont, Blue Earth, Baxter, and Merrifield as well as Augusta, Wisconsin; and Monterrey, Mexico.  Nortech manufactures wire harness and cable assemblies, electronic sub-assemblies, and printed circuit board assemblies.  Nortech provides value added services and technical support including design, testing, prototyping, and supply chain management.  The vast majority of Nortech’s revenue is derived from products built to the customer’s design specifications.

Nortech provides a high degree of manufacturing expertise using statistical process controls to ensure product quality, total supply chain solution techniques, and the systems necessary to effectively manage the business.  This level of sophistication enables Nortech to attract major OEMs and to expand and diversity its customer base across several markets to avoid the effects of fluctuations within a given industry.  Nortech’s primary focus is in three major markets:  Aerospace and Defense, Medical, and Industrial Equipment.

The Special Meeting (page 2)

Date, Time, Place and Purpose (page 2)

The Special Meeting will be held at [ • ], on [ • ], 2010 at [ • ], local time.

The purpose of the Special Meeting is for our shareholders to consider and vote upon the following proposals:

1.      to approve the sale of the operating assets of our Electronic Manufacturing Services (EMS) business unit pursuant to the Asset Purchase Agreement, dated November 15, 2010, between Winland Electronics, Inc., a Minnesota corporation, and Nortech Systems Incorporated, a Minnesota corporation; and

2.      to adjourn the Special Meeting to a later date, if necessary or appropriate, to allow for the solicitation of additional proxies in favor of the proposal to approve the Asset Sale if there are insufficient votes to approve the Asset Sale.

Record Date, Quorum, Voting (page 2)

Only holders of our common stock at the close of business on November 10, 2010, the Record Date, are entitled to notice of and to vote at the Special Meeting.  As of the Record Date, there were 3,699,230 shares of our common stock outstanding and entitled to vote.

A quorum must be present or represented at the Special Meeting for our shareholders to conduct business at the Special Meeting.  A quorum will be present or represented at the Special Meeting if the holders of a majority of the outstanding shares of our common stock entitled to vote at the Special Meeting, or [ • ] shares, are present at the Special Meeting, either in person or represented by proxy.

Each share of our common stock entitles its holder to one vote on all matters properly coming before the Special Meeting.  The affirmative “FOR” vote of the holders of a majority of the outstanding shares of our common stock is required to approve the Asset Sale pursuant to the Asset Purchase Agreement.  Approval of the proposal to adjourn the Special Meeting to a later date, if necessary or appropriate, to allow for the solicitation of additional proxies, requires the affirmative “FOR” vote of a majority of the shares of common stock present or represented by proxy at the Special Meeting and entitled to vote thereon.

Revocation of Proxies (page 3)

Proxies received at any time before the Special Meeting and not revoked or superseded before being voted will be voted at the Special Meeting.  If you are a shareholder of record, you may revoke your proxy at any time before it is voted at the Special Meeting by:

•	sending a written notice of revocation to our Corporate Secretary;

•	submitting a new, proper proxy dated later than the date of the revoked proxy;

•	voting over the Internet at a later time; or

•	attending the Special Meeting and voting in person.

If you hold shares in street name, you may submit new voting instructions by contacting your bank, broker or other nominee.  You may also vote in person at the Special Meeting if you obtain a legal proxy as described in the answer to the previous question.  Attendance at the Special Meeting will not, by itself, revoke a proxy.

The Asset Sale (page 5)

General

On November 15, 2010, we entered into the Asset Purchase Agreement, pursuant to which we agreed to sell the operating assets of our Electronic Manufacturing Services (EMS) business unit, subject to shareholder approval.  A copy of the Asset Purchase Agreement is attached as Annex A. We encourage you to read the Asset Purchase Agreement carefully and in its entirety.

Recommendation of the Board of Directors (page 8)

After careful consideration, the Board unanimously recommends that you vote “FOR” the approval of the Asset Sale and “FOR” the adjournment or postponement of the Special Meeting, if necessary or appropriate, to solicit additional proxies.

Net Proceeds from the Asset Sale and Their Expected Use (page 8)

Pursuant to the Asset Purchase Agreement, we will receive an aggregate of Two Million Dollars ($2,000,000) as the Purchase Price.  One Million Five Hundred Thousand Dollars ($1,500,000) will be paid on the Closing Date, Two Hundred Fifty Thousand Dollars ($250,000) on July 1, 2011, and an additional Two Hundred Fifty Thousand dollars ($250,000) on October 1, 2011.  Nortech will also agree in the Asset Purchase Agreement to a minimum inventory consumption obligation of at least Two Million Two Hundred Thousand Dollars ($2,200,000).  The payments we are entitled to under the Asset Purchase Agreement may increase or decrease based on a potential purchase price adjustment for net receivables.  Additionally, the net proceeds will vary based on the final transaction expenses and any potential taxes payable related to the Asset Sale (none anticipated).  The amount by which the purchase price exceeds the net tax basis of the sold assets is subject to federal and state income taxes.

The Asset Sale will be a taxable event to us for U.S. federal income tax purposes.  However, we expect, subject to the completion and outcome of certain tax analysis and studies currently in process, that the Asset Sale will not result in any material adverse U.S. federal income tax consequences to us or to our shareholders.  The Asset Sale may result in our being subject to state or local sales, use or other taxes in jurisdictions in which we file tax returns or have assets.

On November 15, 2010, in connection with our announcement of our entry into the Asset Purchase Agreement, Thomas J. de Petra, our Chief Executive Officer, stated that, proceeds from the Asset Sale will be used to satisfy existing contractual, banking and employee contracts, as well as give us enough capital to move forward with our proprietary products business unit.

Nature of Our Business Following the Asset Sale (page 9)

Following the Asset Sale, we will continue to operate our remaining business unit, proprietary products:  The Board is considering all its potential options with respect to the proprietary products business unit.  The proprietary products business unit will also hold the title to our current building which it will lease to Nortech.

Effect of the Asset Sale on Stock Options and Stock-Based Awards and Interests of Our Directors and Executive Officers in the Asset Sale (page 10)

Thomas J. de Petra Employment Agreement

Pursuant to our employment agreement with Mr. de Petra, if Mr. de Petra’s employment is terminated by Winland without cause or by Mr. de Petra for good reason, Mr. de Petra is entitled to his base salary for twelve months and health care benefits for six months; provided, however, if such termination occurs within two years after a change of control, Mr. de Petra will be entitled to an amount equal to his salary and bonus payments for the two completed fiscal years immediately preceding termination payable over the 24 months following the termination.  The Asset Sale does not constitute a change of control as defined in the employment agreement.

Glenn A. Kermes Employment Agreement

Pursuant to our employment agreement with Mr. Kermes, if the Mr. Kermes’ employment is terminated by Winland without cause or by Mr. Kermes for good reason, Mr. Kermes is entitled to his base salary for six months and health care benefits for three months; provided, however, if such termination occurs within two years after a change of control, Mr. Kermes will be entitled to an amount equal to his salary and bonus payments for the one completed fiscal year immediately preceding termination payable over the 12 months following the termination.  The Asset Sale does not constitute a change of control as defined in the employment agreement.

In the event that the Asset Sale is completed, it may constitute a “change in control” as defined under the Incentive Plans.  Under the Incentive Plans, a change in control will be deemed to occur in circumstances including but not limited to our sale of substantially all of our assets.  If the Asset Sale is deemed to constitute a change in control under the Incentive Plans, the Compensation Committee, in its sole discretion, may accelerate the vesting and exercisability of awards granted under the Incentive Plans.  The Compensation Committee has not determined whether to exercise such authority should it arise in connection with the completion of the Asset Sale.  As of November 1, 2010, options to purchase 96,600 shares of our common stock issued under the Incentive Plans remained unvested.

As of November 1, 2010, options to purchase 68,400 shares of our common stock issued under the Incentive Plans and held by our directors and executive officers remained unvested.

Appraisal Rights in Respect of the Asset Sale (page 11)

Under Minnesota law, our shareholders are not entitled to appraisal rights in connection with the Asset Sale.

The Asset Purchase Agreement (page 14)

General (page 14)

Under the terms of the Asset Purchase Agreement, Nortech will buy Winland’s Electronic Manufacturing Services (EMS) business unit for a purchase price of Two Million Dollars ($2,000,000), plus a minimum inventory consumption obligation of at least Two Million Two Hundred Thousand Dollars ($2,200,000), subject to a potential net receivables adjustment.  Nortech will assume certain of our liabilities and obligations associated with the Electronic Manufacturing Services (EMS) business unit.

Assets to be Sold; Excluded Assets (page 14)

We will convey, sell, transfer, assign and deliver to Nortech free and clear of all liens, security interests, claims, pledges, charges, encumbrances, equities, rights of use, levies, taxes, imposts and restrictions, all right, title and interest in and to substantially all of the assets, properties and rights (contractual or otherwise) that are used in connection with our Electronic Manufacturing Services (the “Property”), including, without limitation:  specified machinery and equipment, accounts receivable, permits and licenses, intellectual property, personal and real property leases, contracts, books and accounts, claims and causes of action, warranty rights and goodwill.

The following assets and properties related to or used in connection with the business of Winland will not be sold to Nortech under the Asset Purchase Agreement (collectively, the “Excluded Property”):

•	all cash and cash equivalents;

•
all losses, loss carryforwards and rights to receive refunds, credits, and credit carryforwards with respect to any and all taxes, to the extent attributable to a taxable period ending on or prior to the Closing Date;

•	all corporate minute books and records;

•	all insurance recoveries due to us and relating to periods prior to the Closing Date;

•	except as otherwise set forth in the Asset Purchase Agreement, all assets of any of our employee benefit plans;

•	the “Winland Electronics” name and logo and any and all right to the tradenames and trademarks;

•	stock, shares, units, interests and other ownership and/or equity or debt securities held by us in another entity;

•	any and all assets not used exclusively in the Electronic Manufacturing Services (EMS) business unit;

•	all assets to be retained by Winland but made available to Nortech pursuant to the Purchaser Lease Agreement or other agreements between Winland and Nortech;

•	all rights existing under all contracts to which Winland is a party, except for any contracts assumed by Nortech;

•	any of Winland’s rights under or pursuant to the Asset Purchase Agreement and any agreements entered into pursuant to the Asset Purchase Agreement; and

•	control of the attorney-client privilege with respect to Winland.

•	certain other specified leasehold interests, agreements, properties, rights and other assets.

Assumed Liabilities and Retained Liabilities (page 15)

Nortech will assume and fully discharge only the following liabilities and obligations under the Asset Purchase Agreement (the “Assumed Liabilities”):

•
any obligations of Winland under any transferred contract, but solely to the extent that such obligations relate to contractual rights under such contracts whose benefits accrue to Nortech from and after the closing date and are not attributable to any breach or default by Winland that occurred prior to the Closing; and

•	certain other specified liabilities.

Except for the Assumed Liabilities, Winland will retain all of its liabilities and obligations, including any liabilities arising out of or relating to the following:

•	liabilities resulting from indebtedness for borrowed money;

•	liabilities for which Winland expressly has responsibility for pursuant to the terms of the Asset Purchase Agreement;

•	liabilities associated with the Excluded Assets; and

•	liabilities to employees with respect to periods prior to the Closing, including warranty obligations.

Purchase Price (page 15)

The consideration for the sale of the operating assets of our Electronic Manufacturing Services (EMS) business line will be One Million Five Hundred Thousand ($1,500,000) in cash by wire transfer to Winland on the Closing Date, Two Hundred Fifty Thousand ($250,000) on July 1, 2011 and a final Two Hundred Fifty Thousand ($250,000) on October 1, 2011.  Each of the One Million Five Hundred Thousand ($1,500,000) and the two Hundred Fifty Thousand ($250,000) will be subject to a Net Receivables Adjustment, as described below.

Net Receivables Adjustment (page 16)

Winland shall prepare a statement of the Net Receivables of its Electronic Manufacturing Services (EMS) business unit (the “Net Receivables Statement”) and will deliver a copy of the Net Receivables Statement to Purchaser at Closing.  Net receivables mean in the aggregate, the accounts receivable of the Electronic Manufacturing Services (EMS) business unit less the accounts payable of the Electronic Manufacturing Services (EMS) business unit.  The Net Receivables Statement, which will be unaudited, shall be prepared and the valuations therein made on a basis consistent with the calculation of the target Net Receivables, or Six Hundred Thousand Dollars ($600,000).  Nortech shall assist Winland in the preparation of the Net Receivables Statement.  If Nortech agrees with the Net Receivables Statement, the Purchase Price shall be adjusted to the extent that the Net Receivables Statement is less than or greater than the Target Net Receivables, or Six Hundred Thousand Dollars ($600,000).

If Nortech disagrees with the Net Receivables Statement, Nortech may, within ten (10) business days after its receipt of the Net Receivables Statement, deliver a written notice to Winland disagreeing with the Net Receivable Statement (a “Notice of Disagreement”).  Any such Notice of Disagreement shall specify those items or amounts as to which Nortech disagrees, and Winland shall be deemed to have agreed with all other items and amounts contained in the Net Receivables Statement.

If a Notice of Disagreement shall be timely delivered, the parties shall, during the ten (10) business days following such delivery (as such time period may be extended by the mutual agreement of the parties), use their reasonable best efforts to reach agreement on the disputed items.  If, during such period (or extension thereof), the parties are unable to reach agreement, KPMG LLP (the “Independent Accounting Firm”) shall promptly review the Asset Purchase Agreement and the disputed items or amounts.  In connection therewith, the Independent Accounting Firm shall consider only those items or amounts in the applicable Net Receivables Statement as to which Nortech has disagreed.  The Independent Accounting Firm shall deliver to Winland and Nortech, as promptly as possible, a report prepared and the valuations therein made on a basis consistent with the calculation of the Target Net Receivables, or Six Hundred Thousand Dollars ($600,000) and shall set forth therein its adjustments, if any, to the applicable Net Receivables Statement and the calculations supporting such adjustments.  Such report shall be final and binding on the parties.  The cost of such review and report shall be borne by Winland and Nortech in inverse proportion as they may prevail on matters resolved by the Independent Accounting Firm, which proportionate allocation also shall be determined by the Independent Accounting Firm at the time such report is rendered by the Independent Accounting Firm.  “Final Net Receivables” means (i) if no Notice of Disagreement is delivered by Winland within the period, the Net Receivables of the Business as shown in the Net Receivables Statement, or (ii) if such a Notice of Disagreement is delivered by Winland, either (A) the Net Receivables of the Electronic Manufacturing Services (EMS) business unit as agreed to in writing by Winland and Nortech or (B) the Net Receivables of the Electronic Manufacturing Services (EMS) business unit as shown in the Independent Accounting Firm’s calculation.

Following the determination of the Final Net Receivables (i) in the event the Final Net Receivables is less than the Target Net Receivables, then Winland shall pay to Nortech, as an adjustment to the Purchase Price, or from the two subsequent Two Hundred Fifty Thousand Dollars ($250,000) post-closing payments, the amount of such deficiency, and (ii) in the event the Final Net Receivables is greater than the Target Net Receivables, Nortech shall pay to Winland, as an adjustment to the Purchase Price, the amount of such surplus.  Any payments shall be made by wire transfer of immediately available funds to an account or accounts designated by Winland or Nortech, as applicable, on or before the fifth (5th) Business Day following the date on which the Final Net Receivables was determined.

Nortech will make commercially reasonable efforts to collect the acquired receivable.  To the extent that Nortech is unable to collect any receivables, the amount of such uncollectible receivables will be deducted from the two Two Hundred Fifty Thousand Dollars ($250,000) post-closing payments, and such receivables will be reassigned to Winland.

Inventory Obligations (page 16)

Nortech agrees to purchase inventory, as it is consumed by Nortech, from Winland for a period of twenty-four (24) months after the Closing Date.  Nortech will purchase inventory from Winland pursuant to Nortech’s normal purchasing cycles and will give Winland a detailed report of such inventory purchases to date on the first day of each month after the Closing.

The inventory consumed by Nortech from Winland shall be subject to a minimum consumption obligation of at least Two Million Two Hundred Thousand Dollars ($2,200,000) (the “Minimum Inventory Consumption Amount”).

Until the Minimum Inventory Consumption Amount is reached, Nortech shall consume the inventory from Winland on a first priority basis before it looks to third parties for inventory.  After the  Minimum Inventory Consumption Amount is reached, Nortech shall not be obligated to purchase additional Inventory from Winland.

If any inventory is not consumed by Nortech within the twenty-four (24) month period after the Closing Date, at Winland’s option, the inventory will be returned to Winland or Winland will give Nortech disposition instructions for the remaining inventory.  Nortech shall execute such disposition instructions and remit to Winland any funds received from the disposition of the remaining inventory, after deducting its reasonable expenses.

Restrictions on Solicitation of Other Offers (page 19)

During the term of the Asset Purchase Agreement, we will not directly or indirectly, solicit, encourage, initiate, or participate in any way in discussions or negotiations with, knowingly provide any information to, any corporation, partnership, person, or other entity or group (other than Nortech or any affiliate or agent of Nortech), or otherwise facilitate any effort or attempt to make or implement and discussions, concerning any merger, sale or licensing of any significant portion of the assets, sale of shares of capital stock (including without limitation any proposal or offer to Winland’s shareholders), or similar transactions involving Winland (an “Alternative Proposal”).

Notwithstanding these restrictions, prior to obtaining shareholder approval of the Asset Sale, we may furnish information with respect to the Electronic Manufacturing Services (EMS) business unit to any person making an Alternative Proposal and participate in related discussions or negotiations so long as:

•
Winland’s Board of Directors determines in good faith that such action is required for the Board of Directors to comply with its fiduciary duties to shareholders imposed by law, the Board of Directors has been so advised in writing by outside counsel, in its judgment and opinion, as being so required and the Board of Directors so represents to Nortech that the Board of Directors has been so advised;

•
prior to furnishing information to, or entering into discussions and negotiations with, such person or entity, Winland promptly provides written notice to Nortech to the effect that it is furnishing information to, or entering into discussions or negotiations with, such person or entity; and

•	Winland keeps Nortech informed of all material terms and events with respect to such Alternative Proposal.

Non-Compete and Non-Solicitation (page 20)

In connection with the Asset Sale, we agreed that for two years after the closing, none of us, Thomas de Petra and Glenn Kermes, will do any of the following, within a sixty (60) mile range from Winland’ current offices in Mankato, Minnesota:

•	engage in any business that is in competition with the Electronic Manufacturing Services (EMS) business unit;

•	solicit any customer of Nortech or any subsidiary of Nortech with respect to any business competitive with the Electronic Manufacturing Services (EMS) business unit;

•
assist any person or entity in any way to do, including but not limited to performing consulting services, or attempt to do, anything that competes with the Electronic Manufacturing Services (EMS) business unit or solicits any customer of Nortech or any subsidiary of Nortech;

•
hire, solicit or encourage any employee or independent contractor of Nortech or any subsidiary of Nortech to leave the employment or terminate its contract relationship, as the case may be, with Nortech or any subsidiary of Nortech; or

•	make any negative, disparaging, or defamatory statement about the Electronic Manufacturing Services (EMS) business unit, Nortech, or their management or employees.

Conditions to Closing (page 20)

Each party’s obligation to complete the Asset Sale is subject to the satisfaction or waiver, prior to the consummation of the Asset Sale, of the following conditions:

•
the absence of any statute, rule, regulation, executive order, decree, injunction or other order that has been enacted, issued, promulgated, enforced or entered by any governmental authority that has the effect of restricting in any material respect, preventing or prohibiting the closing of the Asset Sale; and

•
the absence of any legal proceeding challenging or seeking damages in connection with the Asset Sale or seeking to restrain, prohibit or limit the exercise of full rights of ownership or operation by Nortech of all or any portion of Electronic Manufacturing Services (EMS) business unit that would reasonably be expected to have a Material Adverse Effect;

The obligation of Nortech to complete the Asset Sale is subject to the satisfaction or waiver of the following additional conditions, as well as others:

•	the representations and warranties of Winland in the Asset Purchase Agreement shall be true and correct as of the Closing Date, except for such failures as would not have a Material Adverse Effect;

•	the covenants and agreements of Winland to be performed on or prior to the Closing shall have been duly performed in all material respects;

•
Winland and Nortech shall have obtained any and all governmental authorizations or other consents necessary to sell, transfer and convey the Property to Nortech in accordance with the Asset Purchase Agreement; and

•	Nortech’s Board of Directors shall have approved the Asset Sale and its bank shall have approved the financing.

•
Winland shall have delivered such other instruments and documents that may be reasonably requested or required by Nortech to consummate the transfer of the Property and assignment and assumption of the Assumed Liabilities pursuant to the Asset Purchase Agreement.

The obligation of Winland to complete the Asset Sale is subject to the satisfaction or waiver of the following additional conditions, as well as others:

•	the representations and warranties of Nortech in the Asset Purchase Agreement shall be true and correct as of the Closing Date, except for such failures as would not have a Material Adverse Effect;

•	the covenants and agreements of Nortech to be performed on or prior to the Closing shall have been duly performed in all material respects;

•
Winland and Nortech shall have obtained any and all governmental authorizations or other consents necessary to sell, transfer and convey the Property to Nortech in accordance with the Asset Purchase Agreement;

•
Winland shall have obtained all authorizations, consents and approvals required to be obtained by Winland to consummate the transactions contemplated by the Asset Purchase Agreement.  Winland shall have obtained releases pursuant to UCC-3’s, as applicable, or otherwise, of all liens with respect to the Property;

•	Winland’s Board of Directors and its shareholders shall have approved the Asset Sale.

Termination (page 22)

The Asset Purchase Agreement may be terminated at any time prior to closing as follows:

•	by mutual written agreement of the parties;

•	by either us or Nortech, if:

•
the closing has not occurred on or before January 1, 2011, so long as the failure of the closing to occur by such date was not caused by or the result of the terminating party’s failure to fulfill any obligation under the Asset Purchase Agreement;

•
a governmental authority has enacted, issued, promulgated, enforced or entered any final and non-appealable law that has the effect of making the Asset Sale illegal or otherwise preventing or prohibiting the consummation of the Asset Sale, so long as the government action was not caused by or the result of the terminating party’s failure to fulfill any obligation under the Asset Purchase Agreement; or

•	shareholder approval of Asset Sale is not obtained at the Special Meeting.

•	by us if we have entered into a definitive agreement with respect to an Alternative Proposal.

Indemnification (page 22)

Following the completion of the Asset Sale, we will continue to honor all rights, including rights to indemnification, advancement of expenses and exculpation, existing in favor of, and all exculpations and limitations of the personal liability of, the officers, employees and agents of Winland as of the execution date of the Asset Purchase Agreement and any other such person who becomes a director, officer, employee or agent of Winland prior to the closing.

After the Closing, we will indemnify Nortech against all losses, liabilities, damages, demands, legal proceedings, judgments, assessments and costs and expenses arising from (i) any inaccuracy or breach of our representations and warranties contained in the Asset Purchase Agreement or in any related document or the breach or non-performance of any of our covenants or obligations, (ii) any liability arising out of or relating to the ownership or operation of the Property prior to the closing, other than the Assumed Liabilities and (iii) any retained liabilities.  Additionally, Nortech will indemnify us against all losses, liabilities, damages, demands, proceedings, judgments, assessments and costs and expenses arising from (i) any inaccuracy or breach of their representations and warranties contained in the Asset Purchase Agreement or in any related document or the breach or non-performance of any covenant or obligation of Nortech, (ii) any liability arising out of Nortech’s conduct of the business of Preparedness Services following the closing, other than any retained liabilities and (iii) any Assumed Liabilities.

Subject to certain exceptions, our indemnifications to Nortech with respect to representations and warranties will be provided only in excess of losses exceeding Twenty-Five Thousand Dollars ($25,000) in the aggregate and shall not be in excess of Seven Hundred Fifty Thousand ($750,000) in the aggregate.  Notwithstanding the foregoing, indemnifications with respect to representations and warranties will expire on the date twelve months after the Closing Date.

Agreements Related to the Asset Purchase Agreement (page 9)

Manufacturing Agreement (page 9)

At the Closing, we will enter into a Manufacturing Agreement with Nortech, whereby after the Closing Date, Nortech will manufacture certain products for Winland related to the production of Winland’s proprietary monitoring devices.  The proprietary products business unit will also hold the title to our current building which it will lease to Nortech.

Covenant-Not-To-Compete Agreements (page 9)

At the Closing, Winland, as well as Thomas de Petra and Glenn Kermes will enter into Covenant-Not-To-Compete Agreements, and thereby will agree that for two years after the Closing, neither Winland, nor Mr. de Petra and Mr. Kermes, will do any of the following, within a sixty (60) mile range from Winland’ current offices in Mankato, Minnesota:  (i) engage in any business that is in competition with the Electronic Manufacturing Services (EMS) business unit; (ii) solicit any customer of Nortech or any subsidiary of Nortech with respect to any business competitive with the Electronic Manufacturing Services (EMS) business unit; (ii) assist any person or entity in any way to do, including but not limited to performing consulting services, or attempt to do, anything that competes with the Electronic Manufacturing Services (EMS) business unit or solicits any customer of Nortech or any subsidiary of Nortech; (iii) hire, solicit or encourage any employee or independent contractor of Nortech or any subsidiary of Nortech to leave the employment or terminate its contract relationship, as the case may be, with Nortech or any subsidiary of Nortech; or (iv) make any negative, disparaging, or defamatory statement about the Electronic Manufacturing Services (EMS) business unit, Nortech, or their management or employees.

Nortech Lease Agreement (page 9)

At the Closing, Winland will enter into a Lease Agreement with Nortech whereby Winland will lease to Nortech, and Nortech will lease from Winland its office and manufacturing facility and improvements located at 1950 Excel Drive, Mankato Minnesota, 56001.  The building that is being leased is a 58,000 square foot building consisting of 32,500 square feet of manufacturing space, 10,000 square feet of warehouse space and 15,500 square feet of office space.  The term of the lease runs until January 1, 2017.   Base rent will be payable to Winland at $5.25 per square feet, or $25,375 per month.  Nortech’s obligation to pay base rent shall commence one year after the Closing Date.

Winland Sublease Agreement (page 9)

At the Closing, Winland will enter into a Sublease Agreement with Nortech whereby Nortech will sublease to Winland, and Winland will sublease from Nortech 1,000 square feet of the building that Winland will be leasing to Nortech pursuant to the Lease Agreement entered into at the Closing.  The term of the lease runs until January 1, 2012.   Base rent will be payable to Nortech at $5.25 per square feet, or $437.50 per month.

CAUTIONARY STATEMENT CONCERNING FORWARD LOOKING INFORMATION

This proxy statement, and the documents to which we refer you in this proxy statement, contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  Forward-looking statements are often identified by the use of words such as, but not limited to, “believes,” “estimates,” “anticipates,” “continues,” “contemplates,” “expects,” “may,” “will,” “could,” “should” or “would” and other similar words or phrases.  These statements, which are based on information currently available to us, are not guarantees of future performance and may involve risks and uncertainties that could cause our actual growth, results of operations, performance and business prospects, and opportunities to materially differ from those expressed in, or implied by, these statements.  These forward-looking statements speak only as of the date on which the statements were made and, except as required by applicable securities laws, we expressly disclaim any obligation to release publicly any updates or revisions to any forward-looking statement included in this proxy statement or elsewhere.  In addition to other factors and matters contained or incorporated in this proxy statement, these statements are subject to risks, uncertainties, and other factors, including, among others:

•	the occurrence of any event, change or other circumstances that could give rise to the termination of the Asset Purchase Agreement;

•	the effect of the announcement of the Asset Sale on our business relationships (including with employees, customers and suppliers), operating results and business generally;

•	the failure of our shareholders to approve the Asset Sale;

•	the failure of the Asset Sale to close for any reason;

•	the outcome of any litigation or governmental proceedings instituted against us;

•	the amount of the costs, fees, expenses and charges related to the Asset Sale;

•	our failure to comply with regulations and any changes in regulations;

•	the loss of any of our senior management; and

•	increased competitive pressures that may reduce revenues or increase costs.

Additionally, we are subject to risks and uncertainties and other factors detailed in our annual report on Form 10-K for the fiscal year ended December 31, 2009, filed with the SEC on March 19, 2010, which should be read in conjunction with this proxy statement.  See “Where You Can Find Additional Information” on page 29.   In light of the significant uncertainties inherent in forward-looking statements, readers should not place undue reliance on forward-looking statements.

THE SPECIAL MEETING

Date, Time and Place

The Special Meeting will be held at [ • ], on [ • ], 2010 at [ • ], local time.

Purpose of the Special Meeting

The purpose of the Special Meeting is for our shareholders to consider and vote upon the following proposals:

1.      to approve the sale of the operating assets of our Electronic Manufacturing Services (EMS) business unit pursuant to the Asset Purchase Agreement, dated November 15, 2010, between Winland Electronics, Inc. and Nortech Systems Incorporated; and

2.      to adjourn the Special Meeting to a later date, if necessary or appropriate, to allow for the solicitation of additional proxies in favor of the proposal to approve the Asset Sale if there are insufficient votes to approve the Asset Sale.

Record Date; Shareholders Entitled to Vote

Only holders of our common stock at the close of business on November 10, 2010, the Record Date, are entitled to notice of and to vote at the Special Meeting.  If you hold your shares through a bank, broker or other nominee (in “street name”), you must obtain from the record holder a “legal proxy” issued in your name in order to vote in person at the Special Meeting.

As of the Record Date, there were 3,699,230 shares of our common stock outstanding and entitled to vote.  Each share of our common stock entitles its holder to one vote on all matters properly coming before the Special Meeting.

Quorum

A quorum must be present or represented at the Special Meeting for our shareholders to conduct business at the Special Meeting.  A quorum will be present or represented at the Special Meeting if the holders of a majority of the outstanding shares of our common stock entitled to vote at the Special Meeting, or [ • ] shares, are present at the Special Meeting, either in person or represented by proxy.  Abstentions and “broker non-votes” are counted as present for the purpose of determining whether a quorum is present.  Generally, a broker non-vote occurs on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given.  In the event that a quorum is not present at the Special Meeting, it is expected that the Special Meeting will be adjourned or postponed to allow for the solicitation of additional proxies.

Vote Required for Approval of Proposals

The affirmative “FOR” vote of the holders of a majority of the outstanding shares of our common stock is required to approve the Asset Sale pursuant to the Asset Purchase Agreement.  Approval of the proposal to adjourn the Special Meeting to a later date, if necessary or appropriate, to allow for the solicitation of additional proxies, requires the affirmative “FOR” vote of a majority of the shares of common stock present or represented by proxy at the Special Meeting and entitled to vote thereon.

Shares voted as abstentions will be counted for purposes of determining the presence of a quorum at the Special Meeting, but will be treated as unvoted, although present and entitled to vote, for purposes of determining whether a proposal is approved.  As a result, a vote of “ABSTAIN” will have the same effect as a vote “AGAINST” a proposal.

The failure of any shareholder to submit a signed proxy card or to vote in person by ballot at the Special Meeting will have the same effect as a vote “AGAINST” the proposal to approve the Asset Sale, but will not have an effect on the proposal to adjourn the Special Meeting to a later date, if necessary or appropriate, to allow for the solicitation of additional proxies.  If you hold your shares in street name, the failure to instruct your bank, broker or other nominee how to vote your shares will constitute a “broker non-vote” and will have the same effect as a vote “AGAINST” the proposal to approve the Asset Sale, but will not have an effect on the proposal to adjourn the Special Meeting to a later date.  Please vote your proxy so your vote can be counted.

Voting and Proxies

For each item of business to come before the Special Meeting, you may vote “FOR,” “AGAINST” or “ABSTAIN.”  You may vote using any of the following methods:

•	Proxy card or voting instruction card. Be sure to complete, sign and date the card and return it in the prepaid envelope.

•
By telephone or over the Internet.  If you are a shareholder of record, you may vote over the Internet by following the instructions on your proxy card.  If you hold shares in street name, you will receive separate voting instructions from your bank, broker or other nominee and may vote by telephone or over the Internet if they offer that alternative.  Although most brokers, banks and nominees offer telephone and Internet voting, availability and the specific procedures vary.

•
In person at the Special Meeting.  All shareholders may vote in person at the Special Meeting.  You may also be represented by another person at the Special Meeting by executing a proper proxy designating that person.  If you hold shares in street name, you must obtain a legal proxy from your bank, broker or other nominee and present it to the inspector of election with your ballot when you vote at the Special Meeting.

Proxies received at any time before the Special Meeting and not revoked or superseded before being voted will be voted at the Special Meeting as indicated.  If you return a signed proxy card without indicating your vote, your shares will be voted in accordance with the Board’s recommendations as follows:  “FOR” the proposal to approve the Asset Sale and “FOR” the adjournment or postponement of the Special Meeting to a later date, if necessary or appropriate, to allow for the solicitation of additional proxies.

If your shares of common stock are held in street name, you will receive instructions from your bank, broker or other nominee that you must follow in order to have your shares voted.  Your bank, broker or other nominee will only be permitted to vote your shares held in street name if you instruct them how to vote.  The failure to instruct your bank, broker or other nominee how to vote your shares will have the same effect as a vote “AGAINST” the proposal to approve the Asset Sale, but will not have an effect on the proposal to adjourn the Special Meeting to a later date.

Please vote using your proxy or voting instruction card, or by telephone or over the Internet (if those options are available to you), so your vote can be counted.

Revocation of Proxies

Proxies received at any time before the Special Meeting and not revoked or superseded before being voted will be voted at the Special Meeting.  If you are a shareholder of record, you may revoke your proxy at any time before it is voted at the Special Meeting by:

•	sending a written notice of revocation to our Corporate Secretary;

•	submitting a new, proper proxy dated later than the date of the revoked proxy;

•	voting over the Internet at a later time; or

•	attending the Special Meeting and voting in person.

If you hold shares in street name, you may submit new voting instructions by contacting your bank, broker or other nominee.  You may also vote in person at the Special Meeting if you obtain a legal proxy as described in the answer to the previous question.  Attendance at the Special Meeting will not, by itself, revoke a proxy.

Attending the Special Meeting

You are entitled to attend the Special Meeting only if you were a shareholder of Winland at the close of business on the Record Date, or hold a valid proxy for the Special Meeting.  You should be prepared to present photo identification for admittance.  In addition, if you are a shareholder of record, your ownership will be verified against the list of shareholders of record on the record date prior to being admitted.  If you are not a shareholder of record but hold shares in street name, you should be prepared to provide proof of beneficial ownership on the Record Date (such as your most recent account statement prior to the Record Date), a copy of the voting instruction card provided to you by your bank, broker, or other nominee, or similar evidence of ownership.  If you do not provide photo identification or comply with the other procedures outlined above, you will not be admitted to the Special Meeting.

Solicitation of Proxies

This proxy solicitation is being made and paid for by us on behalf of the Board.  The initial solicitation of proxies by mail may be supplemented by telephone, fax, e-mail, Internet and personal solicitation by our directors, officers or other regular employees.  No additional compensation for soliciting proxies will be paid to our directors, officers or other regular employees for their proxy solicitation efforts.  We expect to reimburse banks, brokers and other persons for their reasonable out-of-pocket expenses in handling proxy materials for beneficial owners of our common stock.

Adjournments

Although it is not currently expected, the Special Meeting may be adjourned for the purpose of soliciting additional proxies.  Any adjournment may be made without notice, other than by an announcement made at the Special Meeting of the time, date and place of the adjourned meeting.  Whether or not a quorum exists, holders of a majority of the common stock present in person or represented by proxy at the Special Meeting and entitled to vote may adjourn the Special Meeting at any time.  Any signed proxies received by us in which no voting instructions are provided on the matter will be voted in accordance with the Board’s recommendation “FOR” the adjournment or postponement of the Special Meeting, if necessary or appropriate, to allow for the solicitation of additional proxies.  Any adjournment or postponement of the Special Meeting for the purpose of soliciting additional proxies will allow our shareholders who have already sent in their proxies to revoke them at any time prior to their use at the Special Meeting as adjourned or postponed.

Other Matters

At this time, we know of no other matters to be submitted to our shareholders at the Special Meeting.  If any other matters properly come before the Special Meeting in which your proxy has provided discretionary authority, your shares of common stock will be voted in accordance with the discretion of the persons named on the enclosed proxy card in accordance with their best judgment.

THE ASSET SALE (PROPOSAL NO. 1)

The Parties to the Asset Sale

Winland Electronics, Inc.
1950 Excel Drive
Mankato, MN 56001

Winland designs, produces, and distributes products in two segments defined as Electronic Manufacturing Services (EMS) for original equipment manufacturer (“OEM”) Customers and proprietary products primarily for the security industry.  Winland’s Electronic Manufacturing Services (EMS) segment consists of the design and manufacture of printed circuit board assemblies and higher level products old mainly to OEM customers.  Winland offers complete solutions to OEM customer needs by providing value-added services that complement its contract manufacturing capabilities.  This is part of a “concept to product realization” strategy, the elements of which may include, among other things, product concept studies, product design, printed circuit board design, design for manufacturing, higher level assembly and box build, repair service, and legacy support.  These services differentiate Winland from many of its competitors and are intended to increase customer satisfaction, confidence, and loyalty.  Winland views Electronic Manufacturing Services (EMS) customers as strategic partners and works to provide these partners with high levels of production flexibility, product quality, on-time delivery, cost efficiency, and engineering proficiency.  Winland’s proprietary products segment represents an established line of environmental security products that can monitor critical environments including simple and sophisticated microprocessor and mechanically controlled sensors and alarms.  These products monitor and detect critical environmental changes, such as changes in temperature or humidity, water leakage, and power failures.  Our common stock is quoted on AMEX NYSE under the symbol “WEX”.

Nortech Systems Incorporated
1120 Wayzata Boulevard East, #201
Wayzata, MN 55391

Nortech is an Electronic Manufacturing Service (EMS) contract manufacturing company with its headquarters in Wayzata, Minnesota.  Nortech maintains manufacturing facilities in Minnesota  including Bemidji, Fairmont, Blue Earth, Baxter, and Merrifield as well as Augusta, Wisconsin; and Monterrey, Mexico.  Nortech manufactures wire harness and cable assemblies, electronic sub-assemblies, and printed circuit board assemblies.  Nortech provides value added services and technical support including design, testing, prototyping, and supply chain management.  The vast majority of Nortech’s revenue is derived from products built to the customer’s design specifications.  Nortech provides a high degree of manufacturing expertise using statistical process controls to ensure product quality, total supply chain solution techniques, and the systems necessary to effectively manage the business.  This level of sophistication enables Nortech to attract major OEMs and to expand and diversity its customer base across several markets to avoid the effects of fluctuations within a given industry.  Nortech’s primary focus is in three major markets:  Aerospace and Defense, Medical, and Industrial Equipment.

Business Conditions and Winland’s Financial Performance

Late in 2007 and into the first two quarters of 2008, Winland’s sales and earnings performance began deteriorating, primarily due to customer retention problems and inconsistent sales volumes from key Electronic Manufacturing Services (EMS) customers.  Following a management transition in January 2008, Winland embarked on a series of quality and process improvement initiatives, largely undertaken by a new leadership team, that were intended to improve customer retention and increase sales by acquiring new customers.  By establishing more mature business practices and expanding and diversifying its sales and customer base, Winland believed it would have more choices in how to pursue growth objectives, either organically or through strategic alternatives that could improve shareholder value.

In June 2008, Winland listed its 56,000 square foot headquarters and manufacturing facility for sale with a commercial real estate agent to secure a 10 or 15 year sale/leaseback that could turn nearly $2 million in equity into growth capital and a cash reserve. That listing was active until February 2009 and then cancelled due to the downturn in the commercial real estate market. This downturn, combined with Winland’s operating losses, were deemed to create a less attractive transaction by prospective purchasers.

During the third quarter of 2008, Winland began to see signs that earlier customer retention problems were beginning to reverse course and that quality metrics were improving. Although many of Winland’s competitors were beginning to suffer significant declines in customer orders, weakness in the economy had not, at that time, directly impacted Winland.  In the third quarter, Winland began addressing its three-year Master Supply Agreement with Select Comfort, scheduled for renewal in April 2009.  At that time, Select Comfort notified Winland of its decision to single-source its electronic supply chain requirements with a competing supplier.

Events Leading up to Merger and Acquisition Decisions

In December 2008, Winland was approached by a regional competitor (the “Initial Suitor”) who, by letter, expressed interest in purchasing Winland.  This Initial Suitor had, in previous years, made gestures to Winland’s former Chief Executive Officer, indicating its interest in purchasing Winland.  None of these earlier discussions materialized, either because the interest was perceived to be without substance or there was no follow through on the part of the suitor.  However in December 2008, the current Chief Executive Officer agreed to a meeting in early January 2009 with the Initial Suitor.  On January 8, 2009, the co-owners of Initial Suitor met Winland’s Chief Executive Officer off site for discussion.  Winland’s response based on this discussion was to inform the Initial Suitor that Winland was not for sale.  The parties agreed that the Initial Suitor was welcome to express its interest, in writing, to Winland’s Board of Directors.

On January 22, 2009 a follow-up letter was received from the Initial Suitor, with a similar expression of interest.  Like before, the letter was general in nature, without any specific guidance as to what the Initial Suitor was willing to pay for the purchase of Winland.  This letter was responded to by Winland’s Chairman of the Board on April 23, 2009 stating that at that time, Winland’s Board of Directors did not believe it was in the best interests of the Company to sell.

Through the first and second quarters of 2009, the effects of the economic downturn on Winland worsened significantly, with most customers pushing manufacturing orders into the future and ceasing to provide Winland forecasts of future demand.  However, during the first and second quarters, Winland was beginning to add new customers, as it executed on its process and quality improvement initiatives.  However, like the majority of new customer relationships, these newly acquired customers were limited to low-volume new product introductions (NPIs) or qualification builds which consume substantial amounts of resources with limited revenue compared to normal production volumes.

Although Winland continued to develop new customer relationships and NPIs, production revenues continued to be pushed out and losses continued to accumulate.  This caused Winland’s relationship with its lenders to become strained as Winland continued to seek relief through various amendments each quarter with its revolving line of credit agreement.

In August 2009, Winland’s Board of Directors received an unsolicited expression of interest in investing in Winland.  Also, in August 2009, an investment banker that Winland had previously had discussions with recommended that Winland contact a private equity group for discussion of a possible purchase.  Calls to the private equity group yielded no return responses.

In September 2009, Winland met with three additional banks in efforts to secure a more favorable lending agreement.  In addition, that month Winland met with a local economic development representative to explore the possibility of identifying local private investors.

Based on Winland’s worsening financial condition and the receipt of the second letter from the regional competitor, on August 31, 2009, Winland’s Board of Directors formed a Merger and Acquisitions Committee (the M&A Committee) in order to establish an independent, structured vehicle with which to assess the validity of any unsolicited expressions of interest. Members of the M&A Committee were all independent directors and were Thomas J. Brady, Committee Chairman, Thomas J. Goodmanson and Rick Speckmann.  Upon formation of the M&A Committee, Management and the M&A Committee began exploring M&A advisory firms with relevant experience assisting small companies in the Electronic Manufacturing Services (EMS) market.  Winland had detailed conversations with investment banking and M&A advisory firms in Saint Louis, MO, Houston, TX and Chicago, IL.  Two finalists were chosen and on November 12, 2009, the M&A Committee engaged Lincoln International, a middle market investment banking and M&A Advisory firm with office in the US, Europe and Asia.  Lincoln has well-recognized expertise in the Electronic Manufacturing Services (EMS) industry and many relationships based on repeat M&A transactions with middle market and smaller Electronic Manufacturing Services (EMS) companies like Winland.

Based on information and discussion during our pre-engagement meeting with Lincoln on August 21, 2009, Winland’s Board of Directors concluded it was in the best interests of Winland to pursue prospective merger or acquisition partners.  Utilizing personal relationships formed over many years between Lincoln’s team and its current or former clients several companies were contacted to explore the possibility of acquiring Winland.  This approach was chosen instead of putting Winland up for auction during a time when many EMS companies had too much capacity and/or were suffering operating losses.  The M&A Committee and Lincoln also recognized that Winland’s status as a publicly traded company could have either positive or negative ramifications depending on the prospective M&A partner’s corporate and ownership structure.  Based on discussions with Winland’s management team and Winland’s Board of Directors, Lincoln established a list of prospective buyers or merger partners where in each case it was believed that there might be opportunities based on a combination of financial strength, strategic advantages, cultural similarities to Winland, or complimentary and accretive outcomes due to geographical location, customer type and the cost-savings achievable through integration.  Fifteen such prospective buyers were identified by Lincoln and agreed to by Winland and its Board of Directors (the “Prospective Buyers List”), Lincoln then began reaching out to these companies and, where appropriate, making introductions to the company under Non-Disclosure Agreements to protect Winland’s interests.

The Initial Suitor engaged the M&A Committee again on September 8, 2009, with a written response to Winland’s letter of April 23, 2009. Winland again responded to the Initial Suitor on September 22, 2009, requesting additional clarity about price and valuation assumptions being made by the Initial Suitor.

In early November 2009, the Initial Suitor executed a non-disclosure agreement. The Chairman of the M&A Committee then met the co-owners on November 11, 2009, accompanied by Winland’s legal counsel, in efforts to establish whether there was genuine substance behind the Initial Suitor’s expressions of interest.  The parties agreed to continue discussions and to provide more definitive information characterizing the Initial Suitor’s interest.

In December 2009, both Winland’s Chief Executive Officer and the Chairman of the M&A Committee made a visit to a privately held Southern California-based Electronic Manufacturing Services (EMS) company that was on the Prospective Buyers List.  This prospective M&A partner is well known to Lincoln and was believed by Lincoln to be open to the idea of a reverse merger with a publicly traded company. Under this scenario, the shareholders of the private company could be able to exchange their shares for the marketable shares of a public company like Winland.  The visit to Southern California was productive, and the parties agreed the cultures of the two companies were very compatible and, from an operational perspective, there could be advantages to a merger transaction.  On the downside, the management of the other company made clear its concern about Winland’s operating losses and the uncertainty about when – and to what degree – our NPIs and new customer relationships could become meaningful revenue.  However, the other party agreed to revisit Winland’s financial results over the next quarter and if there was improvement, management would make a recommendation to their board of directors to continue discussions around a potential merger of the two companies. However, Winland’s subsequent quarterly financial results did not return positive results, and discussions with the other party did not recommence.

On December 17, 2009, the Initial Suitor forwarded to the M&A Committee a due diligence checklist.  This request was believed to be premature in view of the fact that there was no exclusivity agreement in place with Initial Suitor and no Letter of Intent had been received by Winland.  On January 27, 2010, a letter was received from the Initial Suitor, once again expressing interest in buying Winland and indicating a price range.  By this time, Winland had engaged Lincoln, and the Chief Executive Officer and Chairman of the M&A Committee scheduled a meeting with Winland’s legal counsel, the Lincoln managing partner, the co-owners of the Initial Suitor, and their legal counsel.  The parties agreed to a Winland site tour by the co-owners that was scheduled after hours on April 24, 2010.  On that date, the Chief Executive Officer conducted a one-hour tour and answered a number of questions.  To date, no follow-up has been received after multiple attempts to contact were made to the Initial Suitor by Winland’s legal counsel.

Based on preliminary interest and positive feedback received by Lincoln from one of the companies on the Prospective Buyers List, a dinner meeting was held on June 15, 2010 involving both the Chief Executive Officer and the Chairman of the M&A Committee representing Winland and the Chief Executive Officer and Chief Financial Officer of Nortech Systems Incorporated after a Non-Disclosure Agreement was executed.  Follow on meetings were held involving Nortech’s Chief Executive Officer and Chief Financial Officer at Winland’s headquarters.

Based on preliminary interest and positive feedback received by Lincoln from an additional company on the Prospective Buyers List, a dinner meeting was held on June 16, 2010, involving both the Chief Executive Officer and the Chairman of the M&A Committee representing Winland and the President, Chairman of the Board, and Chief Financial Officer of a privately held Electronic Manufacturing Services (EMS) company. A Non-Disclosure Agreement was executed.  The other party’s growth strategy did not align well with Winland’s needs and no further action was commenced.

On June 24, 2010, the Chief Executive Officer and the Chairman of the M&A Committee traveled to Illinois to visit a publicly traded Electronic Manufacturing Services (EMS) company on the Prospective Buyers List that had provided preliminary interest and positive feedback to Lincoln.  Present were the other company’s president and Chief Financial Officer and a Non-Disclosure Agreement was executed.  Based on a number of factors relating to financial performance and strategic fit, neither party moved forward with further discussions.

Nortech’s largest shareholder visited Winland on August 4, 2010, together with Nortech’s Chief Executive Officer.  This meeting continued the process for the parties.

On September 2, 2010, based on preliminary interest and positive feedback given to Lincoln from an additional company on the Prospective Buyers List, Winland’s Chief Executive Officer and Chief Financial Officer met the Chairman, President, and Chief Financial Officer of a Twin Cities based manufacturer who has Electronic Manufacturing Services (EMS) operations in Minnesota.  Winland conducted a facility tour and provided information under a Non-Disclosure Agreement.

On September 7, 2010, Winland received a Letter of Interest from Nortech Systems Incorporated.

Recommendation of the Board of Directors

After careful consideration, the Board unanimously recommends that you vote “FOR” the approval of the Asset Sale.

Net Proceeds from the Asset Sale and Their Expected Use

Pursuant to the Asset Purchase Agreement, Nortech will buy Winland’s Electronic Manufacturing Services (EMS) business unit for a purchase price of Two Million Dollars ($2,000,000), plus and a minimum inventory consumption obligation of at least Two Million Two Hundred Thousand Dollars ($2,200,000), subject to a potential net receivables adjustment.  Nortech will assume certain of our liabilities and obligations associated with the Electronic Manufacturing Services (EMS) business unit.

The Asset Sale will be a taxable event to us for U.S. federal income tax purposes.  However, we expect, subject to the completion and outcome of certain tax analysis and studies currently in process, that the Asset Sale will not result in any material adverse U.S. federal income tax consequences to us or to our shareholders.  The Asset Sale may result in our being subject to state or local sales, use or other taxes in jurisdictions in which we file tax returns or have assets.

On November 15, 2010, in connection with our announcement of our entry into the Asset Purchase Agreement our Chief Executive Officer stated that, subject to our satisfaction of and compliance with existing contractual and banking obligations, we intend to return the net proceeds from the Asset Sale to our shareholders.  That continues to be our intention, but we have not made a final decision as to, and continue to explore the most efficient form of, any such distribution.

Nature of Our Business Following the Asset Sale

Following the Asset Sale, we will continue to operate our remaining business unit, proprietary products:  The Board is considering all its potential options with respect to the proprietary products business unit.  The proprietary products business unit will also hold the title to our current building which it will lease to Nortech.

For pro forma historical financial information giving effect to the sale of our Electronic Manufacturing Services (EMS) business unit, the receipt of the net proceeds from the Asset Sale and certain assumptions and adjustments, see “Unaudited Pro Forma Condensed Consolidated Financial Statements” beginning on page 30.

Agreements Related to the Asset Purchase Agreement

Manufacturing Agreement

At the Closing, we will enter into a Manufacturing Agreement with Nortech, whereby after the Closing Date, Nortech will manufacture certain products for Winland related to the production of Winland’s proprietary monitoring devices.

Covenant-Not-To-Compete Agreements

At the Closing, Winland, as well as Thomas de Petra and Glenn Kermes will enter into Covenant-Not-To-Compete Agreements, and thereby will agree that for two years after the Closing, neither Winland, nor Mr. de Petra and Mr. Kermes, will do any of the following, within a sixty (60) mile range from Winland’s current offices in Mankato, Minnesota:  (i) engage in any business that is in competition with the Electronic Manufacturing Services (EMS) business unit; (ii) solicit any customer of Nortech or any subsidiary of Nortech with respect to any business competitive with the Electronic Manufacturing Services (EMS) business unit; (ii) assist any person or entity in any way to do, including but not limited to performing consulting services, or attempt to do, anything that competes with the Electronic Manufacturing Services (EMS) business unit or solicits any customer of Nortech or any subsidiary of Nortech; (iii) hire, solicit or encourage any employee or independent contractor of Nortech or any subsidiary of Nortech to leave the employment or terminate its contract relationship, as the case may be, with Nortech or any subsidiary of Nortech; or (iv) make any negative, disparaging, or defamatory statement about the Electronic Manufacturing Services (EMS) business unit, Nortech, or their management or employees.

Nortech Lease Agreement

At the Closing, Winland will enter into a Lease Agreement with Nortech whereby Winland will lease to Nortech, and Nortech will lease from Winland its office and manufacturing facility and improvements located at 1950 Excel Drive, Mankato Minnesota 56001.  The building that is being leased is a 58,000 square foot building consisting of 32,500 square feet of manufacturing space, 10,000 square feet of warehouse space and 15,500 square feet of office space.  The term of the lease runs until January 1, 2017.   Base rent will be payable to Winland at $5.25 per square feet, or $25,375 per month.  Nortech’s obligation to pay base rent shall commence one year after the Closing Date.

Winland Sublease Agreement

At the Closing, Winland will enter into a Sublease Agreement with Nortech whereby Nortech will sublease to Winland, and Winland will sublease from Nortech 1,000 square feet of the building that Winland will be leasing to Nortech pursuant to the Lease Agreement entered into at the Closing.  The term of the lease runs until January 1, 2012.   Base rent will be payable to Nortech at $5.25 per square feet, or $437.50 per month.

Shareholder Approval Requirement

We are organized under the corporate laws of the State of Minnesota.  Under the Minnesota Business Corporation Act, Section 302A.661, any sale of “all or substantially all” of a corporation’s assets requires the approval of the holders of a majority of the outstanding shares of its common stock.

The Asset Purchase Agreement provides that any of the parties thereto may terminate the Asset Purchase Agreement if we do not obtain shareholder approval of the Asset Sale.  Additionally, obtaining such shareholder approval is a closing condition under the Asset Purchase Agreement.

Effect of the Asset Sale on Stock Options and Stock-Based Awards

In the event that the Asset Sale is completed, it may constitute a “change in control” as defined under our 2005 Equity Incentive Plan and our 2008 Equity Incentive Plan.  Under the Incentive Plans, a change in control will be deemed to occur in circumstances including but not limited to our sale of substantially all of our assets.  If the Asset Sale is deemed to constitute a change in control under the Incentive Plans, the Compensation Committee, in its sole discretion, may accelerate the vesting and exercisability of awards granted under the Incentive Plans.  The Compensation Committee has not determined whether to exercise such authority should it arise in connection with the completion of the Asset Sale.  As of November 1, 2010, options to purchase 96,600 shares of our common stock were unvested.

Interests of Our Directors and Executive Officers in the Asset Sale

Certain of our directors and executive officers may have interests in the Asset Sale that are different from, or in addition to, those of our shareholders generally.  These interests may create potential conflicts of interest.  The Board of Directors was aware that these interests existed when it approved the Asset Purchase Agreement and the Asset Sale.  All such interests are described below to the extent material, and except as described below, such persons have, to our knowledge, no material interest in the Asset Sale apart from those of shareholders generally.

Effect of the Asset Sale on Stock Options and Stock-Based Awards Held by Directors and Officers

In the event that the Asset Sale is completed, it may constitute a “change in control” as defined under the Incentive Plans.  Under the Incentive Plans, a change in control will be deemed to occur in circumstances including but not limited to our sale of substantially all of our assets.  If the Asset Sale is deemed to constitute a change in control under the Incentive Plans, the Compensation Committee, in its sole discretion, may accelerate the vesting and exercisability of awards granted under the Incentive Plans.  The Compensation Committee has not determined whether to exercise such authority should it arise in connection with the completion of the Asset Sale.  The following table sets forth the number of shares of common stock underlying options held by our directors and executive officers that were unvested as of November 1, 2010.

Shares Underlying
Unvested Options
Lorin E. Krueger	0
Thomas J. de Petra	30,000
Richard T. Speckmann	0
Glenn A. Kermes	16,800
Thomas J. Goodmanson	0
Thomas J. Brady	0
David Kuklinski	21,600

Additionally, pursuant to the terms of their employment agreements, all stock options held by Mr. de Petra and Mr. Kermes will vest immediately upon the completion of the Asset Sale, regardless of whether the Compensation Committee exercises its authority to accelerate the vesting of awards granted under the Incentive Plans.

Employment Agreements

Thomas J. de Petra

Pursuant to our employment agreement with Mr. de Petra, if Mr. de Petra's employment is terminated by Winland without cause or by Mr. de Petra for good reason, Mr. de Petra is entitled to his base salary for twelve months and health care benefits for six months; provided, however, if such termination occurs within two years after a change of control, Mr. de Petra will be entitled to an amount equal to his salary and bonus payments for the two completed fiscal years immediately preceding termination payable over the 24 months following the termination.  The Asset Sale does not constitute a change of control as defined in the employment agreement.

Glenn A. Kermes

Pursuant to our employment agreement with Mr. Kermes, if the Mr. Kermes' employment is terminated by Winland without cause or by Mr. Kermes for good reason, Mr. Kermes is entitled to his base salary for six months and health care benefits for three months; provided, however, if such termination occurs within two years after a change of control, Mr. Kermes will be entitled to an amount equal to his salary and bonus payments for the one completed fiscal year immediately preceding termination payable over the 12 months following the termination.  The Asset Sale does not constitute a change of control as defined in the employment agreement.

Appraisal Rights in Respect of the Asset Sale

Under Minnesota law, our shareholders are not entitled to appraisal rights in connection with the Asset Sale.

Regulatory Matters

Mergers and acquisitions that may have an impact in the United States are subject to review by the Department of Justice and the Federal Trade Commission to determine whether they comply with applicable antitrust laws.  We believe that the Asset Sale is not subject to the Hart-Scott-Rodino Antitrust Improvements Act of 1976 or the reporting and waiting requirements of any other United States antitrust law.  Neither we nor Nortech are aware of any other regulatory requirements or governmental approvals or actions that may be required to consummate the Asset Sale, except for compliance with the applicable regulations of the SEC in connection with this proxy statement.

Accounting Treatment of the Asset Sale

Under accounting principles generally accepted in the United States of America, upon shareholder approval of the Asset Sale, we expect to reflect the results of the Electronic Manufacturing Services (EMS) business unit as discontinued operations.  For additional information, see “Unaudited Pro Forma Condensed Consolidated Financial Statements” beginning on page 30.

Material United States Federal Income Tax Consequences

The Asset Sale will be a taxable event to us for U.S. federal income tax purposes.  However, we expect, subject to the completion and outcome of certain tax analysis and studies currently in process, that the Asset Sale will not result in any material adverse U.S. federal income tax consequences to us or to our shareholders.  The Asset Sale may result in our being subject to state or local sales, use or other taxes in jurisdictions in which we file tax returns or have assets.

RISK FACTORS RELATING TO THE PROPOSAL TO APPROVE THE ASSET SALE

You should carefully consider the risk factors described below and those risk factors generally associated with our business contained in our Annual Report on Form 10-K for the year ended December 31, 2009 and our subsequent SEC filings, along with other information provided to you in this proxy statement, in deciding how to vote on the proposal to approve the Asset Sale.  See “Where You Can Find Additional Information” beginning on page 29.  The special risk considerations described below are not the only ones facing us.  Additional considerations not presently known to us or that we currently believe are immaterial may also impair our business operations.  If any of the following special risk considerations actually occurs, our business, financial condition or results of operations could be materially adversely affected, the market price of our common stock may decline, and you may lose all or part of your investment.

If we fail to complete the Asset Sale, our business may be harmed.

We cannot provide assurances that the Asset Sale will be completed.  The closing of the Asset Purchase Agreement is subject to a number of conditions, including but not limited to our obtaining shareholder approval of the Asset Sale and the absence of a material adverse effect on the business or property of our Electronic Manufacturing Services (EMS) business unit.

As a result of our announcement of the Asset Sale, third parties may be unwilling to enter into material agreements with respect to our Electronic Manufacturing Services (EMS) business unit.  New or existing customers and business partners may prefer to enter into agreements with our competitors who have not expressed an intention to sell their business because customers and business partners may perceive that such new relationships are likely to be more stable.  If we fail to complete the Asset Sale, the failure to maintain existing business relationships or enter into new ones could adversely affect our business, results of operations and financial condition.

In addition, if the Asset Sale is not completed, our directors, executive officers and other employees will have expended extensive time and effort and experienced significant distractions from their work during the pendency of the transaction and we will have incurred significant third party transaction costs, in each case, without any commensurate benefit, which may have a material and adverse effect on our stock price and results of operations.

If the Asset Sale is not completed, we may explore other potential transactions involving our Electronic Manufacturing Services (EMS) business unit or Winland in its entirety.  The terms of an alternative transaction may be less favorable to us than the terms of the Asset Sale and there can be no assurance that we will be able to reach agreement with or complete an alternative transaction with another party.

The amount of net proceeds that we will receive from the Asset Sale is subject to uncertainties.

Our proceeds from the Asset Sale will consist of approximately Two Million Dollars ($2,000,000) million in cash and a minimum inventory consumption obligation of at least Two Million Two Hundred Thousand Dollars ($2,200,000).  The total consideration we receive may increase or decrease based on a potential purchase price adjustment for net receivables.  We may have inventory in excess of the Two Million Two Hundred Thousand ($2,200,000) minimum inventory consumption requirement of Nortech.  The amount of net proceeds is subject to further reduction after the closing if Nortech successfully asserts claims for indemnification pursuant to the indemnification provisions of the Asset Purchase Agreement.  Furthermore, we may have unforeseen liabilities and expenses that must be satisfied from the after-tax net proceeds of the Asset Sale.  As a result, the amount of the net proceeds from the Asset Sale is subject to substantial uncertainty, and it is possible that the net proceeds from the Asset Sale will be materially less than we expect.

You are not guaranteed any of the proceeds from the Asset Sale.

On November 15, 2010, in connection with our announcement of our entry into the Asset Purchase Agreement our Chief Executive Officer stated that, subject to our satisfaction of and compliance with existing contractual and banking obligations, we intend to return the net proceeds from the Asset Sale to our shareholders.  That continues to be our intention, but we have not made a final decision as to, and continue to explore the most efficient form of, any such distribution.

Notwithstanding the foregoing, we have not determined the exact use of the net proceeds from the Asset Sale and cannot guarantee that we will distribute any of the net proceeds from the Asset Sale to our shareholders.  You should not vote to approve the Asset Sale based upon the assumption that you will receive any portion of the net proceeds from the Asset Sale.

Our Electronic Manufacturing Services (EMS) business unit has historically accounted for a substantial portion of our revenue.  If we complete the Asset Sale, we will become entirely dependent on our proprietary products business unit.

Our Electronic Manufacturing Services (EMS) business unit accounted for approximately 82.6%, 85.8% and 88.2% of our consolidated revenues for the nine months ended September 30, 2010 and the years ended December 31, 2009 and 2008, respectively.  By selling the operating assets of our Electronic Manufacturing Services (EMS) business unit, we will be exiting the Electronic Manufacturing Services (EMS) business.  If the Asset Sale is consummated, we will become entirely dependent upon our proprietary products business unit:  We cannot anticipate when or if we will achieve profitability in the future.

The Asset Purchase Agreement limits our ability to pursue alternatives to the Asset Sale.

The Asset Purchase Agreement contains provisions that make it more difficult for us to sell our business to any party other than Nortech.  These provisions include the prohibition on our ability to solicit competing proposals an Nortech’s right to be advised of competing proposals and to submit revised proposals for consideration.  See “The Asset Purchase Agreement — Restrictions on Solicitation of Other Offers.”  These provisions could discourage a third party that might have an interest in acquiring our Electronic Manufacturing Services (EMS) business unit or from considering or proposing an alternative transaction, and could make it more difficult for us to complete an alternative business combination transaction with another party.

THE ASSET PURCHASE AGREEMENT

The following is a summary of the material terms of the Asset Purchase Agreement.  This summary does not purport to describe all the terms of the Asset Purchase Agreement and is qualified in its entirety by reference to the full text of the Asset Purchase Agreement, which is attached as Annex A.  We urge you to read the Asset Purchase Agreement carefully and in its entirety because it, and not the summary set forth in this proxy statement, is the legal document that governs the Asset Sale.

The representations, warranties and covenants contained in the Asset Purchase Agreement were made only for purposes of the Asset Purchase Agreement as of specific dates and may be subject to more recent developments.  Such representations, warranties and covenants were made solely for the benefit of the parties to the Asset Purchase Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating risk between the parties instead of establishing these matters as facts, and may apply standards of materiality in a way that is different from what may be viewed as material by you or by other investors.  For the foregoing reasons, you should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties or any of their respective subsidiaries or affiliates.

General

Under the terms of the Asset Purchase Agreement, Nortech will buy Winland’s Electronic Manufacturing Services (EMS) business unit for a purchase price of Two Million Dollars ($2,000,000), plus and a minimum inventory consumption obligation of at least Two Million Two Hundred Thousand Dollars ($2,200,000), subject to potential net receivables adjustment, and will assume certain liabilities and obligations associated with the Electronic Manufacturing Services (EMS) business unit.

Winland’s Electronic Manufacturing Services (EMS) business unit consists of the design and manufacture of printed circuit board assemblies and higher level products sold to original equipment manufacturer customers.

Assets to be Sold; Excluded Assets

We will convey, sell, transfer, assign and deliver to Nortech free and clear of all liens, security interests, claims, pledges, charges, encumbrances, equities, rights of use, levies, taxes, imposts and restrictions, all right, title and interest in and to substantially all of the assets, properties and rights (contractual or otherwise) that are used in connection with our Electronic Manufacturing Services (the “Property”), including, without limitation:  specified machinery and equipment, accounts receivable, permits and licenses, intellectual property, personal and real property leases, contracts, books and accounts, claims and causes of action, warranty rights and goodwill.

The following assets and properties related to or used in connection with the business of Winland will not be sold to Nortech under the Asset Purchase Agreement (collectively, the “Excluded Property”):

•	all cash and cash equivalents;

•
all losses, loss carryforwards and rights to receive refunds, credits, and credit carryforwards with respect to any and all taxes, to the extent attributable to a taxable period ending on or prior to the Closing Date;

•	all corporate minute books and records;

•	all insurance recoveries due to us and relating to periods prior to the Closing Date;

•	except as otherwise set forth in the Asset Purchase Agreement, all assets of any of our employee benefit plans;

•	the “Winland Electronics” name and logo and any and all right to the trade names and trademarks;

•	stock, shares, units, interests and other ownership and/or equity or debt securities held by us in another entity;

•	any and all assets not used exclusively in the Electronic Manufacturing Services (EMS) business unit;

•	all assets to be retained by Winland but made available to Nortech pursuant to the Purchaser Lease Agreement or other agreements between Winland and Nortech;

•	all rights existing under all contracts to which Winland is a party, except for any contracts assumed by Nortech;

•	any of Winland’s rights under or pursuant to the Asset Purchase Agreement and any agreements entered into pursuant to the Asset Purchase Agreement; and

•	control of the attorney-client privilege with respect to Winland.

•	certain other specified leasehold interests, agreements, properties, rights and other assets.

Assumed Liabilities; Retained Liabilities

Nortech will assume and fully discharge only the following liabilities and obligations under the Asset Purchase Agreement (the “Assumed Liabilities”):

•
any obligations of Winland under any transferred contract, but solely to the extent that such obligations relate to contractual rights under such contracts whose benefits accrue to Nortech from and after the closing date and are not attributable to any breach or default by Winland that occurred prior to the Closing; and

•	certain other specified liabilities.

Except for the Assumed Liabilities, Winland will retain all of its liabilities and obligations, including any liabilities arising out of or relating to the following:

•	liabilities resulting from indebtedness for borrowed money;

•	liabilities for which Winland expressly has responsibility for pursuant to the terms of the Asset Purchase Agreement;

•	liabilities associated with the Excluded Assets; and

•	liabilities to employees with respect to periods prior to the Closing, including warranty obligations.

Purchase Price

The consideration for the sale of the operating assets of our Electronic Manufacturing Services (EMS) business line will be One Million Five Hundred Thousand ($1,500,000) in cash by wire transfer to Winland on the Closing Date, Two Hundred Fifty Thousand ($250,000) on July 1, 2011 and a final Two Hundred Fifty Thousand ($250,000) on October 1, 2011.  Each of the One Million Five Hundred Thousand ($1,500,000) and the two Hundred Fifty Thousand ($250,000) will be subject to a Net Receivables Adjustment, as described below.  Additionally, the net proceeds will vary based on the final transaction expenses and potential taxes payable related to the Asset Sale (none anticipated).

Net Receivables Adjustment

Winland shall prepare a statement of the Net Receivables of its Electronic Manufacturing Services (EMS) business unit (the “Net Receivables Statement”) and will deliver a copy of the Net Receivables Statement to Purchaser at Closing.  Net receivables mean in the aggregate, the accounts receivable of the Electronic Manufacturing Services (EMS) business unit less the accounts payable of the Electronic Manufacturing Services (EMS) business unit.  The Net Receivables Statement, which will be unaudited, shall be prepared and the valuations therein made on a basis consistent with the calculation of the target Net Receivables, or Six Hundred Thousand Dollars ($600,000).  Nortech shall assist Winland in the preparation of the Net Receivables Statement.  If Nortech agrees with the Net Receivables Statement, the Purchase Price shall be adjusted to the extent that the Net Receivables Statement is less than or greater than the Target Net Receivables, or Six Hundred Thousand Dollars ($600,000).

If Nortech disagrees with the Net Receivables Statement, Nortech may, within ten (10) business days after its receipt of the Net Receivables Statement, deliver a written notice to Winland disagreeing with the Net Receivable Statement (a “Notice of Disagreement”).  Any such Notice of Disagreement shall specify those items or amounts as to which Nortech disagrees, and Winland shall be deemed to have agreed with all other items and amounts contained in the Net Receivables Statement.

If a Notice of Disagreement shall be timely delivered, the parties shall, during the ten (10) business days following such delivery (as such time period may be extended by the mutual agreement of the parties), use their reasonable best efforts to reach agreement on the disputed items.  If, during such period (or extension thereof), the parties are unable to reach agreement, KPMG LLP (the “Independent Accounting Firm”) shall promptly review the Asset Purchase Agreement and the disputed items or amounts.  In connection therewith, the Independent Accounting Firm shall consider only those items or amounts in the applicable Net Receivables Statement as to which Nortech has disagreed.  The Independent Accounting Firm shall deliver to Winland and Nortech, as promptly as possible, a report prepared and the valuations therein made on a basis consistent with the calculation of the Target Net Receivables, or Six Hundred Thousand Dollars ($600,000) and shall set forth therein its adjustments, if any, to the applicable Net Receivables Statement and the calculations supporting such adjustments.  Such report shall be final and binding on the parties.  The cost of such review and report shall be borne by Winland and Nortech in inverse proportion as they may prevail on matters resolved by the Independent Accounting Firm, which proportionate allocation also shall be determined by the Independent Accounting Firm at the time such report is rendered by the Independent Accounting Firm.  “Final Net Receivables” means (i) if no Notice of Disagreement is delivered by Winland within the period, the Net Receivables of the Business as shown in the Net Receivables Statement, or (ii) if such a Notice of Disagreement is delivered by Winland, either (A) the Net Receivables of the Electronic Manufacturing Services (EMS) business unit as agreed to in writing by Winland and Nortech or (B) the Net Receivables of the Electronic Manufacturing Services (EMS) business unit as shown in the Independent Accounting Firm’s calculation.

Following the determination of the Final Net Receivables (i) in the event the Final Net Receivables is less than the Target Net Receivables, then Winland shall pay to Nortech, as an adjustment to the Purchase Price, or from the two subsequent Two Hundred Fifty Thousand Dollars ($250,000) post-closing payments, the amount of such deficiency, and (ii) in the event the Final Net Receivables is greater than the Target Net Receivables, Nortech shall pay to Winland, as an adjustment to the Purchase Price, the amount of such surplus.  Any payments shall be made by wire transfer of immediately available funds to an account or accounts designated by Winland or Nortech, as applicable, on or before the fifth (5th) Business Day following the date on which the Final Net Receivables was determined.

Nortech will make commercially reasonable efforts to collect the acquired receivable.  To the extent that Nortech is unable to collect any receivables, the amount of such uncollectible receivables will be deducted from the two Two Hundred Fifty Thousand Dollars ($250,000) post-closing payments, and such receivables will be reassigned to Winland.

Inventory Obligations

Nortech agrees to purchase inventory, as it is consumed by Nortech, from Winland for a period of twenty-four (24) months after the Closing Date.  Nortech will purchase inventory from Winland pursuant to Nortech’s normal purchasing cycles and will give Winland a detailed report of such inventory purchases to date on the first day of each month after the Closing.

The inventory consumed by Nortech from Winland shall be subject to a minimum consumption obligation of at least Two Million Two Hundred Thousand Dollars ($2,200,000) (the “Minimum Inventory Consumption Amount”).

Until the Minimum Inventory Consumption Amount is reached, Nortech shall consume the inventory from Winland on a first priority basis before it looks to third parties for inventory.  After the  Minimum Inventory Consumption Amount is reached, Nortech shall not be obligated to purchase additional Inventory from Winland.

If any inventory is not consumed by Nortech within the twenty-four (24) month period after the Closing Date, at Winland’s option, the inventory will be returned to Winland or Winland will give Nortech disposition instructions for the remaining inventory.  Nortech shall execute such disposition instructions and remit to Winland any funds received from the disposition of the remaining inventory, after deducting its reasonable expenses.

Representations and Warranties

We made representations and warranties relating to the following matters:

•	corporate organization, existence and good standing;

•	corporate power and authority to enter into the Asset Purchase Agreement and related agreements and consummate the Asset Sale;

•	enforceability of the Asset Purchase Agreement and related agreements;

•	governmental consents, approvals and notices required in connection with the Asset Sale;

•	compliance with laws;

•
our financial statements being complete and correct in all material respects, and that the accounts receivable reflected in such financial statements arose in the ordinary course of our business from bona fide transactions;

•
absence of certain changes to our Electronic Manufacturing Services (EMS) business unit, including but not limited to any changes that have had or are reasonably expected to have a Material Adverse Effect (as defined below), since December 31, 2009;

•	civil, criminal or administrative action, suit, hearing, proceeding or investigation;

•	the absence of conflict or violation under governing documents, violations of agreements, and applicable law;

•	contracts;

•	intellectual property;

•	absence of undisclosed material liabilities;

•	title to the Property free and clear of all encumbrances;

•	tax matters;

•	employee matters;

•	employee benefit plans;

•	broker’s, finder’s and other similar fees and payments; and

•	Environmental matters.

Certain of our representations and warranties in the Asset Purchase Agreement provide exceptions for items that are not reasonably likely to have a “Material Adverse Effect.”  For purposes of the Asset Purchase Agreement, “Material Adverse Effect” means a material adverse effect on the Electronic Manufacturing Services (EMS) business unit, taken as a whole.  The definition of “Material Adverse Effect” does not include:  (i) any change or effect resulting from compliance with the terms and conditions of the Asset Purchase Agreement; (ii) any change or effect that results from changes affecting any of the industries in which the Electronic Manufacturing Services (EMS) business unit operates generally or the United States or worldwide economy generally; (iii) any natural disaster or any acts of terrorism, sabotage, military action or war (whether or not declared) or any escalation or worsening thereof; (iv) failure to meet internal forecasts or published financial projections, forecasts or revenue or earning predictions; (v) any change or effect resulting from the announcement or pendency of the transactions contemplated by the Asset Purchase Agreement, including, loss of any employees, customers, suppliers, partners or distributors; or (vi) any change, effect or development arising from or related to items listed on or set forth in a scheduled referenced in connection with and setting forth disclosures and/or exceptions with respect to any of Winland’s representations and warranties in the Asset Purchase Agreement.

The Asset Purchase Agreement contains representations and warranties made by Nortech relating to the following matters:

•	corporate organization, existence and good standing;

•	corporate power and authority to enter into the Asset Purchase Agreement and related agreements and consummate the Asset Sale;

•	enforceability of the Asset Purchase Agreement and related agreements;

•	the absence of conflict or violation under governing documents, violations of agreements, and applicable law;

•	governmental consents, approvals and notices required in connection with the Asset Sale;

•	legal proceedings;

•
that Nortech has, and at Closing will have, the financial commitments and sufficient liquid assets and funds to satisfy its obligations under the Asset Purchase Agreement and related agreements, as well as its post-Closing obligations; and

•	broker’s, finder’s and other similar fees and payments.

Conduct of Business Prior to Closing

Until the closing of the Asset Sale, unless Nortech otherwise consents in writing, we will use our reasonable efforts to:

•
operate Electronic Manufacturing Services (EMS) in the ordinary course of business consistent with past practices and to reserve intact Electronic Manufacturing Services’ (EMS) relationships with its employees, clients, customers and suppliers with the objective of preserving unimpaired its ongoing business at the Closing Date;

•	not incur, create or assume any lien with respect to the Property other than certain permitted encumbrances;

•	not amend any term of, or waive any right under, any contract assumed by Nortech, other than in the ordinary course of business consistent with past practices;

•	not enter into, terminate, amend or modify any material agreement, commitments or contracts other than in the ordinary course of business consistent with past practices; and

•	not agree to take any of the foregoing actions.

Closing

The closing will take place at the offices of Fredrikson & Byron, P.A., 200 South Sixth Street, Suite 4000, Minneapolis, Minnesota 55402, at 10:00 a.m. local time, on the later of January 2, 2011 or the third business day after the date that all closing conditions are satisfied or waived, or at such other place or time agreed to in writing by the parties.

Access to Records

Prior to the Closing, Winland will permit Nortech and its representatives to have access, during regular business hours and upon reasonable advance notice, to the assets, customers and certain employees, books and records of Winland relating only to the Electronic Manufacturing Services (EMS) business unit, and will furnish, or cause to be furnished, to Nortech, such financial, tax and operating data and other available information with respect to the Electronic Manufacturing Services (EMS) business unit as Nortech shall from time to time reasonably request.

Employee Matters

Nortech is not obligated to hire any of Winland’s employees.  As of the Closing, Nortech may offer employment to Winland’s employees regularly employed in the Electronic Manufacturing Services (EMS) business unit.  Winland will provide Nortech with access to its current employees no later than fourteen (14) days prior to the Closing Date to discuss employment matters.  Any offers of employment will be contingent upon the Closing and satisfaction by those current employees receiving employment offers of Nortech’s normal employment standards and required training.  Winland will pay all employees for or make provision for all work performed as employees through the Closing Date and for all vacation earned or accrued and not taken before the Closing Date, and shall otherwise discharge all of its obligations to its employees, including its obligations to such employees under benefit plans.  Nortech will not have any liability for any wages, vacation pay, sick pay, pension, sales or management incentives or bonuses, profit sharing, welfare or other benefit owed to any employee that relates to service as an employee prior to the Closing Date.

Restrictions on Solicitation of Other Offers

During the term of the Asset Purchase Agreement, we will not directly or indirectly, solicit, encourage, initiate, or participate in any way in discussions or negotiations with, knowingly provide any information to, any corporation, partnership, person, or other entity or group (other than Nortech or any affiliate or agent of Nortech), or otherwise facilitate any effort or attempt to make or implement and discussions, concerning any merger, sale or licensing of any significant portion of the assets, sale of shares of capital stock (including without limitation any proposal or offer to Winland’s shareholders), or similar transactions involving Winland (an “Alternative Proposal”).

Notwithstanding these restrictions, prior to obtaining shareholder approval of the Asset Sale, we may furnish information with respect to the Electronic Manufacturing Services (EMS) business unit to any person making an Alternative Proposal and participate in related discussions or negotiations so long as:

•
Winland’s Board of Directors determines in good faith that such action is required for the Board of Directors to comply with its fiduciary duties to shareholders imposed by law, the Board of Directors has been so advised in writing by outside counsel, in its judgment and opinion, as being so required and the Board of Directors so represents to Nortech that the Board of Directors has been so advised;

•
prior to furnishing information to, or entering into discussions and negotiations with, such person or entity, Winland promptly provides written notice to Nortech to the effect that it is furnishing information to, or entering into discussions or negotiations with, such person or entity; and

•	Winland keeps Nortech informed of all material terms and events with respect to such Alternative Proposal.

Additional Pre-Closing Matters

Nortech and Winland will use reasonable efforts to take, or cause to be taken, all actions necessary to complete the Asset Sale, including but not limited to by obtaining all required consents and approvals from governmental entities and third parties.  Additionally, we will take all requested actions with respect to any required filings with any state or local government authority with respect to the termination of any existing, or new applications, registrations to do business or vendor registrations.
Non-Compete and Non-Solicitation

In connection with the Asset Sale, we agreed that for two years after the closing, none of us, Thomas de Petra and Glenn Kermes, will do any of the following, within a sixty (60) mile range from Winland’ current offices in Mankato, Minnesota:

•	engage in any business that is in competition with the Electronic Manufacturing Services (EMS) business unit;

•	solicit any customer of Nortech or any subsidiary of Nortech with respect to any business competitive with the Electronic Manufacturing Services (EMS) business unit;

•
assist any person or entity in any way to do, including but not limited to performing consulting services, or attempt to do, anything that competes with the Electronic Manufacturing Services (EMS) business unit or solicits any customer of Nortech or any subsidiary of Nortech;

•
hire, solicit or encourage any employee or independent contractor of Nortech or any subsidiary of Nortech to leave the employment or terminate its contract relationship, as the case may be, with Nortech or any subsidiary of Nortech; or

•	make any negative, disparaging, or defamatory statement about the Electronic Manufacturing Services (EMS) business unit, Nortech, or their management or employees.

Conditions to Closing

Each party’s obligation to complete the Asset Sale is subject to the satisfaction or waiver, prior to the consummation of the Asset Sale, of the following conditions:

•
the absence of any statute, rule, regulation, executive order, decree, injunction or other order that has been enacted, issued, promulgated, enforced or entered by any governmental authority that has the effect of restricting in any material respect, preventing or prohibiting the closing of the Asset Sale; and

•
the absence of any legal proceeding challenging or seeking damages in connection with the Asset Sale or seeking to restrain, prohibit or limit the exercise of full rights of ownership or operation by Nortech of all or any portion of Electronic Manufacturing Services (EMS) business unit that would reasonably be expected to have a Material Adverse Effect;

The obligation of Nortech to complete the Asset Sale is subject to the satisfaction or waiver of the following additional conditions:

•	the representations and warranties of Winland in the Asset Purchase Agreement shall be true and correct as of the Closing Date, except for such failures as would not have a Material Adverse Effect;

•	the covenants and agreements of Winland to be performed on or prior to the Closing shall have been duly performed in all material respects;

•
Winland and Nortech shall have obtained any and all governmental authorizations or other consents necessary to sell, transfer and convey the Property to Nortech in accordance with the Asset Purchase Agreement;

•	Nortech’s Board of Directors shall have approved the Asset Sale and its bank shall have approved the financing;

•	Winland shall have delivered a bill of sale for the Property that is tangible personal property;

•	Winland shall have delivered an assignment agreement for the Property that is intangible property;

•	Winland shall have delivered a Secretary’s Certificate and an Officer’s Certificate;

•	Winland shall have delivered executed Covenant-Not-To-Compete Agreements signed by Winland, Thomas J. de Petra and Glenn Kermes;

•	Winland shall have delivered the executed Purchaser Lease Agreement and Seller Sublease Agreement;

•	Winland shall have delivered the executed Manufacturing Agreement;

•	Winland shall have delivered copies of the Board of Directors of Winland authorizing and approving the Asset Sale;

•	Winland shall have delivered a certification that Winland’s shareholders have authorized and approved the Asset Sale; and

•
Winland shall have delivered such other instruments and documents that may be reasonably requested or required by Nortech to consummate the transfer of the Property and assignment and assumption of the Assumed Liabilities pursuant to the Asset Purchase Agreement.

The obligation of Winland to complete the Asset Sale is subject to the satisfaction or waiver of the following additional conditions:

•	the representations and warranties of Nortech in the Asset Purchase Agreement shall be true and correct as of the Closing Date, except for such failures as would not have a Material Adverse Effect;

•	the covenants and agreements of Nortech to be performed on or prior to the Closing shall have been duly performed in all material respects;

•
Winland and Nortech shall have obtained any and all governmental authorizations or other consents necessary to sell, transfer and convey the Property to Nortech in accordance with the Asset Purchase Agreement;

•
Winland shall have obtained all authorizations, consents and approvals required to be obtained by Winland to consummate the transactions contemplated by the Asset Purchase Agreement.  Winland shall have obtained releases pursuant to UCC-3’s, as applicable, or otherwise, of all liens with respect to the Property;

•	Winland’s Board of Directors and its shareholders shall have approved the Asset Sale;

•	Nortech shall have delivered the Purchase Price by wire transfer in immediately available funds to Winland;

•	Nortech shall have delivered an assignment and assumption agreement for the Assumed Liabilities;

•	Nortech shall have delivered a Secretary’s Certificate and an Officer’s Certificate;

•	Nortech shall have delivered the executed Purchaser Lease Agreement and Seller Sublease Agreement;

•	Nortech shall have delivered the executed Manufacturing Agreement;

•	Nortech shall have delivered copies of the Board of Directors of Nortech authorizing and approving the Asset Sale;

•	Winland shall have delivered a certification that Winland’s shareholders have authorized and approved the Asset Sale; and

•
Nortech shall have delivered such other instruments and documents that may be reasonably requested or required by Winland to consummate the transfer of the Property and assignment and assumption of the Assumed Liabilities pursuant to the Asset Purchase Agreement.

Termination

The Asset Purchase Agreement may be terminated at any time prior to closing as follows:

•	by mutual written agreement of the parties;

•	by either us or Nortech, if:

•
the closing has not occurred on or before January 2, 2011, so long as the failure of the closing to occur by such date was not caused by or the result of the terminating party’s failure to fulfill any obligation under the Asset Purchase Agreement;

•
a governmental authority has enacted, issued, promulgated, enforced or entered any final and non-appealable law that has the effect of making the Asset Sale illegal or otherwise preventing or prohibiting the consummation of the Asset Sale, so long as the government action was not caused by or the result of the terminating party’s failure to fulfill any obligation under the Asset Purchase Agreement; or

•	shareholder approval of Asset Sale is not obtained at the Special Meeting.

•	by us if we have entered into a definitive agreement with respect to an Alternative Proposal.

Indemnification

Following the completion of the Asset Sale, we will continue to honor all rights, including rights to indemnification, advancement of expenses and exculpation, existing in favor of, and all exculpations and limitations of the personal liability of, the officers, employees and agents of Winland as of the execution date of the Asset Purchase Agreement and any other such person who becomes a director, officer, employee or agent of Winland prior to the closing.

After the Closing, we will indemnify Nortech against all losses, liabilities, damages, demands, legal proceedings, judgments, assessments and costs and expenses arising from (i) any inaccuracy or breach of our representations and warranties contained in the Asset Purchase Agreement or in any related document or the breach or non-performance of any of our covenants or obligations, (ii) any liability arising out of or relating to the ownership or operation of the Property prior to the closing, other than the Assumed Liabilities and (iii) any retained liabilities.  Additionally, Nortech will indemnify us against all losses, liabilities, damages, demands, proceedings, judgments, assessments and costs and expenses arising from (i) any inaccuracy or breach of their representations and warranties contained in the Asset Purchase Agreement or in any related document or the breach or non-performance of any covenant or obligation of Nortech, (ii) any liability arising out of Nortech’s conduct of the business of Preparedness Services following the closing, other than any retained liabilities and (iii) any Assumed Liabilities.

Subject to certain exceptions, our indemnifications to Nortech with respect to representations and warranties will be provided only in excess of losses exceeding Twenty-Five Thousand Dollars ($25,000) in the aggregate and shall not be in excess of Seven Hundred Fifty Thousand Dollars ($750,000) in the aggregate.  Notwithstanding the foregoing, indemnifications with respect to representations and warranties will expire on the date twelve months after the Closing Date.

Amendment; Waiver

The Asset Purchase Agreement may not be changed, amended, terminated, augmented, rescinded or discharged except in writing by both of the parties and no waiver of any of the provisions of the Asset Purchase Agreement will be effective unless set forth in writing and executed by the consenting parties.  The waiver by any party of any condition or breach will not be deemed to be a waiver of any prior or subsequent breach.

ADJOURNMENT OF THE SPECIAL MEETING (PROPOSAL NO. 2)

If the number of shares of common stock present in person or represented by proxy at the Special Meeting voting in favor of the proposal to approve the Asset Sale is insufficient to approve the Asset Sale at the time of the Special Meeting, we intend to move to adjourn the Special Meeting to a later date in order to enable the Board to solicit additional proxies in respect of the proposal to approve the Asset Sale.

In this proposal regarding the adjournment or postponement of the Special Meeting, we are asking you to authorize the holder of any proxy solicited by the Board to vote in favor of granting discretionary authority to the proxy or attorney-in-fact to adjourn the Special Meeting for the purpose of soliciting additional proxies in favor of the proposal to approve the Asset Sale.  If our shareholders approve the adjournment proposal, we could adjourn the Special Meeting and any adjourned session of the Special Meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from shareholders that have previously returned properly executed proxies voting against the Asset Sale.  Among other things, approval of the adjournment proposal could mean that, even if we had received proxies representing a sufficient number of votes against the Asset Sale such that the proposal to approve the Asset Sale would be defeated, we could adjourn the Special Meeting without a vote on the approval of the Asset Sale and seek to convince the holders of those shares to change their votes to votes in favor of the Asset Sale.  Additionally, we may seek to adjourn the Special Meeting if a quorum is not present at the Special Meeting.

Vote Required for Approval

Approval of the proposal to adjourn the Special Meeting to a later date, if necessary or appropriate, to allow for the solicitation of additional proxies, requires the affirmative “FOR” vote of a majority of the shares of common stock present or represented by proxy at the Special Meeting and entitled to vote thereon.

Recommendation of the Board of Directors

The Board unanimously recommends that you vote “FOR” the adjournment or postponement of the Special Meeting, if necessary or appropriate, to solicit additional proxies.

MARKET PRICE OF OUR COMMON STOCK

Our common stock is listed on the NYSE AMEX under the symbol “WEX”.  Based upon information furnished by our transfer agent, as of November 10, 2010, we had 384 holders of record of our common stock.

The following table sets forth the high and low market closes, as reported by NYSE AMEX during 2010 to date, 2009 and 2008:

	Low	High
Year Ended December 31, 2010
First Quarter	$0.79	$1.36
Second Quarter	$0.86	$1.07
Third Quarter	$0.60	$0.80
Fourth Quarter (through November 15, 2010)	$0.63	$0.82

Year Ended December 31, 2009
First Quarter	$0.43	$0.77
Second Quarter	$0.50	$0.80
Third Quarter	$0.65	$0.92
Fourth Quarter	$0.71	$0.87

Year Ended December 31, 2008
First Quarter	$1.95	$2.44
Second Quarter	$1.52	$2.08
Third Quarter	$0.89	$1.60
Fourth Quarter	$0.39	$0.95

On November 10, 2010, the fair market value of Winland’s Common Stock was $0.73 based on the closing price quoted by NYSE AMEX on that date.

On November 15, 2010, in connection with our announcement of our entry into the Asset Purchase Agreement, Thomas J. de Petra, our Chief Executive Officer, stated that, proceeds from the Asset Sale will be used to satisfy existing contractual, banking and employee contracts, as well as give us enough capital to move forward with our proprietary products business unit.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides information as of November 10, 2010 concerning the beneficial ownership of our Common Stock by (i) the persons known by us to own more than 5% of our outstanding Common Stock, (ii) each of our directors, (iii) the named executive officers in the Summary Compensation Table and (iv) all current executive officers and directors as a group.  Except as otherwise indicated, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock owned by them.  As of November 10, 2010, there were 3,699,230 shares of our Common Stock issued and outstanding.
Name (and Address of 5% Owner) or Identity of Group	Number of Shares Beneficially Owned(1)		Percent of Class (1)
Lorin E. Krueger	85,036	(2)	3.0%
Thomas J. de Petra	66,235	(3)	1.7%
Richard T. Speckmann	42,100	(4)	*
Glenn A. Kermes	46,000	(5)	*
Thomas J. Goodmanson	39,000	(6)	*
Thomas J. Brady	34,000	(7)	*
David Kuklinski	7,200	(8)	*
FMR LLC	337,600	(9)	9.2%
All Executive Officers and Directors as a Group (7 Individuals)	319,571	(10)	8.6%

*           Less than 1% of the outstanding shares of Common Stock.

(1)
Under the rules of the SEC, shares not actually outstanding are deemed to be beneficially owned by an individual if such individual has the right to acquire the shares within 60 days.  Pursuant to such SEC Rules, shares deemed beneficially owned by virtue of an individual’s right to acquire them are also treated as outstanding when calculating the percent of the class owned by such individual and when determining the percent owned by any group in which the individual is included.

(2)	Includes 11,000 shares which may be purchased by Mr. Krueger upon exercise of currently exercisable options. Mr. Krueger’s address is 517 River Hills Road, Mankato MN 56001.

(3)	Includes 36,500 shares which may be purchased by Mr. de Petra upon exercise of currently exercisable options.

(4)	Includes 33,000 shares which may be purchased by Mr. Speckmann upon exercise of currently exercisable options.

(5)       Includes 42,000 shares which may be purchased by Mr. Kermes upon exercise of currently exercisable options.

(6)       Includes 22,000 shares which may be purchased by Mr. Goodmanson upon exercise of currently exercisable options.

(7)       Includes 12,000 shares held by Mr. Brady’s spouse and 22,000 shares which may be purchased by Mr. Brady upon exercise of currently exercisable options.

(8)	Consists of 14,400 shares which may be purchased by Mr. Kuklinski upon exercise of currently exercisable options.

(9)
According to a Schedule 13G/A filed with the Securities and Exchange Commission on February 17, 2009 by FMR LLC (“FMR”) and Edward C. Johnson III, Chairman and principal shareholder of FMR, the shares are beneficially owned by Fidelity Management & Research Company (“Fidelity Research”) as an investment adviser to various investment companies (the “Funds”), including Fidelity Low Priced Stock Fund (“Fidelity Fund”), with Mr. Johnson, FMR and the Funds each having the sole power to dispose of such shares and the Funds’ Boards of Trustees having the sole power to vote or direct the vote of such shares.  Fidelity Research and Fidelity Fund are wholly-owned subsidiaries of FMR.  The address for FMR is 82 Devonshire Street, Boston, Massachusetts 02109.

(10)	Includes 180,900 shares which may be purchased by executive officers and directors upon exercise of currently exercisable options.

SUBMISSION OF SHAREHOLDERS PROPOSALS

In order to be considered for inclusion in the proxy materials to be distributed in connection with our 2011 Annual Meeting of Shareholders (the “2011 Annual Meeting”), shareholder proposals for such meeting must be submitted to us no later than February 7, 2011.

Under SEC rules, if we do not receive notice of a shareholder proposal at least 45 days prior to the first anniversary of the date of mailing of the prior year’s proxy statement, then we will be permitted to use our discretionary voting authority when the proposal is raised at the annual meeting, without any discussion of the matter in the proxy statement.  In connection with the 2011 Annual Meeting, if we do not have notice of a shareholder proposal on or before March 11, 2011, we will be permitted to use our discretionary voting authority as outlined above.

Our Restated Bylaws establish procedures for shareholder nominations for elections of directors and bringing business before any annual meeting or special meeting of shareholders.  Any shareholder entitled to vote generally in the election of directors may nominate one or more persons for election as directors at a meeting only if written notice of such shareholder’s intent to make such nomination or nominations has been delivered to the Secretary of the Company at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the prior year’s annual meeting.  In the event that the date of the annual meeting is more than 30 days before or more than 60 days after the anniversary date of the prior year’s annual meeting, the shareholder notice must be given not more than 120 days nor less than the later of 90 days prior to the date of the annual meeting and the 10th day following the date on which the date of the annual meeting is first publicly announced or disclosed by the Company.  Any notice to the Secretary must include:  (a) as to each person whom the shareholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act and Rule 14a-11 thereunder (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected) and any additional information reasonably requested by the Board; (b) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such shareholder, as they appear on the Company’s books, and of such beneficial owner, (ii) the class and number of shares of the Company that are owned beneficially and of record by such shareholder and such beneficial owner, (iii) all information relating to such shareholder and such beneficial owner that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to regulation 14A under the Exchange Act and Rule 11a-11 thereunder, and (iv) any additional information reasonably requested by the Board.

Notwithstanding anything in the previous paragraph to the contrary, in the event that the number of directors to be elected to the Board is increased and there is no public announcement by us naming all of the nominees for director or specifying the size of the increased Board at least 70 days prior to the first anniversary of the preceding year’s annual meeting, a shareholder’s notice required by the Restated Bylaws will also be considered timely, but only with respect to nominees for any new positions created by such increase, if it is delivered to the Secretary of the Company at our principal executive offices not later than the close of business on the 10th day following the day on which such public announcement is first made by the Company.

We may require any proposed nominee to furnish such other information as may reasonably be required by us to determine the eligibility of such proposed nominee to serve as a director.  The chairman of the meeting may, if the facts warrant, determine that a nomination was not made in accordance with the foregoing procedure, in which event, the officer will announce that determination to the meeting and the defective nomination will be disregarded.

OTHER MATTERS

At this time, we know of no other matters to be submitted to our shareholders at the Special Meeting.  If any other matters properly come before the Special Meeting in which your proxy has provided discretionary authority, your shares of common stock will be voted in accordance with the discretion of the persons named on the enclosed proxy card in accordance with their best judgment.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC.  You may read and copy any document we file at the SEC’s public reference room located at 100 F Street, N.E., Room 1580, Washington, D.C.  20549.  Please call the SEC at 1-800-SEC-0330 for further information on the public reference room.  Our SEC filings are also available to the public at the SEC’s website at http://www.sec.gov.  You also may obtain free copies of the documents we file with the SEC by going to the Investor Relations page of our corporate website at http://www.winland.com.  Our website address is provided as an inactive textual reference only.  The information provided on our website is not part of this proxy statement, and therefore is not incorporated herein by reference.

Statements contained in this proxy statement, or in any document incorporated by reference in this proxy statement regarding the contents of any contract or other document, are not necessarily complete and each such statement is qualified in its entirety by reference to that contract or other document filed as an exhibit with the SEC.  The SEC allows us to “incorporate by reference” into this proxy statement documents we file with the SEC.  This means that we can disclose important information to you by referring you to those documents.  The information incorporated by reference is considered to be a part of this proxy statement, and later information that we file with the SEC will update and supersede that information.  We incorporate by reference any documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement and before the date of the Special Meeting.

Any person, including any beneficial owner, to whom this proxy statement is delivered may request copies of proxy statements and any of the documents incorporated by reference in this document or other information concerning us, without charge, by written request directed to Winland Electronics, Inc., 1950 Excel Drive, Mankato, Minnesota 56001, Attention:  Corporate Secretary on the Investor Relations page of our corporate website at http://www.winland.com or from the SEC through the SEC’s website at the address provided above.  Documents incorporated by reference are available without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference into those documents.

THIS PROXY STATEMENT DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH PROXY SOLICITATION IN THAT JURISDICTION.  YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT TO VOTE YOUR SHARES AT THE SPECIAL MEETING.  WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT.  THIS PROXY STATEMENT IS DATED [ • ], 2010.  YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND THE MAILING OF THIS PROXY STATEMENT TO SHAREHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.

UNAUDITED PRO FORMA CONDENSED FINANCIAL STATEMENTS

The following unaudited pro forma condensed financial statements are derived from our historical financial statements and give effect to the sale of substantially all of the assets of our Electronic Manufacturing Services (EMS) business unit.  The following unaudited pro forma condensed financial statements also reflect the recording of the net proceeds from the various sales and the assumptions and adjustments described in the accompanying notes to the unaudited pro forma condensed financial statements.

The sale of the assets of Electronic Manufacturing Services (EMS), which represents the sale of our entire Electronic Manufacturing Services (EMS) business unit, is to be completed pursuant to the terms of the Asset Purchase Agreement and is subject to shareholder approval at the Special Meeting, as described elsewhere within this proxy.

The unaudited pro forma condensed statements of operations for the nine months ended September 30, 2010 and 2009 and for the years ended December 31, 2009 and 2008 assume that the asset sales were effective as of the beginning of each such period.  The unaudited pro forma condensed balance sheet as of September 30, 2010 is presented as if the asset sales had occurred as of that date.

The unaudited pro forma condensed financial statements are based upon information and assumptions available at the time of the filing of this proxy statement and do not purport to represent, and are not necessarily indicative of, what our actual financial position and results of operations would have been had the asset sale occurred on the dates indicated.

These unaudited pro forma condensed financial statements reflect all adjustments that, in the opinion of management, are necessary to present fairly the pro forma results of operations and financial position.

In the preparation of the pro forma balance sheet as of September 30, 2010, the assumption was made that the assets were sold and liabilities were assumed by the purchasing party pursuant to the asset purchase agreement.

The unaudited pro forma condensed financial statements, including the notes thereto, are qualified in their entirety by reference to, and should be read in conjunction with, the audited historical financial statements and the notes thereto for the year ended December 31, 2009 and 2008 and our unaudited historical financial statements and the notes thereto for the nine months ended September 30, 2010 and 2009, which are excerpted and included hereto.

WINLAND ELECTRONICS, INC.
PRO FORMA CONDENSED BALANCE SHEETS
Septemeber 30, 2010
(In Thousands, Except Share Data)

ASSETS	As Reported Unaudited September 30, 2010	Pro Forma Adjustments		Pro Forma September 30, 2010
Current Assets
Cash	$182	411	(a)	$593
Accounts receivable, less allowance for doubtful
accounts of $43	2,532	(1,977)	(e)	555
Due from Buyer related to discontinued operations		500	(b)	500
Refundable income taxes	291	-		291
Inventories, less allowance for obsolescence of $777	3,319	(3,319)	(m)	-
Inventory related to Proprietary Products Segment,
less allowance for obsolescence of $158		465	(m)	465
Prepaid expenses and other assets	250	(158)	(h)	92
Current assets related to discontinued operations:	-			-
Inventory related to Asset Purchase Agreement, less
allowance for obsolescence of $619	-	2,854	(m)	2,854
Total current assets	6,574	(1,224)		5,350

Property and equipment at cost	11,921	(8,078)		3,843
Less accumulated depreciation	(8,212)	6,813		(1,399)
Net property and equipment	3,709	(1,265)	(j)	2,444
Total assets	$10,283	$(2,489)		$7,794

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Revolving line of credit agreement	$948	$(948)	(a)	$-
Current maturities of long-term debt	384	(275)	(g)	109
Accounts payable	1,456	(1,268)	(f)	188
Accounts payable - transaction costs		488	( c)	488
Unearned rent		261	(d)	261
Accrued expenses:
Compensation	265	(250)	(a)	15
Severance compensation		407	(k)	407
Other short-term tax liabilities	68	-		68
Other	120	(48)	(i)	72
Total current liabilities	3,241	(1,633)		1,608

Long-Term Liabilities
Long-term debt, less current maturities	413	(48)	(g)	365
Deferred revenue	116	-		116
Total long-term liabilities	529	(48)		481

Stockholders' Equity
Common stock, par value $0.01 per share; authorized
20,000,000 shares; issued and outstanding 3,699,230 shares as of September 30, 2010	37	-		37
Additional paid-in capital	5,046	-		5,046
Retained earnings	1,430	(808)	(l)	622
Total stockholders' equity	6,513	(808)		5,705
Total liabilities and stockholders' equity	$10,283	$(2,489)		$7,794

Winland Electronics Inc.
Pro forma adjustments – Condensed Balance Sheet
As of September 30, 2010

The sale of property and equipment is based on its net book value of $1,265,000 and the assumption by the buyer of certain assets and liabilities of the EMS business unit of $(329,000), net.  Sales proceeds received were cash of $1,500,000, and additional cash due from the buyer of $500,000 is payable in equal installments on July 1 and October 1, 2011.  Transaction costs payable (broker, legal and accounting fees) total $488,000.  The Company will also provide the buyer with one year of free rent at approximately $261,000 per year (unearned rent).  Severance packages associated with executive leadership changes due to the sale estimated at $407,000.

Cash received	$1,500
Targeted net receivable difference	109	(n)
Due from buyer	500	(b)
Subtotal	2,109
Less: Transaction costs	(488)	( c)
Net proceeds	1,621
Accounts Receivable associated with EMS	(1,977)	(e)
Assumption of accounts payable associated with EMS	1,268	(f)
Assumption of capital leases associated with EMS	323	(g)
Prepaids of EMS	(158)	(h)
Assumption of other accrued expenses	48	(i)
Sale of property and equipment associated with EMS	(1,265)	(j)
Subtotal	(140)
Less: Unearned rent	(261)	(d)
Less: Severance agreements associated with change business model	(407)	(k)
Loss on disposition of assets	$(808)	(l)

(a) Total cash received	$1,500
Add: Targeted net receivable difference	109	(n)
Less: Payoff of revolving ling of credit agreement	(948)
Subtotal	661
Less: Payment of accrued compensation	(250)
	$411

The asset purchase agreement includes a target net receivable of $600,000, defined as accounts receivable associated with EMS less accounts payable associated with EMS. The final purchase price will be adjusted dollar for dollar for the difference between the actual net receivable and the target net receivable. Based on the Pro Forma financial statements, the purchase price would be increased by $109,000, calculated as follows:

Accounts receivable associated with EMS	$1,977
Accounts payable associated with EMS	1,268
Net receivable	709
Target receivable per asset purchase agreement	600
	$109	(n)

The asset purchase agreement includes a provision whereby the buyer will purchase additional EMS inventory as it is consumed.  The asset purchase agreement includes a minimum purchase commitment of $2.2 million of EMS inventory over a twenty-four month period.  Any inventory that is not consumed within two years following the agreement could result in additional losses for the Company.  Management believes all inventory related to the EMS business will be consumed by the buyer but there is no insurance there will not be a potential loss.

Total inventory held	$3,319	(m)
Less: net inventory related to the proprietary business unit	(465)	(m)
Inventory related to the EMS business unit	2,854	(m)
Less: minimum inventory commitment per assets purchase agreement	(2,200)
Maximum potential additional loss on inventory	$654

Winland Electronics, Inc.
Pro Forma Statements of Operations
For the Nine Months Ended September 30, 2010
(In Thousands, Except Share and Per Share Data)
	As Reported	Pro Forma Adjustments (A)	Pro Forma For the Nine Months Ended September 30, 2010
Net sales	$14,053	$(11,603)	$2,450
Cost of sales	13,061	(11,666)	1,395
Gross profit	992	63	1,055

Operating expenses
General and administrative	1,339	-	1,339
Sales and marketing	1,039	(303)	736
Research and development	290	-	290
Total operating expenses	2,668	(303)	2,365
Operating loss	(1,676)	366	(1,310)

Other income (expense)
Interest expense	(100)	83	(17)
Other income (expense), net	22	-	22
Total other income (expense)	(78)	83	5

Loss before income taxes	(1,754)	449	(1,305)

Income tax benefit (expense)	87	-	87
Loss from continuing operations	$(1,667)	$449	$(1,218)
Loss from discontinued operations	-	(449)	(449)

Net loss	$(1,667)	$-	$(1,667)

Loss per common share data:
Basic and diluted	$(0.45)	$-	$(0.45)
Income (loss) from continuing operations per common share data:
Basic and diluted	$(0.45)	$0.12	$(0.33)
Income (loss) from discontinued operations per common share data:
Basic and diluted	$-	$(0.12)	$(0.12)
Weighted-average number of common shares outstanding:
Basic and diluted	3,690,911	3,690,911	3,690,911

Winland Electronics, Inc.
Pro Forma Statements of Operations
Year Ended December 31, 2009
(In Thousands, Except Share and Per Share Data)
	As Reported	Pro Forma Adjustments (A)	Pro Forma For the Year Ended December 31, 2009
Net sales	$22,547	$(19,356)	$3,191
Cost of sales	20,291	(18,934)	1,357
Gross profit	2,256	(422)	1,834

Operating expenses:
General and administrative	2,064	-	2,064
Sales and marketing	1,549	(505)	1,044
Research and development	546	(20)	526
Total operating expenses	4,159	(525)	3,634
Operating loss	(1,903)	103	(1,800)

Other income (expenses):
Interest expense	(99)	85	(14)
Other, net	(10)	-	(10)
Total other expense	(109)	85	(24)

Loss before income taxes	(2,012)	188	(1,824)

Income tax benefit	481	-	481
Loss fom continuing operations	$(1,531)	$188	$(1,343)
Loss from discontinued operations	-	(188)	(188)

Net Loss	$(1,531)	$-	$(1,531)

Loss per common share data:
Basic and diluted	$(0.42)	$-	$(0.42)
Income (loss) from continuing operations per common share data:
Basic and diluted	$(0.42)	$0.05	$(0.37)
Loss from discontinued operations per common share data:
Basic and diluted	$-	$(0.05)	$(0.05)
Weighted-average number of common shares outstanding:
Basic and diluted	3,664,395	3,664,395	3,664,395

Winland Electronics, Inc.
Pro Forma Statements of Operations
For the Nine Months Ended September 30, 2009
(In Thousands, Except Share and Per Share Data)
	As Reported	Pro Forma Adjustments (A)	Pro Forma For the Nine Months Ended September 30, 2009
Net sales	$18,008	$(15,636)	$2,372
Cost of sales	16,153	(14,881)	1,272
Gross profit	1,855	(755)	1,100

Operating expenses
General and administrative	1,636	-	1,636
Sales and marketing	1,122	(350)	772
Research and development	394	-	394
Total operating expenses	3,152	(350)	2,802
Operating loss	(1,297)	(405)	(1,702)

Other income (expense)
Interest expense	(75)	65	(10)
Other income (expense), net	(12)	-	(12)
Total other expense	(87)	65	(22)

Loss before income taxes	(1,384)	(340)	(1,724)

Income tax benefit (expense)	(150)	-	(150)
Loss from continuing operations	$(1,534)	$(340)	$(1,874)
Income from discontinued operations	-	340	340

Net Loss	$(1,534)	$-	$(1,534)

Loss per common share data:
Basic and diluted	$(0.42)	$-	$(0.42)
Loss from continuing operations per common share data:
Basic and diluted	$(0.42)	$(0.09)	$(0.51)
Income from discontinued operations per common share data:
Basic and diluted	$-	$0.09	$0.09
Weighted-average number of common shares outstanding:
Basic and diluted	3,672,710	3,672,710	3,672,710

Winland Electronics, Inc.
Pro Forma Statements of Operations
Year Ended December 31, 2008
(In Thousands, Except Share and Per Share Data)
	As Reported	Pro Forma Adjustments (A)	Pro Forma For the Year Ended December 31, 2008
Net sales	$28,665	$(25,292)	$3,373
Cost of sales	25,175	(23,458)	1,717
Gross profit	3,490	(1,834)	1,656

Operating expenses:
General and administrative	2,243	-	2,243
Sales and marketing	1,392	(735)	657
Research and development	872	-	872
Total operating expenses	4,507	(735)	3,772
Operating loss	(1,017)	(1,099)	(2,116)

Other income (expenses):
Interest expense	(126)	111	(15)
Other, net	26	-	26
Total other expense	(100)	111	11

Loss before income taxes	(1,117)	(988)	(2,105)

Income tax benefit	89		89
Loss from continuing operations	$(1,028)	$(988)	$(2,016)
Income from discontinued operations	-	988	988

Net Loss	$(1,028)	$-	$(1,028)

Loss per common share data:
Basic and diluted	$(0.28)	$-	$(0.28)
Loss from continuing operations per common share data:
Basic and diluted	$(0.28)	$(0.27)	$(0.55)
Income from discontinued operations per common share data:
Basic and diluted	$-	$0.27	$0.27
Weighted-average number of common shares outstanding:
Basic and diluted	3,649,661	3,649,661	3,649,661

Winland Electronics Inc.
Pro forma Adjustments – Condensed Statement of Operations
For the years ended December 31, 2008 and 2009
and the nine months ended September 30, 2010 and 2009

(A)	Reflects the sales of the Electronic Manufacturing Services (EMS) segment for the years ended December 31, 2009 and 2008 and the nine months ended September 30, 2010 and 2009.

	Nine months ended September 30,		Fiscal Year ended December 31,
(In thousands)	2010	2009	2009	2008

Net sales	$11,603	$15,636	$19,356	$25,292

Cost of goods sold	11,666	14,881	18,934	23,458

Selling, general and administrative expenses	303	350	505	735

Income (loss) from discontinued operations, net of tax	(449)	340	(188)	988

UNAUDITED HISTORICAL CONDENSED FINANCIAL STATEMENTS OF WINLAND ELECTRONICS, INC. EMS OPERATIONS

We have prepared the following unaudited financial statements to show the balance sheets and statements of operations and cash flows of our Electronic Manufacturing Services (EMS) business unit on a stand-alone basis.  The unaudited financial statements have been derived from our historical financial data, and represent the results of operations and financial position of our Electronic Manufacturing Services (EMS) business unit.

The unaudited financial statements include unaudited balance sheets of our Electronic Manufacturing Services (EMS) business unit as of September 30, 2010, and December 31, 2009 and 2008, and unaudited statements of operations and cash flows for the nine months ended September 30, 2010 and 2009, and for the years ended December 31, 2009 and 2008.

The unaudited financial statements of our Electronic Manufacturing Services (EMS) business unit do not purport to represent, and are not necessarily indicative of what the actual financial results would have been had we operated Electronic Manufacturing Services (EMS) business unit as a separate entity.

The unaudited financial statements of our Electronic Manufacturing Services (EMS) business unit, including the notes thereto, are qualified in their entirety by reference to, and should be read in conjunction with, the audited historical financial statements and the notes thereto for the year ended December 31, 2009 and 2008 and our unaudited historical financial statements and the notes thereto for the nine months ended September 30, 2010 and 2009, which are excerpted and included hereto.

WINLAND ELECTRONICS, INC.
BALANCE SHEETS - EMS OPERATIONS
DECEMBER 31, 2009 AND 2008 AND SEPTEMBER 30, 2010
(In Thousands)
(Unaudited)

	December 31,		September 30,
Assets	2009	2008	2010
Current Assets
Cash and cash equivalents	$-	$-	$-
Accounts receivable, net	2,172	3,019	1,966
Refundable income taxes	753	327	123
Inventories	2,514	3,600	2,773
Prepaid expenses and other assets	222	201	217
Total current assets	5,661	7,146	5,079

Property and Equipment, at cost
Land and land improvements	333	333	333
Building	2,651	2,651	2,661
Machinery and equipment	7,001	7,028	6,775
Data processing equipment	1,198	1,183	1,125
Office furniture and equipment	419	425	416
Unfinished property and equipment	172	-	118
Total property and equipment	11,774	11,620	11,427
Less accumulated depreciation and amortization	7,749	7,027	8,014
Net property and equipment	4,025	4,592	3,413
Total assets	$9,686	$11,739	$8,492

Liabilities and Stockholders’ Equity
Current Liabilities
Revolving line-of-credit	$319	$-	$823
Current maturities of long-term debt	330	341	334
Accounts payable	1,107	2,407	1,406
Due to Winland Electronics, Inc.	1,347	582	1,237
Accrued liabilities:
Compensation	351	424	252
Other	39	111	108
Total current liabilities	3,493	3,864	4,160

Long-Term Liabilities
Long-term debt, less current maturities	608	937	359
Total long-term liabilities	608	937	359
Total liabilities	4,101	4,801	4,519

Stockholders’ Equity
Retained earnings	5,586	6,937	3,973
Total stockholders’ equity	5,586	6,937	3,973
Total liabilities and stockholders’ equity	$9,686	$11,739	$8,492

See notes to unaudited financial statements

WINLAND ELECTRONICS, INC.
STATEMENTS OF OPERATIONS - EMS OPERATIONS
YEARS ENDED DECEMBER 31, 2009 AND 2008 AND NINE MONTH PERIODS ENDED SEPTEMBER 30, 2010 AND 2009
(In Thousands)
(Unaudited)

	For the Twelve Months Ended December 31,		For the Nine Months Ended September 30,
	2009	2008	2010	2009
Net sales	$19,356	$25,292	$11,603	$15,636
Cost of sales	18,934	23,458	11,666	14,881
Gross profit (loss)	422	1,834	(63)	755

Operating expenses:
General and administrative	1,794	1,949	1,164	1,422
Sales and marketing	525	735	303	350
Total operating expenses	2,319	2,684	1,467	1,772

Operating loss	(1,897)	(850)	(1,530)	(1,017)

Other income (expenses):
Interest expense	(85)	(111)	(83)	(65)
Total other expense	(85)	(111)	(83)	(65)

Loss before income taxes	(1,982)	(961)	(1,613)	(1,082)

Income tax benefit	630	119	-	-

Net Loss	$(1,352)	$(842)	$(1,613)	$(1,082)

See notes to unaudited financial statements

WINLAND ELECTRONICS, INC.
STATEMENTS OF CASH FLOWS - EMS OPERATIONS
YEARS ENDED DECEMBER 31, 2009 AND 2008 AND NINE MONTH PERIODS ENDED SEPTEMBER 30, 2010 AND 2009
(In Thousands)
(Unaudited)

	December 31,		September 30,
	2009	2008	2010	2009
Cash Flows From Operating Activities
Net loss	$(1,352)	$(842)	$(1,613)	$(1,082)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	801	803	575	604
Increase (decrease )in allowance for doubtful accounts	(78)	102	(6)	(89)
Deferred taxes	-	131	-	-
Loss on disposal of equipment	21	-	62	20
Changes in operating assets and liabilities:
Accounts receivable	925	(161)	212	616
Refundable income taxes	(426)	(230)	630	204
Inventories	1,086	308	(259)	400
Prepaid expenses and other assets	(21)	19	5	(187)
Accounts payable	(1,300)	654	299	(929)
Accrued liabilities, including deferred revenue and other long-term tax liabilities	(145)	(521)	(30)	32
Net provided by (cash used) in operating activities	(489)	263	(124)	(410)

Cash Flows From Investing Activities
Purchases of property and equipment	(264)	(237)	(31)	(75)
Proceeds from sale of property and equipment	8	-	7	8
Net cash used in investing activities	(256)	(237)	(24)	(67)

Cash Flows From Financing Activities
Net borrowings on revolving credit agreement	319	-	504	440
Net principal payments on long-term borrowings, including capital lease obligations	(340)	(608)	(245)	(185)
Change in due to Winland Electronics, Inc.	766	582	(110)	223
Net provided by (cash used) in financing activities	744	(26)	148	478

Net increase (decrease) in cash and cash equivalents	(0)	0	0	0

Cash and cash equivalents
Beginning of year	-	-	-	-
End of year	$(0)	$0	$0	$0

Supplemental Disclosures of Cash Flow Information
Cash payments for interest	$90	$108	$70	$67
Cash receipts from income taxes	$204	$20	$630	$204

Supplemental Schedule of Noncash Investing and Financing Activities
Acquisition of property and equipment in accounts payable	$-	$74	$-	$-

See notes to unaudited financial statements

WINLAND ELECTRONICS, INC.
NOTES TO FINANCIAL STATEMENTS – EMS OPERATIONS
Years Ended December 31, 2009 and 2008 and Nine Months Ended September 30, 2010 and 2009

(UNAUDITED)

Note 1.                      Nature of Business and Significant Accounting Policies

Nature of business: Winland Electronics, Inc. (“Winland” or the “Company”) designs and manufactures custom electronic controls and assemblies primarily for original equipment manufacturer (“OEM”) customers, providing services from early concept studies through complete product realization.  The financial statements and footnotes herein contain only the operations of the Company’s Electronic Manufacturing Services (EMS) business unit.

A summary of Winland’s significant accounting policies for its EMS business unit follow:

Basis of Presentation: The accompanying unaudited financial statements as of and for the years ended December 31, 2009 and 2008, and as of September 30, 2010 and the nine month periods ended September 30, 2010 and 2009, have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and include the only those balances related to the EMS business unit of Winland Electronics, Inc.

These financial statements are presented without audit. In the opinion of management, all adjustments necessary to present fairly the financial position, results of operations and cash flows for all periods presented have been made.

Corporate services consisting of general and administrative services are provided by the management of Winland Electronics, Inc. who serve the activities of both the EMS unit and Winland’s other operating segments. Such costs are allocated to the applicable segments based on segment revenue as an estimate of those costs that would be incurred if the business unit were operated on a standalone basis. Allocations may not be indicative of costs incurred if the EMS business unit was a standalone business. The EMS business unit recorded $1.8 million and $1.9 million in corporate services as general and administrative expense for the years ended December 31, 2009 and 2008 and $1.2 million and $1.4 million in corporate services as general and administrative expense for the nine month periods ended September 30, 2010 and 2009, respectively.

All cash transactions for the EMS unit are processed by Winland Electronics, Inc., along with cash transactions for Winland’s other operating segments. Any deficit of operating income or loss from the EMS unit in excess of the cash provided by the EMS unit is recorded as Due to Winland Electronics, Inc. in the EMS unit balance sheet. The balance due to Winland Electronics, Inc. is non-interest bearing and due on demand.

No statement of changes in stockholders’ equity or per share information has been presented as all components of equity related to Winland reside at the corporate level.

Use of estimates: The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and related disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Significant estimates include allowances for obsolete inventories, rework and warranties, valuation of long-lived assets and doubtful accounts.  Winland cannot assure that actual results will not differ from those estimates.

Revenue Recognition: In most cases, revenue is recognized from the sale of products and out of warranty repairs when the product is delivered to a common carrier for shipment and title transfers.

A portion of the Company’s business involves shipping product to a primary customer’s location where it is held in a separate warehouse.  Revenue is recognized when that customer notifies Winland that the inventory has been removed from the warehouse and title to the product is transferred.

Revenue recognition occurs for engineering design as services are completed.  Winland has an agreement with one particular customer to amortize the cost of engineering design services as part of the piece part cost of the manufactured unit.  For the year ended December 31, 2008, the customer paid Winland approximately $31,000 for these services.  These payments were classified as unearned revenue and recorded in Other Accrued Liabilities on the balance sheet.  There was no unearned revenue as of December 31, 2009 or September 30, 2010.

Shipping and handling charges billed to customers are included in net sales, and shipping and handling costs incurred by the Company are included in cost of sales. For all sales, Winland either has a binding purchase order or customer accepted and signed engineering quote as evidence of the arrangement.  Winland does not generally accept returns but does provide a limited warranty as outlined below under Allowance for Rework and Warranty Costs.  Sales and use taxes are reported on a net basis, excluding them from sales and cost of sales.

Note 1.                      Nature of Business and Significant Accounting Policies (Continued)

Cash and cash equivalents: Cash and cash equivalents include money market mutual funds and other highly liquid investments defined as maturities of three months or less from date of purchase.  Winland maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits. Winland has not experienced any losses in such accounts.

Allowance for Doubtful Accounts:  The Company generally requires no collateral from its customer with respect to trade accounts receivable.   Invoices are generally due 30 days after presentation. Accounts receivable over 30 days are considered past due. Winland evaluates its allowance for uncollectible accounts on a quarterly basis and reviews any significant customers with delinquent balances to determine future collectability. Winland bases its determinations on legal issues, past history, current financial and credit agency reports, and experience. Winland reserves for accounts deemed to be uncollectible in the quarter in which the determination is made.  Management believes these values are estimates and may differ from actual results.  Winland believes that, based on past history and credit policies, the net accounts receivable are of good quality.  Bad debt expense for the year ended December 31, 2009 was $51,000 offset by collection of $60,000 for a previously written off bad debt.   Bad debt expense for the year ended December 31, 2008 was $109,000.  Bad debt expense for the nine months ended September 30, 2010 was $22,000 offset by collection of $28,000 for a previously written off bad debt. Bad debt expense for the nine months ended September 30, 2009 was $27,000, offset by collection of $60,000 for a previously written off bad debt. The Company writes off accounts receivable when they are deemed uncollectible and record recoveries of trade receivables previously written off when collected.  The Allowance for Doubtful Accounts was $49,000 and $127,000 at December 31, 2009 and 2008, respectively. The allowance for doubtful accounts was $43,000 at September 30, 2010.

Inventory Valuation: Raw component and finished goods inventories are stated at the lower of cost, using the first-in, first-out (FIFO) method, or market value.  Winland estimates excess, slow moving and obsolete reserves for inventory on a quarterly basis based upon order demand and production requirements for its major customers and annual reviews for other customers. Management’s estimated reserve for slow moving and obsolete inventories was $456,000 and $494,000 as of December 31, 2009 and 2008, respectively. Management’s estimated reserve for slow moving and obsolete inventories was $619,000 as of September 30, 2010.

Depreciation: Depreciation is computed using the straight-line method based on the estimated useful lives of the various assets, as follows:

Years
Land improvements	17 - 20
Building	39 - 40
Machinery and equipment	5 - 7
Data processing equipment	3 - 7
Office furniture and equipment	3 - 7

Long-lived assets: Net long-lived assets amounted to $4.0 million and $4.6 million at December 31, 2009 and 2008 and $3.4 million at September 30, 2010, respectively.  Considerable management judgment is necessary in estimating future cash flows and other factors affecting the valuation of long-lived assets including the operating and macroeconomic factors that may affect them. The Company uses historical financial information, internal plans and projections and industry information in making such estimates.  While the Company currently believes the expected cash flows from these long-lived assets exceeds the carrying amount, materially different assumptions regarding future performance and discount rates could result in future impairment losses. In particular, if the Company no longer believes it will achieve its long-term projected sales or operating expenses, the Company may conclude in connection with any future impairment tests that the estimated fair value of our long-lived assets are less than the book value and recognize an impairment charge. Such impairment would adversely affect earnings.  There were no impairment losses recognized in 2009 or 2008 or 2010. Net land and building that are shared by all operating segments of Winland are allocated based on segment revenues.

Note 1.                      Nature of Business and Significant Accounting Policies (Continued)

Allowance for Rework and Warranty Costs: Winland provides a limited warranty to its OEM customers who require it to repair or replace product that is defective, due to Company workmanship issues, at no cost to the customer.  In addition, Winland provides a limited warranty for its proprietary products for a period of one year, which requires Winland to repair or replace defective product at no cost to the customer or refund the purchase price.  Reserves are established based on historical experience and analysis for specific known and potential warranty issues.  The reserve reflecting historical experience and potential warranty issues is determined based on specific customer experience factors including rate of return by item, average weeks outstanding from production to return, average cost of repair and relation of repair cost to original sales price.  Any specific known warranty issues are considered individually.   These are analyzed to determine the probability and the amount of financial exposure, and a specific reserve is established.  The allowance for rework and warranty costs was $39,000 and $70,000 as of December 31, 2009 and 2008, respectively.  The allowance for rework and warranty costs was $49,000 and $41,000 as of September 30, 2010 and 2009, respectively. The product warranty liability reflects management’s best estimate of probable liability under Winland’s product warranties and may differ from actual results.

Changes in Winland’s warranty liability, which is included in other accrued liabilities on the balance sheets, are approximately as follows:

	Years Ended December 31
	2009	2008
Balance, beginning	$70,000	$139,000
Accruals for products sold	92,000	182,000
Expenditures incurred	(89,000)	(236,000)
Change in estimate	(34,000)	(15,000)
Balance, ending	$39,000	$70,000

	For the Nine Months Ended September 30,
	2010	2009
Balance, Beginning	$39,000	$70,000
Accruals for products sold	61,000	86,000
Expensing of specific warranty items	(61,000)	(83,000)
Change in estimate	10,000	(32,000)
Balance, Ending	$49,000	$41,000

Income taxes:  The EMS business unit is included on the federal and state tax returns of Winland Electronics, Inc.   The income tax returns, of Winland Electronics, Inc., include other operating segments. Income taxes in these financial statements have been computed as if the EMS business filed on a stand-alone basis. Income taxes are accounted for using an asset and liability approach that requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the financial statement and tax bases of assets and liabilities at the applicable tax rates. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance is provided when it is more likely than not that some portion or all of the deferred tax assets will not be realized. The Company evaluates the realizability of its deferred tax assets by assessing its valuation allowance and by adjusting the amount of such allowance, if necessary. Based on valuation allowances recorded for deferred tax assets and the impact of uncertain tax provisions recorded, the unaudited provision for (benefit from) income taxes is based on a percentage of the unaudited income (loss) before income taxes of the EMS business versus the historical periods which included all segments of Winland Electronics.  Per FASB ASC 740-10-25-5 Winland recognizes the financial statement benefit of a tax position only after determining that the relevant tax authority would more likely than not sustain the position following an audit. For tax positions meeting the more likely than not threshold, the amount recognized in the financial statements is the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement with the relevant tax authority.

Fair value of financial instruments: Management estimates that the carrying value of long-term debt approximates fair value, estimated based on interest rates for the same or similar debt offered to Winland having the same or similar remaining maturities and collateral requirements. The carrying values of cash and cash equivalents, accounts receivable, accounts payable and revolving line-of-credit approximate their fair value due to the short-term nature of these instruments.

Advertising expense:  Advertising is expensed as incurred and was $45,000 and $60,000 for the years ended December 31, 2009 and 2008, respectively.

Subsequent events:  The Company evaluates events occurring after the date of the financial statements for events requiring recording or disclosure in the financial statements.

Recently issued accounting pronouncements:  Effective September 15, 2009, Winland adopted FASB SFAS No. 168, The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles (“ASC”).  The FASB ASC is effective for interim and annual periods ending after September 15, 2009.  All accounting literature not included in the Codification will be non-authoritative.  The adoption of this FASB ASC did not impact the Company’s financial statements or its results of operations.

Effective January 1, 2009, Winland adopted FASB ASC 810, Consolidation.  FASB ASC 810 requires all entities to report non-controlling interests as equity in the consolidated financial statements.  The adoption of FASB ASC 810 did not impact the Company’s financial statements or results of operations.

Effective January 1, 2009, Winland adopted FASB ASC 820, Fair Value Measurements and Disclosures. FASB ASC 820 defines fair value, establishes a framework and gives guidance regarding the methods used for measuring fair value and expands disclosures about fair value measurements. The adoption of FASB ASC 820 did not impact the Company’s financial statements.

Unaudited interim results: The accompanying balance sheet as of September 30, 2010 and statements of operations for the nine months ended September 30, 2010 and 2009 and the statements of cash flows for the nine months ended September 30, 2010 and 2009, are unaudited. The unaudited interim financial statements have been prepared on the same basis as the annual financial statements and, in the opinion of the Company’s management, reflect all adjustments (consisting of normal recurring adjustments) considered necessary to present fairly the Company’s financial position as of September 30, 2010 and results of operations for the nine months ended September 30, 2010 and 2009 and the results of cash flows for the nine months ended September 30, 2010 and 2009. The financial data and other information disclosed in these notes to the financial statements relative to the nine month periods presented are unaudited. The results for the nine months ended September 30, 2010 and 2009 are not necessarily indicative of the results to be expected for the years ending December 31, 2010 or 2009 or any other interim period or for any other future year.

Note 2.                      Inventories

The components of inventories were as follows:

	December 31, 2009	December 31, 2008	September 30, 2010
Raw materials	$1,889,000	$2,426,000	$2,159,000
Work in progress	250,000	351,000	295,000
Finished goods	375,000	823,000	319,000
Total	$2,514,000	$3,600,000	$2,773,000

Note 3.                      Financing Arrangement and Long-Term Debt

The financing arrangement and long-term debt are recorded to Winland’s operating segments based specific identification when possible, General borrowings are allocated to the operating segments based on the segment’s proportionate share of Winland’s total revenues.

Winland has a $2,500,000 revolving line of credit agreement which expires on June 28, 2010. Advances are due on demand, secured by substantially all Company assets, and are subject to a defined borrowing base equal to 80% of qualified accounts receivable.  Interest on advances accrues at the minimum of 5.0% or the monthly LIBOR rate plus three and one half percent (3.5%).  As of December 31, 2009, interest was accrued at the minimum of 5.0%.  As of December 31, 2009, $319,000 was outstanding on the revolving line of credit agreement with no balances outstanding at December 31, 2008.  At December 31, 2009, $1,650,000 was available for borrowing by Winland Electronics, Inc. under the terms of this agreement.  See also (a) following.

The following is a summary of long-term debt:
	December 31		September 30
	2009	2008	2010
6.44% mortgage note payable, due in monthly installments of $11,373,
including interest, to October 1, 2014, secured by property (a),(b)	$480,000	$564,000	$412,000
6.50% note payable, paid in full in 2009	-	34,000	-
Capital lease obligations bearing interest ranging from 6.25% to 8.01%, due in monthly installments of $1,138 to $6,426, to December 2012,
secured by equipment	458,000	680,000	281,000
	$938,000	$1,278,000	$693,000

Less current maturities	330,000	341,000	334,000
Total long-term debt	$608,000	$937,000	$359,000

(a) These agreements have certain financial and non-financial covenants, which, among others, require the Company to maintain a minimum tangible net worth, a maximum leverage ratio, a maximum debt to tangible net worth, a minimum cash flow coverage ratio, imposes limits on capital expenditures and disallows the declaration or payment of dividends.

(b) As of December 31, 2009 and 2008, Winland was in violation of the minimum cash flow coverage covenant for this agreement.  The issuing financial institution has granted a waiver of this covenant as of December 31, 2009 and 2008.

On August 18, 2010, Winland and PrinSource Capital Companies, LLC ("PrinSource") entered into an Accounts Receivable Agreement (the "Agreement").  The Agreement continues in full force and effect until August 18, 2011 ("Initial Termination Date") and shall automatically and continually renew for successive periods of twelve months (each such period referred to as a "Renewal Period") from the Initial Termination Date or the end of a Renewal Period subject to certain conditions contained in the Agreement.

The Agreement allows PrinSource to purchase from Winland certain eligible accounts based on PrinSource's sole and absolute discretion.  Upon approval and acceptance by PrinSource, PrinSource will pay Winland seventy-five percent (75%) of the eligible account (the "Part Payment") prior to such receivable actually being paid to Winland.  Upon the payment of such receivable to Winland, PrinSource will pay to Winland one hundred percent (100%) of such eligible account, reduced by a per diem fee equal to 1/18th (one eighteenth of one percent) per day from the time that the Part Payment was made by PrinSource to Winland and a one-time processing fee equal to 1/4% (twenty-five hundredths of one percent).  Winland agreed to generate a minimum of fees monthly ("Monthly Minimum") equal to $2,500.00 for per diem and processing fees.  Winland retains the ultimate responsibility for collection of the receivable, and thus has accounted for the Agreement as a secured borrowing transaction.

The Agreement replaced the revolving line-of-credit Winland had with Marshall & Ilsley Bank.  The $319,000 outstanding balance on the revolving line-of-credit as of December 31, 2009 was paid in full and the revolving line-of-credit closed.

The outstanding balance under the Agreement was $823,000 as of September 30, 2010.

Note 3.                      Financing Arrangement and Long-Term Debt (Continued)

Approximate maturities of long-term debt and future minimum lease payments on capital leases for years subsequent to December 31, 2009, are as follows:

	Long-term Debt	Capital leases
2010	$90,000	$267,000
2011	$96,000	$201,000
2012	$103,000	$26,000
2013	$109,000	-
2014	$82,000	-
Thereafter	-	-
Total	$480,000	$494,000

Less amount representing interest		36,000
Present value of net minimum lease payments		458,000
Less current portion		240,000
Long-term portion		$218,000

The cost and accumulated depreciation of assets acquired under capital leases were as follows:

	December 31		September 30
	2009	2008	2010
Cost	$1,711,000	$1,714,000	$1,711,000
Accumulated amortization	1,074,000	924,000	1,187,000
Net leased property under capital leases	$637,000	$790,000	$524,000

Amortization of capital leases is included in depreciation expense.

Note 4.                      Income Taxes

Components of income tax benefit (expense) are as follows:

	Year Ended		Nine Months Ended
	December 31		September 30
	2009	2008	2010	2009
Current benefit	$630,000	$230,000	$-	$-
Deferred expense	-	(111,000)	-	-
	$481,000	$119,000	$-	$-

Note 4.                      Income Taxes (Continued)

The statutory income tax rate reconciliation to the effective rate is as follows:

	December 31				September 30
	2009		2008		2010		2009
Statutory U.S. income tax rate	(34	) %	(34	) %	(34	) %	(34	) %
State benefit (tax), net of federal tax effect	(4)		4		(4)		(4)
Change in Valuation Allowance	2		12		46		38
Other, including permanent differences	4		6		(8)		-
Effective income tax benefit rate	(32	) %	(12	) %	-%		-%

Deferred tax assets (liabilities) consist of the following components:

	December 31		September 30
	2009	2008	2010
Deferred tax assets:
Inventory	$220,000	$262,000	$292,000
Allowance for doubtful accounts	19,000	48,000	16,000
Accrued expenses	60,000	86,000	60,000
Net operating loss carryforward	134,000	57,000	786,000
Valuation Allowance	(149,000)	(111,000)	(894,000)
	284,000	342,000	260,000
Deferred tax liabilities:
Property and equipment	(245,000)	(300,000)	(218,000)
Prepaid expenses and other	(39,000)	(42,000)	(42,000)
	(284,000)	(342,000)	(260,000)
Net deferred tax assets	$-	$-	$-

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Winland records a tax valuation allowance when it is more likely than not that it will not be able to recover the value of its deferred tax assets.  For the years ended December 31, 2009 and 2008, Winland recorded tax valuation allowances of $38,000 and $111,000, respectively, against its deferred tax assets.  The tax effect of the Company’s valuation allowance for deferred tax assets is included in the annual effective tax rate.  For the years ended December 31, 2009 and 2008, the Company calculated its estimated annualized effective tax benefit rate at 32% and 12%, respectively.  The Company recognized an income tax benefit of $630,000 (net of the valuation allowance) based on its $1,982,000 pre-tax loss for year ended 2009 versus an income tax benefit of $119,000 (net of the valuation allowance) based on its $961,000 pre-tax loss for year ended 2008.

For both of the nine month periods ended September 30, 2010 and 2009, the Company calculated its estimated annualized effective tax rate at 0%.  The Company recognized no income tax benefit on its $1,613,000 and $1,082,000 pre-tax losses for the nine months ended September 30, 2010 and 2009 due to valuation allowances.   The Company recorded a valuation allowance of $745,000 and $454,000 for the nine months ended September 30, 2010 and 2009, respectively, related to its EMS operations.

Winland recognizes the financial statement benefit of a tax position only after determining that the relevant tax authority would more likely than not sustain the position following an audit.  For tax positions meeting the more-likely-than-not threshold, the amount recognized in the financial statements is the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement with the relevant tax authority.

The Company files income tax returns in the U.S. federal and state jurisdictions and is currently under examination by the Internal Revenue Service (IRS) for its 2004 through 2007 tax years and the State of Minnesota for its 2003 through 2006 tax years.

Note 4.                      Income Taxes (Continued)

The Company recognizes interest accrued on unrecognized tax benefits as well as interest received from favorable tax settlements within interest expense.  The Company recognizes penalties accrued on unrecognized tax benefits within general and administrative expenses.  As of December 31, 2009 and 2008, the Company recognized no interest or penalties related to uncertain tax positions due to their insignificance to its financial position and results of operations.

At December 31, 2009, the Company had no net operating loss carryforwards for federal purposes and $2,071,000 for state income tax purposes that are available to offset future taxable income and begin to expire in the year 2022.    At September 30, 2010, the EMS operations had net operating losses of approximately $1,600,000 of net operating losses for federal purposes, and approximately $3,700,000 of net operating losses for state purposes that are available to offset future taxable income and begin to expire in the year 2022.

Note 5.                      Employee Benefit Plans

Pension plan: Winland has a qualified defined contribution 401(k) profit-sharing plan for its employees who meet certain age and service requirements. Employees are allowed to make contributions of up to 15% of their eligible compensation. The plan also provides for a Company-sponsored as determined by the Board of Directors. The EMS portion of Winland’s contribution is approximately $27,000 and $90,000 to the plan for the years ended December 31, 2009 and 2008, respectively. In addition, Winland may make additional discretionary contributions to the plan to the extent authorized by the Board of Directors. There were no discretionary contributions to the plan for the years ended December 31, 2009 and 2008.

Health Savings Account:  Winland has a health savings account plan for its employees who meet certain service requirements.  The plan provides for Winland to make contributions equal to one-half the deductible limit elected by the employee.  The employee may also make contributions equal to one-half the deductible limit elected.  Winland makes contributions to the plan on a quarterly basis on the first day of each quarter.  The contributions cannot be refunded to Winland if the employee’s employment with Winland is terminated voluntarily or involuntarily.  The EMS portion of Winland’s contribution is approximately $113,000 and $152,000 to the plan for the years ended December 31, 2009 and 2008, respectively.

Note 6.                      Major Customers

The EMS business unit has customers which accounted for more than 10 percent of net sales and accounts receivable, as follows:

	December 31		September 30
	2009	2008	2010	2009
Sales percentage:
Customer A	45%	38%	38%	43%
Customer B	13%	4%	15%	15%
Customer C	13%	13%	12%	12%
Customer D	1%	18%	0%	8%

	December 31		September 30
	2009	2008	2010
Accounts receivable percentage:
Customer A	43%	52%	21%
Customer B	27%	16%	3%
Customer C	6%	3%	33%
Customer D	3%	12%	0%

Customer D allowed its contract to expire in March 2009.  The EMS business unit worked with Customer D to transition existing raw and finished inventories to its new supplier during 2009.  As of December 31, 2009, $79,000 of raw inventory was on hand related to Customer D which its new supplier issued a purchase order for to ship in 2010.

Note 7.                        Asset Purchase Agreement

On November 15, 2010, the Company entered into an asset purchase agreement with Nortech Systems, Inc. (“Nortech”). Under the terms of the asset purchase agreement, Nortech will purchase certain inventory, property and equipment, and other assets related to the Company’s EMS operations. In addition, Nortech will assume certain liabilities, including accounts payable and equipment leases, related to the EMS operations.  The Company expects to incur a loss on the disposal of the EMS segment. Winland Electronics, Inc. expects to incur a loss of approximately $808,000 on the disposal of the EMS segment.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders, Audit Committee and Board of Directors
Winland Electronics, Inc.
Mankato, Minnesota

We have audited the accompanying balance sheet of Winland Electronics, Inc. as of December 31, 2009, and the related statements of of operations, changes in stockholders' equity and cash flows for the year then ended.  These financial statements are the responsibility of the company's management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audits included consideration of its internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Winland Electronics, Inc. as of December 31, 2009 and the results of its operations and cash flows for the year then ended, in conformity with U.S. generally accepted accounting principles.

/s/ Baker Tilly Virchow Krause, LLP

Minneapolis, Minnesota
March 19, 2010

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders
Winland Electronics, Inc.

We have audited the accompanying balance sheet of Winland Electronics, Inc. as of December 31, 2008 and the related statements of operations, changes in stockholders’ equity and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and the significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Winland Electronics, Inc. as of December 31, 2008, and the results of its operations and its cash flows for the year then ended, in conformity with U.S. generally accepted accounting principles.

We were not engaged to examine management’s assessment of the effectiveness of Winland Electronics Inc.’s internal control over financial reporting as of December 31, 2008 included in the Company’s Annual Report under the caption “Management’s Report on Internal Control over Financial Reporting” and, accordingly, we do not express an opinion thereon.

/s/ McGladrey & Pullen, LLP

Minneapolis, Minnesota
March 17, 2009

WINLAND ELECTRONICS, INC.
BALANCE SHEETS
DECEMBER 31, 2009 AND 2008 AND SEPTEMBER 30, 2010
(In Thousands, Except Share Data)

			(Unaudited)
ASSETS	December 31, 2009	December 31, 2008	September 30, 2010

Current Assets
Cash and cash equivalents	$55	$356	$182
Accounts receivable, less allowance for doubtful accounts of $49,
$127, and $43, respectively	2,823	3,901	2,532
Refundable income taxes	1,023	595	291
Inventories, less allowance for obsolescence of $562, $569, and $777,
respectively	3,039	4,337	3,319
Prepaid expenses and other assets	256	231	250
Total current assets	7,196	9,420	6,574

Property and equipment at cost
Land and land improvements	383	383	383
Building	3,052	3,052	3,064
Machinery and equipment	7,001	7,028	6,774
Data processing equipment	1,198	1,183	1,125
Office furniture and equipment	460	466	457
Unfinished property and equipment	172	-	118
Total property and equipment	12,266	12,112	11,921
Less accumulated depreciation	(7,937)	(7,201)	(8,212)
Net property and equipment	4,329	4,911	3,709
Total assets	$11,525	14,331	$10,283

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Revolving line of credit agreement	$367	$-	$948
Current maturities of long-term debt	380	392	384
Accounts payable	1,132	2,457	1,456
Accrued expenses:
Compensation	369	446	265
Other short-term tax liabilities	-	-	68
Other	49	121	120
Total current liabilities	2,297	3,416	3,241

Long-Term Liabilities
Long-term debt, less current maturities	699	1,079	413
Deferred revenue	122	130	116
Other long-term tax liabilities	258	129	-
Total long-term liabilities	1,079	1,338	529

Stockholders' Equity
Common stock, par value $0.01 per share; authorized 20,000,000
shares; issued and outstanding 3,686,435, 3,669,148, and 3,699,230 shares, respectively	37	37	37
Additional paid-in capital	5,016	4,913	5,047
Retained earnings	3,096	4,627	1,429
Total stockholders' equity	8,149	9,577	6,513
Total liabilities and stockholders' equity	$11,525	$14,331	$10,283

See accompanying notes to financial statements

WINLAND ELECTRONICS, INC.
STATEMENTS OF OPERATIONS
YEARS ENDED DECEMBER 31, 2009 AND 2008 AND NINE MONTH PERIODS ENDED SEPTEMBER 30, 2010 AND 2009
(In Thousands, Except Share and Per Share Data)

			Nine Months Ended
	Year Ended December 31, 2009	Year Ended December 31, 2008	September 30, 2010	September 30, 2009
			(Unaudited)	(Unaudited)

Net sales	$22,547	$28,665	$14,053	$18,008
Cost of sales	20,291	25,175	13,061	16,153
Gross profit	2,256	3,490	992	1,855

Operating expenses
General and administrative	2,064	2,243	1,339	1,636
Sales and marketing	1,549	1,392	1,039	1,122
Research and development	546	872	290	394
Total operating expenses	4,159	4,507	2,668	3,152

Operating loss	(1,903)	(1,017)	(1,676)	(1,297)

Other income (expense)
Interest expense	(99)	(126)	(100)	(75)
Other income (expense), net	(10)	26	22	(12)
Total other expense	(109)	(100)	(78)	(87)

Loss before income taxes	(2,012)	(1,117)	(1,754)	(1,384)

Income tax benefit (expense)	481	89	87	(150)

Net loss	$(1,531)	$(1,028)	$(1,667)	$(1,534)

Loss per common share:
Basic and diluted	$(0.42)	$(0.28)	$(0.45)	$(0.42)

Weighted-average number of common shares outstanding:
Basic and diluted	3,664,395	3,649,661	3,690,911	3,672,710

See accompanying notes to financial statements

WINLAND ELECTRONICS, INC.
STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
YEARS ENDED DECEMBER 31, 2009 AND 2008 AND NINE MONTH PERIOD ENDED SEPTEMBER 30, 2010
(In Thousands, Except Share Data)

			Additional
	Common Stock		Paid-In	Retained
	Shares	Amount	Capital	Earnings	Total

Balance on December 31, 2007	3,640,741	$36	$4,691	$5,655	$10,382
Issuance of common stock in accordance with employee stock
purchase plan	8,800	-	11	-	11
Issuance of common stock in accordance with employee stock
option plan	19,607	1	15	-	16
Stock-based compensation expense for employee stock
purchase plan	-	-	9	-	9
Stock-based compensation for stock options	-	-	187	-	187
Net loss	-	-	-	(1,028)	(1,028)
Balance on December 31, 2008	3,669,148	$37	$4,913	$4,627	$9,577

Issuance of common stock in accordance with employee stock
purchase plan	17,287	-	10	-	10
Stock-based compensation expense for employee stock					-
purchase plan	-	-	4	-	4
Stock-based compensation expense for stock options	-	-	89	-	89
Net loss	-	-	-	(1,531)	(1,531)
Balance on December 31, 2009	3,686,435	$37	$5,016	$3,096	$8,149

Issuance of common stock in accordance with employee stock
purchase plan (unaudited)	9,795	-	6	-	6
Issuance of common stock in accordance with employee stock
option plan (unaudited)	3,000	-	2	-	2
Stock-based compensation expense for employee stock
purchase plan (unaudited)	-	-	3	-	3
Stock-based compensation for stock options (unaudited)	-	-	20	-	20
Net loss (unaudited)	-	-	-	(1,667)	(1,667)
Balance on September 30, 2010 (unaudited)	3,699,230	$37	$5,047	$1,429	$6,513

See accompanying notes to financial statements

WINLAND ELECTRONICS, INC.
STATEMENTS OF CASH FLOWS
YEARS ENDED DECEMBER 31, 2009 AND 2008 AND NINE MONTH PERIODS ENDED SEPTEMBER 30, 2010 AND 2009
(In Thousands)

			Nine Months Ended
	Year Ended December 31, 2009	Year Ended December 31, 2008	September 30, 2010	September 30, 2009
			(Unaudited)	(Unaudited)

Cash Flows From Operating Activities
Net Loss	$(1,531)	$(1,028)	$(1,667)	$(1,534)
Adjustments to reconcile net loss to net cash
used in operating activities:
Depreciation and amortization	816	817	589	615
Decrease in allowance for doubtful accounts	78	-	(6)	(89)
Loss on disposal of property and equipment	22	-	56	20
Non-cash stock-based compensation	93	196	23	72
Deferred taxes	-	118	(86)	-
Changes in assets and liabilities:
Accounts receivable	1,000	(465)	297	968
Refundable income taxes	(428)	(206)	628	204
Inventories	1,298	371	(280)	520
Prepaid expenses	(25)	22	6	(215)
Accounts payable	(1,325)	654	324	(929)
Accrued expenses, including deferred
revenue and other tax liabilities	(28)	(553)	(39)	159
Net cash used in operating activities	(30)	(74)	(155)	(209)

Cash Flows From Investing Activities
Purchases of property and equipment	(264)	(237)	(31)	(75)
Proceeds from sale of property and equipment	8	-	7	8
Net cash used in investing activities	(256)	(237)	(24)	(67)

Cash Flows From Financing Activities
Net borrowings on revolving line of credit	367	-	581	506
Payments on long-term borrowings, including capital
lease obligations	(392)	(512)	(282)	(302)
Proceeds from issuance of common stock	10	27	7	6
Net cash provided by (used in) financing activities	(15)	(485)	306	210

Net increase (decrease) in cash and cash equivalents	(301)	(796)	127	(66)

Cash and cash equivalents
Beginning of period	356	1,152	55	356
End of period	$55	$356	$182	$290

Supplemental information
Cash payments for:
Interest	$104	$124	$81	$77
Cash received from:
Income taxes	$183	$-	$628	$183

Supplement Schedule of Noncash Investing and Financing Activities
Acquisition of property and equipment in accounts payable	$-	$74	$-	$-

Reclassification of other tax liability from long-term to short-term	$-	$-	$258	$-

See accompanying notes to financial statements

WINLAND ELECTRONICS, INC.
NOTES TO FINANCIAL STATEMENTS
Years Ended December 31, 2009 and 2008

(INFORMATION PERTAINING TO THE NINE MONTHS ENDED AND AS OF
SEPTEMBER 30, 2010 AND 2009 IS UNAUDITED)

Note 1.                      Nature of Business and Significant Accounting Policies

Nature of business: Winland Electronics, Inc. (“Winland” or the “Company”) designs and manufactures custom electronic controls and assemblies primarily for original equipment manufacturer (“OEM”) customers, providing services from early concept studies through complete product realization.  The Company operates in two reportable segments, Electronic Manufacturing Services (EMS) and Proprietary Products (Proprietary) as defined by The Financial Accounting Standards Board “FASB” Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles (“ASC”) Topic 280 Segment Reporting.

A summary of Winland’s significant accounting policies follow:

Use of estimates: The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and related disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Significant estimates include allowances for obsolete inventories, rework and warranties, valuation of long-lived assets and doubtful accounts.  Winland cannot assure that actual results will not differ from those estimates.

Revenue Recognition: In most cases, revenue is recognized from the sale of products and out of warranty repairs when the product is delivered to a common carrier for shipment and title transfers.

A portion of the Company’s business involves shipping product to a primary customer’s location where it is held in a separate warehouse.  Revenue is recognized when that customer notifies Winland that the inventory has been removed from the warehouse and title to the product is transferred.

Revenue recognition occurs for engineering design as services are completed.  Winland has an agreement with one particular customer to amortize the cost of engineering design services as part of the piece part cost of the manufactured unit.  For the year ended December 31, 2008, the customer paid Winland approximately $31,000 for these services.  These payments were classified as unearned revenue and recorded in Other Accrued Liabilities on the balance sheet.  There was no unearned revenue as of December 31, 2009 or September 30, 2010.

Shipping and handling charges billed to customers are included in net sales, and shipping and handling costs incurred by the Company are included in cost of sales. For all sales, Winland either has a binding purchase order or customer accepted and signed engineering quote as evidence of the arrangement.  Winland does not generally accept returns but does provide a limited warranty as outlined below under Allowance for Rework and Warranty Costs.  Sales and use taxes are reported on a net basis, excluding them from sales and cost of sales.

Cash and cash equivalents: Cash and cash equivalents include money market mutual funds and other highly liquid investments defined as maturities of three months or less from date of purchase.  Winland maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits. Winland has not experienced any losses in such accounts.

Allowance for Doubtful Accounts:  The Company generally requires no collateral from its customer with respect to trade accounts receivable.   Invoices are generally due 30 days after presentation. Accounts receivable over 30 days are considered past due. Winland evaluates its allowance for uncollectible accounts on a quarterly basis and reviews any significant customers with delinquent balances to determine future collectability. Winland bases its determinations on legal issues, past history, current financial and credit agency reports, and experience. Winland reserves for accounts deemed to be uncollectible in the quarter in which the determination is made.  Management believes these values are estimates and may differ from actual results.  Winland believes that, based on past history and credit policies, the net accounts receivable are of good quality.  Bad debt expense for the year ended December 31, 2009 was $51,000 offset by collection of $60,000 for a previously written off bad debt.   Bad debt expense for the year ended December 31, 2008 was $109,000.

Note 1.                      Nature of Business and Significant Accounting Policies (Continued)

Bad debt expense for the nine months ended September 30, 2010 was $22,000 offset by collection of $28,000 for a previously written off bad debt. Bad debt expense for the nine months ended September 30, 2009 was $27,000, offset by collection of $60,000 for a previously written off bad debt. The Company writes off accounts receivable when they are deemed uncollectible and record recoveries of trade receivables previously written off when collected.  The Allowance for Doubtful Accounts was $49,000 and $127,000 at December 31, 2009 and 2008, respectively. The allowance for doubtful accounts was $43,000 at September 30, 2010.

Inventory Valuation: Raw component and finished goods inventories are stated at the lower of cost, using the first-in, first-out (FIFO) method, or market value.  Winland estimates excess, slow moving and obsolete reserves for inventory on a quarterly basis based upon order demand and production requirements for its major customers and annual reviews for other customers. Management’s estimated reserve for slow moving and obsolete inventories was $562,000 and $569,000 as of December 31, 2009 and 2008, respectively. Management’s estimated reserve for slow moving and obsolete inventories was $777,000 as of September 30, 2010.

Depreciation: Depreciation is computed using the straight-line method based on the estimated useful lives of the various assets, as follows:

Years
Land improvements	17 - 20
Building	39 - 40
Machinery and equipment	5 - 7
Data processing equipment	3 - 7
Office furniture and equipment	3 - 7

Long-lived assets: Net long-lived assets amounted to $4.3 million at December 31, 2009 and $3.7 million at September 30, 2010.  Considerable management judgment is necessary in estimating future cash flows and other factors affecting the valuation of long-lived assets including the operating and macroeconomic factors that may affect them. The Company uses historical financial information, internal plans and projections and industry information in making such estimates.  While the Company currently believes the expected cash flows from these long-lived assets exceeds the carrying amount, materially different assumptions regarding future performance and discount rates could result in future impairment losses. In particular, if the Company no longer believes it will achieve its long-term projected sales or operating expenses, the Company may conclude in connection with any future impairment tests that the estimated fair value of our long-lived assets are less than the book value and recognize an impairment charge. Such impairment would adversely affect earnings.  There were no impairment losses recognized in 2009 or 2008 or 2010.

Allowance for Rework and Warranty Costs: Winland provides a limited warranty to its OEM customers who require it to repair or replace product that is defective, due to Company workmanship issues, at no cost to the customer.  In addition, Winland provides a limited warranty for its proprietary products for a period of one year, which requires Winland to repair or replace defective product at no cost to the customer or refund the purchase price.  Reserves are established based on historical experience and analysis for specific known and potential warranty issues.  The reserve reflecting historical experience and potential warranty issues is determined based on specific customer experience factors including rate of return by item, average weeks outstanding from production to return, average cost of repair and relation of repair cost to original sales price.  Any specific known warranty issues are considered individually.   These are analyzed to determine the probability and the amount of financial exposure, and a specific reserve is established.  The allowance for rework and warranty costs was $45,000 and $80,000 as of December 31, 2009 and 2008, respectively.  The allowance for rework and warranty costs was $56,000 as of September 30, 2010. The product warranty liability reflects management’s best estimate of probable liability under Winland’s product warranties and may differ from actual results.

Note 1.                      Nature of Business and Significant Accounting Policies (Continued)

Changes in Winland’s warranty liability, which is included in other accrued liabilities on the balance sheets, are approximately as follows:

	Years Ended December 31
	2009	2008
Balance, beginning	$80,000	$160,000
Accruals for products sold	106,000	209,000
Expenditures incurred	(102,000)	(272,000)
Change in estimate	(39,000)	(17,000)
Balance, ending	$45,000	$80,000

	For the Nine Months Ended September 30,
	2010	2009
Balance, Beginning	$45,000	$80,000
Accruals for products sold	70,000	86,000
Expensing of specific warranty items	(70,000)	(83,000)
Change in estimate	11,000	(32,000)
Balance, Ending	$56,000	$51,000

Income taxes:  Income taxes are accounted for in accordance with FASB ASC Topic 740 Income Taxes.  Deferred tax assets and liabilities are recognized for the future tax consequences attributable to the differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. In assessing the realizability of deferred income tax assets, Winland considers whether it is "more likely than not," according to the criteria that some portion or all of the deferred income tax assets will be realized. The ultimate realization of deferred income tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Per FASB ASC 740-10-25-5 Winland recognizes the financial statement benefit of a tax position only after determining that the relevant tax authority would more likely than not sustain the position following an audit. For tax positions meeting the more likely than not threshold, the amount recognized in the financial statements is the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement with the relevant tax authority.

Fair value of financial instruments: Management estimates that the carrying value of long-term debt approximates fair value, estimated based on interest rates for the same or similar debt offered to Winland having the same or similar remaining maturities and collateral requirements. The carrying values of cash and cash equivalents, accounts receivable, accounts payable and revolving line-of-credit approximate their fair value due to the short-term nature of these instruments.

Loss per common share: Basic loss per common share is computed by dividing the net loss by the weighted-average number of common shares outstanding during the period. Diluted loss per common share is computed by dividing the net loss by the weighted-average number of common shares outstanding during the period, including potentially dilutive shares such as the options and warrants to purchase shares of common stock at various amounts per share (see Note 7).  For years ended December 31, 2009 and 2008, the diluted loss per share was the same as basic loss per share since the effects of options and warrants would have been anti-dilutive. The diluted share calculation excluded 402,500 and 480 weighted average shares for the years ended December 31, 2009 and 2008, respectively, as inclusion of these shares would have been anti-dilutive. The diluted share calculation excluded 336,500 and 390,000 weighted average shares for the three and nine months ended September 30, 2010, and for the three and nine months ended September 30, 2009, respectively.

Employee stock based compensation plans: Winland had stock-based compensation plans, which are described more fully in Note 7.  Winland accounts for these plans under FASB ASC Topic 718-50, Employee Share Purchase Plans.

Note 1.                      Nature of Business and Significant Accounting Policies (Continued)

Research and development expense: Winland expenses research and development costs as incurred. Research and development expenses of $546,000 and $872,000 were charged to operations during the years ended December 31, 2009 and 2008, respectively. Research and development expenses of $290,000 and $394,000 were charged to operations during the nine months ended September 30, 2010 and 2009, respectively.

Advertising expense:  Advertising is expensed as incurred and was $52,000 and $69,000 for the years ended December 31, 2009 and 2008, respectively.

Subsequent events:  The Company evaluates events occurring after the date of the financial statements for events requiring recording or disclosure in the financial statements.

Recently issued accounting pronouncements:  Effective September 15, 2009, Winland adopted FASB SFAS No. 168, The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles (“ASC”).  The FASB ASC is effective for interim and annual periods ending after September 15, 2009.  All accounting literature not included in the Codification will be non-authoritative.  The adoption of this FASB ASC did not impact the Company’s financial statements or its results of operations.

Effective January 1, 2009, Winland adopted FASB ASC 810, Consolidation.  FASB ASC 810 requires all entities to report non-controlling interests as equity in the consolidated financial statements.  The adoption of FASB ASC 810 did not impact the Company’s financial statements or results of operations.

Effective January 1, 2009, Winland adopted FASB ASC 820, Fair Value Measurements and Disclosures. FASB ASC 820 defines fair value, establishes a framework and gives guidance regarding the methods used for measuring fair value and expands disclosures about fair value measurements. The adoption of FASB ASC 820 did not impact the Company’s financial statements.

Unaudited interim results: The accompanying balance sheet as of September 30, 2010 and statements of operations for the nine months ended September 30, 2010 and 2009 and the statements of cash flows for the nine months ended September 30, 2010 and 2009, and the statement of shareholders’ deficit for the nine months ended September 30, 2010 are unaudited. The unaudited interim financial statements have been prepared on the same basis as the annual financial statements and, in the opinion of the Company’s management, reflect all adjustments (consisting of normal recurring adjustments) considered necessary to present fairly the Company’s financial position as of September 30, 2010 and results of operations for the nine months ended September 30, 2010 and 2009 and the results of cash flows for the nine months ended September 30, 2010 and 2009. The financial data and other information disclosed in these notes to the financial statements relative to the nine month periods presented are unaudited. The results for the nine months ended September 30, 2010 and 2009 are not necessarily indicative of the results to be expected for the year ending December 31, 2010 or 2009 or any other interim period or for any other future year.

The Company’s future liquidity needs will depend on many factors, including the timing and amount of its revenues and its investment decisions, which may affect the Company’s ability to generate additional cash.  If cash generated from operations and financing activities, through the use of the Company’s accounts receivable agreement at least the next twelve months, is insufficient to satisfy working capital requirements during the next twelve months, the Company may seek additional funding through bank borrowings or other means.  There can be no assurance that the Company will be able to secure such additional funding on acceptable terms or at all.

Reclassifications:  Certain condensed statement of operations and segment reporting footnote disclosure amounts for the nine months ended September 30, 2009 have been reclassified to be consistent with the classifications adopted for the same period ended September 30, 2010.  These reclassifications had no impact on operating loss, net loss or retained earnings.

Note 2.  Segment Reporting

Effective January 1, 2008, the Company began reporting results of operations by two unique reportable segments, Electronic Manufacturing Services (EMS) and Proprietary Products (Proprietary).  The Company evaluates the performance of operating segments and allocates resources based on profit and loss from operations.

Note 2.  Segment Reporting (Continued)

The Company’s EMS segment consists of the design and manufacturing of printed circuit board assemblies and higher level products sold mainly to Original Equipment Manufacturer (OEM) customers.  Winland offers complete solutions to OEM customer needs by providing value-added services that complement its contract manufacturing capabilities.  This is part of a “concept to product realization” strategy, the elements of which may include product concept studies, product design, printed circuit board design, design for manufacturing, higher level assembly and box build, repair service, and legacy support.  These services differentiate Winland from many competitors and are intended to increase customer satisfaction, confidence, and loyalty.  Winland views EMS customers as strategic partners and works to provide these partners with high level customer care and technical services.

The Company’s Proprietary segment represents an established family of environmental security products that can monitor critical environments including simple and sophisticated microprocessor and mechanically controlled sensors and alarms.  These products monitor and detect critical environmental changes, such as changes in temperature or humidity, water leakage and power failures.

The Company’s remaining activities are included in “Other”.  These are unallocated corporate level expenses, which include costs related to the administrative functions performed in a centralized manner and not attributable to particular segments (e.g., executive compensation expense, accounting, human resources and information technology support), are reported in the reconciliation of the segment totals to consolidated totals as “Other” items.

Segment assets or other balance sheet information are not presented to the Company’s chief operating decision maker.  Accordingly, the Company has not presented information relating to segment assets.  The following table presents net sales and operating income (loss) by reportable segment.

WINLAND ELECTRONICS, INC.
SEGMENT REPORTING

($ in thousands)	EMS	Proprietary	Other	Total
Nine months ended September 30, 2010
Net sales	$11,603	$2,450	$-	$14,053
Gross profit	(63)	1,055	-	992
Operating income (loss)	(366)	319	(1,629)	(1,676)

Nine months ended September 30, 2009
Net sales	$15,636	$2,372		$18,008
Gross profit	755	1,100		1,855
Operating income (loss)	405	328	(2,030)	(1,297)

Twelve months ended December 31, 2009
Net sales	$19,356	$3,191	$-	$22,547
Gross profit	928	1,328	-	2,256
Operating income (loss)	(103)	264	(2,064)	(1,903)

Twelve months ended December 31, 2008
Net sales	$25,292	$3,373	$-	$28,665
Gross profit	2,116	1,374	-	3,490
Operating income (loss)	1,099	127	(2,243)	(1,017)

Note 3.                      Inventories

The components of inventories were as follows:

	December 31, 2009	December 31, 2008	September 30, 2010
Raw materials	$ 2,202,000	$ 2,923,000	$ 2,541,000
Work in progress	275,000	423,000	320,000
Finished goods	562,000	991,000	458,000
Total	$ 3,039,000	$ 4,337,000	$ 3,319,000

Note 4.                      Financing Arrangement and Long-Term Debt

Winland has a $2,500,000 revolving line of credit agreement which expires on June 28, 2010. Advances are due on demand, secured by substantially all Company assets, and are subject to a defined borrowing base equal to 80% of qualified accounts receivable.  Interest on advances accrues at the minimum of 5.0% or the monthly LIBOR rate plus three and one half percent (3.5%).  As of December 31, 2009, interest was accrued at the minimum of 5.0%.  As of December 31, 2009, $367,000 was outstanding on the revolving line of credit agreement with no balances outstanding at December 31, 2008.  At December 31, 2009, $1,650,000 was available for borrowing under the terms of this agreement.  See also (a) following.

The following is a summary of long-term debt:

	December 31		September 30
	2009	2008	2010
6.44% mortgage note payable, due in monthly installments of $11,373,
including interest, to October 1, 2014, secured by property (a),(b)	$552,000	$649,000	$474,000
6.50% note payable, paid in full in 2009	-	39,000	-
Capital lease obligations bearing interest ranging from 6.25% to 8.01%, due in monthly installments of $1,138 to $6,426, to December 2012,
secured by equipment	527,000	783,000	323,000
	$1,079,000	$1,471,000	$797,000

Less current maturities	380,000	392,000	384,000
Total long-term debt	$699,000	$1,079,000	$413,000

(a) These agreements have certain financial and non-financial covenants, which, among others, require the Company to maintain a minimum tangible net worth, a maximum leverage ratio, a maximum debt to tangible net worth, a minimum cash flow coverage ratio, imposes limits on capital expenditures and disallows the declaration or payment of dividends.
(b) As of December 31, 2009 and 2008, Winland was in violation of the minimum cash flow coverage covenant for this agreement.  The issuing financial institution has granted a waiver of this covenant as of December 31, 2009 and 2008.

On August 18, 2010, Winland and PrinSource Capital Companies, LLC ("PrinSource") entered into an Accounts Receivable Agreement (the "Agreement").  The Agreement continues in full force and effect until August 18, 2011 ("Initial Termination Date") and shall automatically and continually renew for successive periods of twelve months (each such period referred to as a "Renewal Period") from the Initial Termination Date or the end of a Renewal Period subject to certain conditions contained in the Agreement.

The Agreement allows PrinSource to purchase from Winland certain eligible accounts based on PrinSource's sole and absolute discretion.  Upon approval and acceptance by PrinSource, PrinSource will pay Winland seventy-five percent (75%) of the eligible account (the "Part Payment") prior to such receivable actually being paid to Winland.  Upon the payment of such receivable to Winland, PrinSource will pay to Winland one hundred percent (100%) of such eligible account, reduced by a per diem fee equal to 1/18th (one eighteenth of one percent) per day from the time that the Part Payment was made by PrinSource to Winland and a one-time processing fee equal to 1/4% (twenty-five hundredths of one percent).  Winland agreed to generate a minimum of fees monthly ("Monthly Minimum") equal to $2,500.00 for per diem and processing fees.

Winland retains the ultimate responsibility for collection of the receivable, and thus has accounted for the Agreement as a secured borrowing transaction.

Note 4.                      Financing Arrangement and Long-Term Debt (Continued)

The Agreement replaced the revolving line-of-credit Winland had with Marshall & Ilsley Bank.  The $367,000 outstanding balance on the revolving line-of-credit as of December 31, 2009 was paid in full and the revolving line-of-credit closed.

The outstanding balance under the Agreement was $948,000 as of September 30, 2010.

Approximate maturities of long-term debt and future minimum lease payments on capital leases for years subsequent to December 31, 2009, are as follows:

	Long-term Debt	Capital leases
2010	$104,000	$307,000
2011	111,000	231,000
2012	118,000	30,000
2013	126,000	-
2014	93,000	-
Thereafter	-	-
Total	$552,000	$568,000

Less amount representing interest		41,000
Present value of net minimum lease payments		527,000
Less current portion		276,000
Long-term portion		$251,000

The cost and accumulated depreciation of assets acquired under capital leases were as follows:

	December 31		September 30
	2009	2008	2010
Cost	$1,711,000	$1,714,000	$1,711,000
Accumulated amortization	1,074,000	924,000	1,187,000
Net leased property under capital leases	$637,000	$790,000	$524,000

Amortization of capital leases is included in depreciation expense.

Note 5.                      Deferred Revenue

During 1994, Winland and the city of Mankato entered into a tax increment financing agreement for the construction of its operating facility. In connection with this agreement, the city donated land improvements to Winland with a fair value of $270,009. The fair value of land improvements donated was accounted for as deferred revenue and is being amortized over 39 years, which is the life of the building.

Note 6.                      Income Taxes

Components of income tax benefit (expense) are as follows:

	Year Ended		Nine Months Ended
	December 31		September 30
	2009	2008	2010	2009
Current benefit	$481,000	$207,000	$1,000	$(21,000)
Deferred expense	-	(118,000)	86,000	(129,000)
	$481,000	$89,000	$87,000	$(150,000)

Note 6.                      Income Taxes (Continued)

The statutory income tax rate reconciliation to the effective rate is as follows:

	December 31				September 30
	2009		2008		2010		2009
Statutory U.S. income tax rate	(34	) %	(34	) %	(34	) %	(34	) %
State benefit (tax), net of federal tax effect	(4)		(4)		(4)		(4)
Research and Development Credits	6		-		-		11
Change in Valuation Allowance	4		24		40		38
Other, including permanent differences	4		6		(7)		-
Effective income tax benefit rate	(24	) %	(8	) %	(5	) %	11%

Deferred tax assets (liabilities) consist of the following components:

	December 31		September 30
	2009	2008	2010
Deferred tax assets:
Inventory	$269,000	$275,000	$294,000
Allowance for doubtful accounts	19,000	49,000	16,000
Non-qualified stock options	73,000	69,000	65,000
Accrued expenses	59,000	105,000	81,000
Research Credit Carryover	137,000	116,000	25,000
Net operating loss carryforward	132,000	57,000	828,000
Other	20,000	16,000	77,000
Valuation Allowance	(377,000)	(271,000)	(1,056,000)
	332,000	416,000	330,000
Deferred tax liabilities:
Property and equipment	(288,000)	(367,000)	(260,000)
Prepaid expenses and other	(44,000)	(49,000)	(70,000)
	(332,000)	(416,000)	(330,000)
Net deferred tax assets	$-	$-	$-

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Winland records a tax valuation allowance when it is more likely than not that it will not be able to recover the value of its deferred tax assets.  For the years ended December 31, 2009 and 2008, Winland recorded tax valuation allowances of $106,000 and $271,000, respectively, against its deferred tax assets.  The tax effect of the Company’s valuation allowance for deferred tax assets is included in the annual effective tax rate.  As of December 31, 2009 and 2008, the Company calculated its estimated annualized effective tax benefit rate at 24% and 8%, respectively.  The Company recognized an income tax benefit of $481,000 (net of the valuation allowance and an adjustment to unrecognized tax benefits of $129,000) based on its $2,012,000 pre-tax loss for year ended 2009 compared to an income tax benefit of $89,000 (net of the valuation allowance) based on its $1,117,000 pre-tax loss for year ended 2008.

As of September 30, 2010 and 2009, the Company calculated its estimated annualized effective tax rate at 4% and -7%, respectively.  The Company recognized an income tax benefit of $87,000 based on its $1,754,000 pre-tax loss for the nine months ended September 30, 2010.  The $87,000 tax benefit was for recognizing previous uncertain tax positions related to the Company’s research and development credits.  The Company recognized an income tax expense of $150,000 for uncertain tax positions and AMT taxes based on its $1,384,000 pre-tax loss for the nine months ended September 30, 2009. The Company recorded a valuation allowance of $679,000 and $871,000 for the nine months ended September 30, 2010 and 2009 respectively.

Note 6.                      Income Taxes (Continued)

Winland recognizes the financial statement benefit of a tax position only after determining that the relevant tax authority would more likely than not sustain the position following an audit.  For tax positions meeting the more-likely-than-not threshold, the amount recognized in the financial statements is the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement with the relevant tax authority.

The Company files income tax returns in the U.S. federal and state jurisdictions and is currently under examination by the Internal Revenue Service (IRS) for its 2004 through 2007 tax years and the State of Minnesota for its 2003 through 2006 tax years.   The Company recognized a $301,000 reduction in income tax expense as of December 31, 2007 for credits filed with the Internal Revenue Service and the State of Minnesota for tax years 2003 through 2007, net of $129,000 reserve for FASB ASC 740, Income Taxes.  An additional $129,000 of unrecognized tax benefits was recorded for the year ended December 31, 2009 for changes in estimate on positions taken in these open years. An additional $10,000 of unrecognized tax benefits was recorded for the three and nine months ended September 30, 2010 for changes in judgment on positions taken on Minnesota income tax returns these open years. The unrecognized tax benefits were reduced by $200,000 due to a settlement reached with the IRS. The years 2004 through 2009 remain open for examination by other state agencies.  A reconciliation of the unrecognized tax benefit is as follows:

	December 31		September 30
	2009	2008	2010
Beginning Balance	$129,000	$129,000	$258,000
Additions for tax positions taken for open tax years	129,000	-	-
Reductions for positions effectively settled	-	-	(190,000)
Ending Balance	$258,000	$129,000	$68,000

The Company recognizes interest accrued on unrecognized tax benefits as well as interest received from favorable tax settlements within interest expense.  The Company recognizes penalties accrued on unrecognized tax benefits within general and administrative expenses.  As of December 31, 2009 and 2008, the Company recognized no interest or penalties related to uncertain tax positions due to their insignificance to its financial position and results of operations.

At December 31, 2009, the Company had no net operating loss carryforwards for federal purposes and $2,071,000 for state income tax purposes that are available to offset future taxable income and begin to expire in the year 2022.  At December 31, 2009, the Company had federal and Minnesota research and development tax credit carryforwards of $135,000 and $39,000, respectively, which begin to expire in the years 2026 and 2022, respectively.

Given the fact that the Company is currently under audit by the State of Minnesota, it is possible that significant changes in the gross balance of unrecognized tax benefits may occur within the next year.  An estimate of the range of such gross changes cannot be made at this time.   The Company expects that any changes would have a significant impact on its effective tax rate and expected cash receipts for income taxes refundable within the next year.

Note 7.                      Warrants and Stock-Based Compensation Plans

Warrants: The Company has warrants outstanding to purchase 12,500 shares of common stock at a weighted average exercise price of $3.52 per share.  These warrants were granted prior to 2007 and expire at various dates commencing February 1, 2009.

Employee stock purchase plan:  The 1997 Employee Stock Purchase Plan (ESPP) has provided Winland employees the opportunity to purchase common stock through payroll deductions.  The purchase price is set at the lower of 85% of the fair market value of common stock at the beginning of the participation period or 85% of the fair market value on the purchase date.  The participation periods have a 6-month duration beginning in January and July of each year.  A total of 300,000 shares of common stock were authorized for issuance under the ESPP of which 127,085 have been issued.  Winland issued 17,287 and 8,800 shares for the years ended December 31, 2009 and 2008, respectively, incurring $4,000 and $9,000 of compensation expense under this plan for those years.

Note 7.                      Warrants and Stock-Based Compensation Plans (Continued)

Stock option plans: As of December 31, 2008, Winland had one equity-based compensation plan, the 2008 Equity Incentive Plan, from which stock-based compensation awards can be granted to eligible employees, officers or directors.  Previous to this plan, stock-based compensation awards were granted from the 2005 Equity Incentive Plan.  The plans are as follows:

2008 Equity Incentive Plan – This plan provides awards in the form of incentive stock options, nonqualified stock options, and restricted stock.  Currently, this is the only plan under which awards are authorized for grant.  As amended by the shareholders in May 2009, up to 500,000 shares are authorized for issuance under the plan.  Awards issued under the plan as of December 31, 2009 include 137,000 shares of incentive stock options and 44,000 nonqualified stock options of which 181,000 are outstanding and 69,000 of which are vested at December 31, 2009.  The exercise price is equal to the fair market value of Winland’s common stock at the date of grant. Options generally vest over five years and have a contractual life up to 10 years.  Option awards provide for accelerated vesting if substantially all of Winland’s assets are transferred through an acquisition, merger, reorganization or other similar change of control transaction.

2005 Equity Incentive Plan – This plan provided grants in the form of incentive stock options, nonqualified stock options, and restricted stock.  This plan was terminated as to future grants in May 2008.  As of December 31, 2009, there were 209,000 options outstanding under this plan of which 114,800 are vested.

Winland uses the Black-Scholes option pricing model to estimate the fair value of stock-based awards with the following weighted-average assumptions for the indicated periods.

	December 31		September 30
	2009	2008	2010	2009
Expected life, in years	5-10	5-10	5-10	5-10
Expected volatility	81.9%	69.5%	82.8%	84.5%
Risk-free interest rate	2.6%	3.3%	2.4%	3.2%
Dividend yield	0.0%	0.0%	0.0%	0.0%

Winland calculates the expected life of awards using historical data to estimate option exercises and employee terminations.  Expected volatility is based on daily historical fluctuations of Winland’s common stock using the closing market value for the number of days of the expected term immediately preceding the grant.  The risk-free interest rate is based on the U.S. Treasury yield curve in effect at the time of the grant for a bond with a similar term.

Winland receives a tax deduction for certain stock option exercises and disqualifying stock dispositions during the period the options are exercised or the stock is sold, generally for the excess of the price at which the options are sold over the exercise prices of the options.  In accordance with FASB ASC 718-10-50-1, Winland revised its presentation in the Statements of Cash Flows to report any tax benefit from the exercise of stock options as financing cash flows.  For the years ended December 31, 2009 and 2008, there were no such stock option exercises and disqualifying stock dispositions.

Net cash proceeds from the exercise of stock options were $16,000 for the year ended December 31, 2008 with no options being exercised in 2009.

Note 7.                      Warrants and Stock-Based Compensation Plans (Continued)

The following table represents stock option activity for the years ended December 31, 2009 and 2008 and for the nine months ended September 30, 2010:

	Number of Shares	Weighted Average Exercise Price	Weighted Average Remaining Contract Life	Aggregate Intrinsic Value
Outstanding options at January 1, 2008	371,100	$3.10
Granted	233,500	1.72
Exercised	(8,800)	1.27
Forfeited	(127,000)	3.13
Outstanding options at December 31, 2008	468,800	$2.44	5.30 Yrs	$2,000

Exercisable at December 31, 2008	154,000	$3.01	4.89 Yrs	$2,000

Outstanding options at January 1, 2009	468,800	$2.44
Granted	34,000	0.65
Exercised	-	-
Forfeited	(112,800)	2.66
Outstanding options at December 31, 2009	390,000	$2.22	5.30 Yrs	$8,500

Exercisable at December 31, 2009	183,800	$2.51	5.74 Yrs	$4,000

Outstanding options at January 1, 2010	390,000	$2.22
Granted (unaudited)	22,000	0.89
Exercised (unaudited)	(3,000)	0.50
Forfeited (unaudited)	(85,000)	1.79
Outstanding options at September 30, 2010	324,000	$2.25	4.62 Yrs	$1,100

Exercisable at September 30, 2010	220,200	$2.34	5.10 Yrs	$1,100

The following table summarizes information about stock options outstanding at September 30, 2010:

	Options Outstanding			Options Exercisable
Range of Exercise Prices	Number of Shares	Weighted-Average Remaining Contractual Life (Years)	Weighted-Average Exercise Price	Number of Shares	Weighted-Average Exercise Price
$0.448 - $1.344	65,000	8.1	$0.74	48,200	$0.76
$1.344 - $1.792	105,000	4.3	1.63	58,800	1.65
$1.792 - $2.240	5,500	7.3	2.23	5,500	2.23
$2.240 - $2.688	23,000	2.6	2.48	12,200	2.43
$2.688 - $3.584	79,500	3.2	3.26	54,300	3.26
$3.584 - $4.032	24,000	1.9	3.62	19,200	3.62
$4.032 - $4.480	22,000	5.1	4.30	22,000	4.30
	324,000	4.6	$2.25	220,200	$2.34

The aggregate intrinsic value of options outstanding and options exercisable is based upon the Company’s closing stock price on the last trading day of the fiscal year for the in-the-money options.

The total intrinsic value of options exercised during the year ended December 31, 2008 was $5,000. No options were exercised during the year ended December 31, 2009.

Note 7.                      Warrants and Stock-Based Compensation Plans (Continued)

The weighted average fair value of stock options granted with an exercise price equal to the deemed stock price on the date of grant during 2009 and 2008 was $0.65 and $1.13, respectively. For the nine months ended September 30, 2010, the Company granted 22,000 options which had weighted average grant date fair values of $0.59.  For the nine months ended September 30, 2009, the Company granted 34,000 options which had weighted average grant date fair values of $0.51.

At December 31, 2009, there was $102,000 of unrecognized compensation cost, adjusted for estimated forfeitures, related to share-based payments which is expected to be recognized over a weighted-average period of 2.1 years and will be adjusted for any future changes in estimated forfeitures. For the nine months ended September 30, 2010, the Company recognized expense of $23,000 related to compensation expense for stock based compensation awards compared to compensation expense of $72,000 for the nine months ended September 30, 2009.  At September 30, 2010, there was $37,000 of unrecognized compensation cost related to share-based payments which is expected to be recognized over a weighted-average period of 1.72 years.

Note 8.                      Employee Benefit Plans

Pension plan: Winland has a qualified defined contribution 401(k) profit-sharing plan for its employees who meet certain age and service requirements. Employees are allowed to make contributions of up to 15% of their eligible compensation. The plan also provides for a Company-sponsored as determined by the Board of Directors. Winland contributed approximately $31,000 and $103,000 to the plan for the years ended December 31, 2009 and 2008, respectively. In addition, Winland may make additional discretionary contributions to the plan to the extent authorized by the Board of Directors. There were no discretionary contributions to the plan for the years ended December 31, 2009 and 2008.

Health Savings Account:  Winland has a health savings account plan for its employees who meet certain service requirements.  The plan provides for Winland to make contributions equal to one-half the deductible limit elected by the employee.  The employee may also make contributions equal to one-half the deductible limit elected.  Winland makes contributions to the plan on a quarterly basis on the first day of each quarter.  The contributions cannot be refunded to Winland if the employee’s employment with Winland is terminated voluntarily or involuntarily.  Winland contributed approximately $130,000 and $175,000 to the plan for the years ended December 31, 2009 and 2008, respectively.

Note 9.                      Major Customers

Winland has customers which accounted for more than 10 percent of net sales as follows:

	December 31		September 30
	2009	2008	2010	2009
Sales percentage:
Customer A	39%	33%	32%	38%
Customer B	12%	11%	12%	11%
Customer C	11%	4%	10%	13%
Customer D	6%	16%	0%	6%

	December 31		September 30
	2009	2008	2010
Accounts receivable percentage:
Customer A	33%	40%	16%
Customer B	21%	12%	2%
Customer C	5%	2%	26%
Customer D	2%	9%	0%

Customer D allowed its contract with Winland to expire in March 2009.  Winland worked with Customer D to transition existing raw and finished inventories to its new supplier during 2009.  As of December 31, 2009, $79,000 of raw inventory was on hand related to Customer D which its new supplier issued a purchase order for to ship in 2010.

Note 10.                        Shareholder Rights Plan

On December 9, 2003, Winland’s Board of Directors adopted a Shareholder Rights Plan. Under the plan, rights were constructively distributed as a dividend at the rate of one right for each share of common stock of Winland held by the shareholders of record as of the close of business on December 31, 2003. Each right entitles its holder to purchase one-hundredth of a share of Series A Junior Participating Preferred Stock at an exercise price of $36. The rights will only be exercisable if a person or group acquires, has the right to acquire, or has commenced a tender offer for 15 percent or more of Winland’s outstanding common stock. The rights are nonvoting, pay no dividends, expire on December 9, 2013, and may be redeemed by Winland for $0.001 per right at any time before the 15th day (subject to adjustment) after a 15 percent position is acquired. The rights have no effect on earnings per share until they become exercisable.

After the rights are exercisable, if Winland is acquired in a merger or other business combination, or if 50% or more of Winland’s assets are sold, each right will entitle its holder (other than the acquiring person or group) to purchase, at the then current exercise price, common stock of the acquiring entity having a value of twice the exercise price.  In connection with the adoption of the Shareholder Rights Plan, the Board of Directors has designated 60,000 shares of previously undesignated stock as Series A Junior Participating Preferred Stock. The shares have a par value of $0.01 per share and a liquidation value equal to the greater of $100 or 100 times the aggregate amount to be distributed per share to holders of common stock. Shares of Series A Junior Participating Preferred Stock are not convertible into shares of Winland’s common stock. Each share of Series A Junior Participating Preferred Stock will be entitled to a minimum preferential quarterly dividend payment equal to the greater of $1 per share or an aggregate dividend of 100 times the dividend declared per share of common stock. Each share of Series A Junior Participating Preferred Stock has 100 votes. In the event of any merger, consolidation or other transaction in which common stock is exchanged; each share of Series A Junior Participating Preferred Stock will be entitled to receive 100 times the amount received per share of common stock. There are no shares of Series A Junior Participating Preferred Stock outstanding.

Note 11.                        (Unaudited) Subsequent to the Dates of the Independent Registered Public Accounting Firm Report

On November 15, 2010, the Company entered into an asset purchase agreement with Nortech Systems, Inc. (“Nortech”). Under the terms of the asset purchase agreement, Nortech will purchase certain inventory, property and equipment, and other assets related to the Company’s EMS operations. In addition, Nortech will assume certain liabilities, including accounts payable and equipment leases, related to the EMS operations.  The Company expects to incur a loss of approximately $808,000 on the disposal of the EMS segment.

EXHIBIT A

ASSET PURCHASE AGREEMENT

between

WINLAND ELECTRONICS, INC.

and

NORTECH SYSTEMS, INC.

Dated as of November 15, 2010

TABLE OF CONTENTS

PAGE

ARTICLE 1 DEFINITIONS AND TERMS
1.1        Certain Definitions
1.2        Other Terms                      8
1.3        Other Definitional Provisions                                                      8
ARTICLE 2 PURCHASE AND SALE9
2.1        Purchase and Sale of Conveyed Assets and Assumption of Liabilities 9
2.2        Purchase Price                                10
2.3        Working Capital Adjustment                                                      10
2.4        Inventory Obligations                                           12
2.5        Allocation of Purchase Price                                                      12
2.6        Closing; Delivery and Payment                                                      13
ARTICLE 3 REPRESENTATIONS AND WARRANTIES OF SELLER14
3.1        Organization                      14
3.2        Authority; Binding Effect                                           14
3.3        Noncontravention                                15
3.4        Governmental Consents and Approvals                                                                15
3.5        Financial Information; Books and Records                                                                           15
3.6        Absence of Certain Changes or Events                                                                15
3.7        Litigation and Claims                                           16
3.8        Compliance with Laws                                           16
3.9        Material Contracts                                16
3.10        Intellectual Property                                           16
3.11        Assets           17
3.12        Taxes           17
3.13        Employee Benefits                                18
3.14        Brokers                      19
3.15        Environmental Matters                                           19
ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF PURCHASER20
4.1        Organization and Qualification                                                      20
4.2        Corporate Authorization                                           20
4.3        Binding Effect                                20
4.4        Noncontravention                                20
4.5        Consents and Approvals                                           21
4.6        Litigation and Claims                                           21
4.7        Financial Capability                                           21
4.8        Brokers                      21
ARTICLE 5 COVENANTS21
5.1        Access                      21
5.2        Seller's Conduct of Business                                                      22
5.3        Purchaser’s Conduct of Business                                                      22
5.4        Reasonable Best Efforts; Certain Governmental Matters                                                                                                23
5.5        Employees                      23
5.6        Further Assurances; Consents                                                      24
5.7        Purchaser’s Investigation; No Additional Representations                                                                                                24
5.8        Bulk Transfer Laws                                25
5.9        Covenant-Not-To-Compete Agreement                                                                25
5.10        Purchaser Lease Agreement                                                      25
5.11        Seller Sublease Agreement                                                      25
5.12        Manufacturing Agreement                                           25
5.13        Compliance with WARN, Etc.                                                      25
5.14        Litigation Support                                25
5.15                   Tax Matters                      26
5.16        Trademarks; Names                                26

5.17        Post-Closing Reconciliation of Accounts                                                                           27
5.18        Payment of Assumed Liabilities                                                      27
5.19        No Solicitation                                27
ARTICLE 6 CONDITIONS TO CLOSING28
6.1        Conditions to the Obligations of Purchaser and Seller                                                                                     28
6.2        Conditions to the Obligations of Purchaser                                                                           28
6.3        Conditions to the Obligations of Seller                                                                29
ARTICLE 7 SURVIVAL AND INDEMNIFICATION29
7.1        Survival                      29
7.2        Indemnification by Purchaser                                                      29
7.3        Indemnification by Seller                                           30
7.4        Indemnification Procedures                                                      30
7.5        Exclusive Remedy; Limitation of Remedy                                                                           31
7.6        Characterization of Indemnification Payments                                                                           31
7.7        Computation of Losses Subject to Indemnification                                                                                     31
7.8        Limitations on Liability                                           31
7.9        Mitigation                      32
7.10        Waiver of Conditions; Indemnity                                                      32
ARTICLE 8 TERMINATION32
8.1        Termination                      32
8.2        Effect of Termination                                           32
ARTICLE 9 MISCELLANEOUS33
9.1        Notices                      33
9.2        Specific Performance                                           34
9.3        Amendment; Waiver                                           34
9.4        Assignment                      34
9.5        Entire Agreement                                34
9.6        Fulfillment of Obligations                                           34
9.7        Parties in Interest                                34
9.8        Public Disclosure                                34
9.9        Return of Information                                           35
9.10        Expenses                      35
9.11        Schedules                      35
9.12        Governing Law                                35
9.13        Consent to Jurisdiction                                           35
9.14        Waiver of Jury Trial                                           36
9.15        Counterparts                      36
9.16        Headings                      36
9.17        Severability                      36

List of Schedules

1.1(a)                      Excluded Names, Logo and Marks
1.1(b)                      Other Excluded Assets
1.1(c)                      Permitted Encumbrances
2.1(a)(i)                                Equipment
2.1(a)(ii)                                Assumed Contracts
2.1(a)(iii)                      Inventory
2.1(a)(iv)                      Accounts Receivable
2.1(c)                      Assumed Liabilities
2.5                      Allocation of Purchase Price
3.4                      Required Governmental Consents
3.5                      Financial Statements

3.6                      Material Occurrences
3.7                      Pending or Threatened Litigation
3.9                      Material Contracts
3.10(a)                                Intellectual Property
3.10(b)                                Claims Against Intellectual Property
3.12                      Taxes
3.13                      Employee Benefit Plans
3.15                      Environmental Matters
4.5                      Purchaser Required Governmental Consents
4.6                      Purchaser Pending or Threatened Litigation
5.5(e)                      Current Employees
5.5(f)                      Former Employees

List of Exhibits

A                      Form of Bill of Sale
B                      Form of Assignment and Assumption Agreement
C                      Form of Seller’s Secretary’s Certificate
D                      Form of Seller’s Officer’s Certificate
E                      Form of Purchaser’s Secretary’s Certificate
F                      Form of Purchaser’s Officer’s Certificate
G                      Form of Covenant-Not-To-Compete Agreement
H                      Purchaser Lease Agreement
I                      Seller Sub1ease Agreement
J                      Manufacturing Agreement

ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT (this “Agreement”) is dated as of November 15, 2010 by and between Winland Electronics, Inc., a Minnesota corporation (“Seller”), and Nortech Systems, Inc., a Minnesota corporation (“Purchaser”).

RECITALS:

WHEREAS, the Seller is engaged in the Business (as defined below) and owns the Conveyed Assets (as defined below); and

WHEREAS, the parties hereto desire that the Seller shall sell and transfer to Purchaser and Purchaser shall purchase from the Seller all of the Conveyed Assets and assume all of the Assumed Liabilities (as defined below), upon the terms and conditions set forth herein;

AGREEMENT

NOW, THEREFORE, in consideration of the above recitals, which are hereby incorporated by reference herein, of the mutual covenants and undertakings contained herein, and subject to and on the terms and conditions herein set forth, the parties hereto agree as follows:

ARTICLE 1
DEFINITIONS AND TERMS

1.1           Certain Definitions.  As used in this Agreement, the following terms shall have the meanings set forth or as referenced below:

“Affiliate” shall mean, with respect to any Person, any other person directly or indirectly controlling, controlled by, or under common control with, such Person specified.  The term “control” as used in the immediately preceding sentence, means the ownership of more than 50% of the shares of stock entitled to vote for the election of directors in the case of a corporation and more than 50% of the voting power in the case of a business entity other than a corporation.

“Agreement” shall mean this Agreement, as the same may be amended or supplemented from time to time in accordance with the terms hereof, and all Exhibits and Schedules hereto.

“Allocation” shall have the meaning set forth in Section 2.5 hereof.

“Alternative Proposal” shall have the meaning set forth in Section 5.19 hereof.

“Assignment and Assumption Agreement” shall have the meaning set forth in Section 2.6(b)(ii) hereof.

“Assumed Contracts” shall have the meaning set forth in Section 2.1(a)(ii) hereof.

“Assumed Liabilities” shall have the meaning set forth in Section 2.1(c) hereof.

“Benefit Plans” shall mean each "employee benefit plan", as such term is defined in Section 3(3) of the Employee Retirement Income Security Act of 1974 ("ERISA"), and each personnel policy, employee manual or other statement of rules or policies concerning employment, stock option plan, stock purchase plan, stock appreciation rights plan, collective bargaining agreement, bonus plan, incentive award plan, workers' compensation, vacation and sick leave policy, fringe benefit plan, life, health, dental, vision, hospitalization or disability plan, severance pay plan, deferred compensation agreement, employment or consulting agreement, change in control arrangement, and other Contracts and commitments concerning employment.

“Bill of Sale” shall have the meaning set forth in Section 2.6(b)(i) hereof.

“Business” shall mean Seller’s Electronics Manufacturing Services (EMS) business in the manner conducted by Seller with the Conveyed Assets on the date hereof.  For clarification, the Business shall not include Seller’s proprietary monitoring device assets.

“Business Day” shall mean any day other than a Saturday, a Sunday or a day on which banks in Minneapolis, Minnesota, USA are authorized or obligated by law or executive order to close.

“Claim” shall have the meaning set forth in Section 7.4 hereof.

“Claim Notice” shall have the meaning set forth in Section 7.4 hereof.

“Closing” shall mean the closing of the transactions contemplated by this Agreement.

“Closing Date” shall have the meaning set forth in Section 2.6(a) hereof.

“Code” shall mean the United States Internal Revenue Code of 1986, as amended.

“Confidentiality Agreement” shall mean that certain letter agreement regarding confidential materials, dated June 15, 2010 between Seller and Purchaser relating to the Business.

“Conveyed Assets” shall have the meaning set forth in Section 2.1(a) hereof, it being understood that the Conveyed Assets do not include the Excluded Assets.

“Covenant-Not-To Compete Agreements” shall have the meaning set forth in Section 5.9 hereof.

“Current Employees” shall have the meaning set forth in Section 5.5(a) hereof.

“Disclosure Schedules” shall have the meaning set forth in the preamble to Article 3 hereof.

“Employee” shall mean all individuals employed by the Business and listed on Schedule 5.5(e) hereto or hired or designated for the Business after the date of such Schedule, who, as of the Business Day immediately preceding the Closing Date are employed by the Business.

“Environment” shall mean soil, land surface or subsurface strata, surface waters (including navigable waters and ocean waters), groundwaters, drinking water supply, stream sediments, ambient air (including indoor air), plan and animal life and any other environmental medium or natural resource.

“Environmental, Health and Safety Liabilities” shall mean any cost, damages, expense, liability, obligation or other responsibility arising from or under any Environmental Law or Occupational Safety and Health Law, including those consisting of or relating to:

(a)             any environmental, health or safety matter or condition (including on-site or off-site contamination, occupational safety and health regulation of any chemical substance or product);

(b)             any fine, penalty, judgment, award, settlement, legal or administrative proceeding, damages, loss, claim, demand or response, remedial or inspection cost or expense arising under any Environmental Law or Occupational Safety and Health Law;

(c)             financial responsibility under any Environmental Law or Occupational Safety and Health Law for cleanup costs or corrective action, including any cleanup, removal, containment or other remediation or response actions (“Cleanup”) required by any Environmental Law or Occupational Safety and Health Law (whether or not such Cleanup has been required or requested by any Governmental Body or any other Person) and for any natural resources damages; or

(d)             any other compliance, corrective or remedial measure required under any Environmental Law or Occupational Safety and Health Law.

The terms “removal,” “remedial” and “response action” include the types of activities covered by the United States Comprehensive Environmental Response, Compensation and Liability Act of 1980 (CERCLA).

“Environmental Law” means any Legal Requirement that requires or relates to:

(a)             advising appropriate authorities, employees or the public of intended or actual releases of pollutants or hazardous substances or materials, violations of discharge limits or other prohibitions and the commencement of activities, such as resource extraction or construction, that could have a significant impact on the Environment;

(b)             preventing or reducing to acceptable levels the release of pollutants or hazardous characteristics of wastes that are generated;

(c)             reducing the quantities, preventing the release or minimizing the hazardous characteristics of wastes that are generated;

(d)             assuring that products are designed, formulated, packaged and used so that they do not present unreasonable risks to human health or the Environment when used or disposed of;

(e)             protecting resources, species or ecological amenities;

(f)             reducing to acceptable levels the risks inherent in the transportation of hazardous substances, pollutants, oil or other potentially harmful substances;

(g)             cleaning up pollutants that have been Released, preventing the threat of release or paying the costs of such clean up or prevention; or

(h)             making responsible parties pay private parties, or groups of them, for damages done to their health or the Environment or permitting self-appointed representatives of the public interest to recover for injuries done to public assets.

“Equipment” shall have the meaning set forth in Section 2.1(a)(i) hereof.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” shall mean any trade or business (whether or not incorporated) that together with Seller would have been deemed a “single employer” within the meaning of Section 4001(b) of ERISA at any time within the five-year period ending on the Closing Date.

“Excluded Assets” shall mean, (i) all cash and cash equivalents, (ii) all losses, loss carryforwards and rights to receive refunds, credits and credit carryforwards with respect to any and all Taxes, to the extent attributable to a taxable period ending on or prior to the Closing Date, including, without limitation, interest thereon, (iii) its corporate books and records, (iv) all insurance recoveries due to it and relating to periods prior to the Closing Date, (v) except as expressly set forth herein, all assets of any of its employee benefit plans, (vi) the “Winland Electronics” name and logo and any and all rights to the trade names and trademarks listed on Schedule 1.1(a), (vii) stock, shares, units, interests and other ownership and/or equity or debt securities held by Seller in another entity, (viii) any and all assets not used exclusively in the Business, (ix) all assets to be retained by Seller but made available to Purchaser pursuant to the Purchaser Lease Agreement or other agreements hereunder, (x) all rights existing under all contracts to which Seller is a party, except for any Assumed Contracts, (xi) any Seller’s rights under or pursuant to this Agreement and agreements entered into pursuant to this Agreement, (xii) control of the attorney-client privilege with respect to Seller, (xii) any assets listed on Schedule 1.1(b) hereto, and (xiv) assets not specifically listed and identified on Schedule 2.1(a).

“Excluded Liabilities” shall have the meaning set forth in Section 2.1(d) hereof.

“Facility” shall mean Seller’s office and manufacturing facility and improvements located at 1950 Excel Drive, Mankato Minnesota, 56001.

“Final Net Receivables” shall have the meaning set forth in Section 2.3(c) hereof.

“Financial Statements” shall mean the financial data set forth in Schedule 3.5 hereto.

“Governmental Authority” shall mean any supranational, national, federal, state or local judicial, legislative, executive or regulatory authority.

“Governmental Authorization” shall mean all licenses, permits, certificates and other authorizations and approvals required to carry on the Business as conducted as of the date of this Agreement under the applicable laws, ordinances or regulations of any Governmental Authority.

“Governmental Order” shall mean any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

“Hazardous Activity” shall mean the distribution, generation, handling, importing, management, manufacturing, processing, production, refinement, release, storage, transfer, transportation, treatment or use (including any withdrawal or other use of groundwater) of Hazardous Material in, on, under, about or from the Facility or any part thereof into the Environment and any other act, business, operation or thing that increases the danger, or risk of danger, or pose an unreasonable risk of harm, to persons or property on or off the Facility.

“Hazardous Material” shall mean any substance, material or waste which is or will foreseeably be regulated by any Governmental Authority, including any material, substance or waste which is defined as “hazardous waste,” hazardous material,” hazardous substance,” “extremely hazardous waste,” “restricted hazardous waste,” containment,” “toxic waste” or “toxic substance” under any provision of Environmental Law, and including petroleum, petroleum products, asbestos, presumed asbestos-containing material or asbestos-containing material, urea formaldehyde and polychlorinated biphenyls.

“Hired Employees” shall have the meaning set forth in Section 5.5(b) hereof.

“Income Tax” or “Income Taxes” shall mean all Taxes based upon, measured by, or calculated with respect to (i) gross or net income or gross or net receipts or profits (including, but not limited to, any capital gains, minimum taxes and any Taxes on items of tax preference, but not including sales, use, real or personal property transfer or other similar Taxes), (ii) multiple bases (including, but not limited to, corporate franchise, doing business or occupation Taxes) if one or more of the bases upon which such Tax may be based, measured by, or calculated with respect to is described in clause (i) above, or (iii) withholding taxes measured by, or calculated with respect to, distributions (other than wages).

“Indemnified Parties” shall have the meaning set forth in Section 7.3(a) hereof.

“Indemnifying Party” shall have the meaning set forth in Section 7.4 hereof.

“Independent Accounting Firm” shall have the meaning set forth in Section 2.3(c) hereof.

“Intellectual Property” shall mean patents, patent applications, trade secrets, trademarks, service marks, trade dress and copyrights.

“Inventories” shall mean all inventory, including raw materials, packaging supplies, work-in-process or finished goods owned by Seller and used exclusively in the Business.

“IRS” shall mean the Internal Revenue Service of the United States.

“Key Employees  Thomas J. de Petra and Glenn Kermes.

“Knowledge of Seller” shall mean, and shall be restricted to, the actual knowledge of only the Key Employees.

“Laws” shall include any federal, state, foreign or local law, statute, ordinance, rule, regulation, order, injunction, judgment or decree.

“Liabilities” shall mean any and all debts, liabilities and obligations, whether accrued or fixed, known or unknown, absolute or contingent, matured or unmatured or determined or determinable.

“Liens” shall mean any lien, security interest, mortgage, charge or similar encumbrance.

“Losses” shall have the meaning set forth in Section 7.2 hereof.

“Manufacturing Agreement” shall have the meaning set forth in Section 5.12 hereof.

“Material Adverse Effect” shall mean any change or effect that has occurred prior to the date of determination of the occurrence of the Material Adverse Effect, that is materially adverse to the Business taken as a whole; provided, however, in no event shall any of the following, alone or in combination, be deemed to constitute, nor shall any adverse circumstance, change or effect arising out of any of the following be, a Material Adverse Effect: (i) any change or effect resulting from compliance with the terms and conditions of this Agreement; (ii) any change or effect that results from changes affecting any of the industries in which the Business operates generally or the United States or worldwide economy generally; (iii) any natural disaster or any acts of terrorism, sabotage, military action or war (whether or not declared) or any escalation or worsening thereof; (iv) failure to meet internal forecasts or published financial projections, forecasts or revenue or earning predictions; (v) any change or effect resulting from the announcement or pendency of the transactions contemplated by this Agreement, including loss of any employees, customers, suppliers, partners or distributors; or (vi) any change, effect or development arising from or related to items listed on or set forth in a schedule referenced in connection with and setting forth disclosures and/or exceptions with respect to any of Seller’s representations or warranties herein.

“Material Contracts” shall have the meaning set forth in Section 3.9(a) hereof.

“Minimum Inventory Consumption Amount” shall have the meaning set forth in Section 2.4(b) hereof.

“Net Receivables of the Business” shall mean in the aggregate, the accounts receivable of the Business less the accounts payable of the Business.

“Net Receivables Statement” shall have the meaning set forth in Section 2.3(a) hereof.

“Notice of Disagreement” shall have the meaning set forth in Section 2.3(b) hereof.

“Notice Period” shall have the meaning set forth in Section 7.4 hereof.

“Permits” shall have the meaning set forth in Section 3.8(b) hereof.

“Permitted Encumbrances” shall mean (i) all liens, security interests, mortgages, charges or encumbrances set forth on Schedule 1.1(c) hereto, (ii) statutory liens, charges or encumbrances arising out of operation of Law with respect to an Assumed Liability incurred in the ordinary course of business and which is not delinquent, (iii) such liens, charges or encumbrances and other imperfections of title as do not detract from the value or impair the use of the property subject thereto, or (iv) liens for Taxes not yet due or which are being actively contested in good faith by appropriate proceedings.

“Person” shall mean an individual, a corporation, a partnership, an association, a trust or other entity or organization.

“Purchase Price” shall have the meaning set forth in Section 2.2 hereof.

“Purchaser” shall have the meaning set forth in the heading of this Agreement and shall include its Affiliates.

“Purchaser Indemnified Parties” shall have the meaning set forth in Section 7.3(a) hereof.

“Purchaser Lease Agreement” shall have the meaning set forth in Section 5.10 hereof.

“Qualified Plans” shall have the meaning set forth in Section 3.13(c) hereof.

“Seller” shall have the meaning set forth in the heading of this Agreement.

“Seller Indemnified Parties” shall have the meaning set forth in Section 7.2 hereof.

“Seller Sublease Agreement” shall have the meaning set forth in Section 5.11 hereof.

“Straddle Taxable Period” shall have the meaning set forth in Section 5.15(b) hereof.

“Subsidiary” shall mean an entity as to which Seller or Purchaser or any other relevant entity, as the case may be, owns directly or indirectly fifty percent (50%) or more of the voting power or other similar interests.

“Target Net Receivables” shall mean the amount of Six Hundred Thousand Dollars ($600,000).

“Tax” or “Taxes” shall mean all taxes, charges, duties, fees, levies or other assessments, including but not limited to, income, excise, property, sales, value added, profits, license, withholding (with respect to compensation or otherwise), payroll, employment, net worth, capital gains, transfer, stamp, social security, environmental, occupation and franchise taxes, imposed by any Governmental Authority, and including any interest, penalties and additions attributable thereto.

“Tax Return” or “Tax Returns” shall mean any return, report, declaration, information return, statement or other document filed or required to be filed with any Governmental Authority in connection with the determination, assessment or collection of any Tax or the administration of any Laws relating to any Tax.

“Treasury Regulations” means the Income Tax Regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

“WARN” shall mean the Worker Adjustment and Retraining Notification Act.

1.2           Other Terms.  Other terms may be defined elsewhere in the text of this Agreement and, unless otherwise indicated, shall have such meaning throughout this Agreement.

1.3           Other Definitional Provisions.

(a)           The words “hereof,” “herein,” “hereto” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

(b)           The terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa.

(c)           The terms “dollars” and “$” shall mean United States dollars.

ARTICLE 2
PURCHASE AND SALE

2.1           Purchase and Sale of Conveyed Assets and Assumption of Liabilities

(a)           On the terms and subject to the conditions set forth herein, at the Closing, Seller agrees to sell convey to Purchaser and Purchaser agrees to purchase, acquire and accept from Seller, free and clear of all Liens, other than Permitted Encumbrances and Liens created in connection with the transactions contemplated herein, all of the right, title and interest of Seller in and to the assets, properties and rights identified and listed on Schedule 2.1(a) for each of the categories set forth in the following clauses, as the same shall exist as of the Closing, but with the exception of the Excluded Assets (collectively, the “Conveyed Assets”):

(i) the furniture, equipment, machinery, supplies, personal property and other tangible property owned, leased or licensed by Seller set forth on Schedule 2.1(a)(i) (collectively, the “Equipment”);

(ii) the contracts, licenses, agreements and commitments set forth on Schedule 2.1(a)(ii) (“Assumed Contracts”);

(iii) the Inventories of the Business set forth on Schedule 2.1(a)(iii);

(iv) all billed and unbilled accounts receivable and all correspondence with respect thereto, including without limitation, all trade accounts receivable, notes receivable from customers, vendor credits and all other obligations from customers with respect to sales of services, whether or not evidenced by a note as set forth on Schedule 2.1(a)(iv);

(v) all rights of Seller under or pursuant to all warranties, representations and guaranties made by suppliers, manufacturers and contractors only to the extent relating to the Business or affecting the Conveyed Assets and only to the extent transferable;

(vi) all customer and vendor lists only to the extent relating to the Business, and all files and documents (including credit information) only to the extent relating to customers and vendors of the Business, and other business and financial records, files, books and documents (whether in hard copy or computer format) only to the extent relating to the Conveyed Assets or the Business; provided, however, that the Seller may redact any information not related to the Business therein; and

(vii) the goodwill and going concern value of the Business.

Notwithstanding the foregoing, but subject to the provisions of Section 2.1(b) and Section 5.6, Seller shall be required to transfer, assign or convey any of its interest in any Assumed Contract only to the extent that Seller has the right and ability to make such transfer and no action hereunder shall constitute an assignment thereof except to such extent.

(b)           Notwithstanding anything to the contrary contained in this Agreement or in any other agreement described herein, all risk of loss or damage with respect to the Conveyed Assets shall pass to Purchaser and Purchaser’s Affiliates upon the Closing and Seller shall not be liable for any loss or injury to the Conveyed Assets thereafter.  Following the Closing, the Conveyed Assets shall not be insured by Seller against loss or injury however caused.  Where loss or injury occurs to Conveyed Assets, for which Seller is liable, Seller shall be responsible for the cost of removing and disposing of such Conveyed Assets and the cost of any clean up and remediation resulting from the loss or injury to the Conveyed Assets.

(c)           Upon the terms and subject to the conditions of this Agreement, Purchaser agrees, effective at the Closing, to assume and agree to pay, and perform and discharge when due, all Liabilities of Seller set forth on Schedule 2.1(c) (collectively, the “Assumed Liabilities”).  Such Assumed Liabilities, which are the same Assumed Liabilities as were presented and disclosed to Purchaser on September 30, 2010, shall be paid, performed and discharged by Purchaser on the same terms as conditions as apply to Seller prior to the Closing Date.  Assumed Liabilities shall also include all lawsuits or other proceedings arising after the Closing to the extent resulting from the conduct of the Business or the ownership of the Conveyed Assets on, or after the Closing Date and all Liabilities arising from the development, manufacture, distribution or sale of any product of the Business on, or after the Closing Date, including warranty obligations.

(d)           Notwithstanding any provision in this Agreement or any other writing to the contrary, Purchaser is not assuming the following Liabilities of Seller with respect to the Business, and Seller shall be responsible for the satisfaction or discharge of such Liabilities (collectively, the “Excluded Liabilities”):  (i) Liabilities resulting from indebtedness for borrowed money; (ii) Liabilities for which Seller expressly has responsibility pursuant to the terms of this Agreement; (iii) Liabilities associated with the Excluded Assets; and (iv) Liabilities to Employees with respect to periods prior to the Closing, except as provided herein.

2.2           Purchase Price.  In consideration of the sale and transfer of the Conveyed Assets, Purchaser shall pay to Seller at Closing, in accordance with the provisions of this Agreement, One Million Five Hundred Thousand Dollar ($1,500,000) in cash (the “Initial Payment”), by wire transfer of immediately available funds to an account or accounts designated by Seller, Two Hundred Fifty Thousand Dollars ($250,000) on July 1, 2011, and Two Hundred Fifty Thousand Dollars ($250,000) on October 1, 2011 (the “Deferred Payments”), which shall be adjusted as described in Section 2.3 below and allocated among the Conveyed Assets as described in Section 2.5 below.  The Initial Payment and the Deferred Payments shall constitute the “Purchase Price.”

2.3           Net Receivables Adjustment.

(a)           Seller shall prepare a statement of the Net Receivables of the Business (the “Net Receivables Statement”) and will deliver a copy of the Net Receivables Statement to Purchaser at Closing.  The Net Receivables Statement, which will be unaudited, shall be prepared and the valuations therein made on a basis consistent with the calculation of the Target Net Receivables.  Purchaser shall assist Seller in the preparation of the Net Receivables Statement.  If Purchaser agrees with the Net Receivables Statement, the Initial Payment shall be adjusted to the extent that the Net Receivables Statement is less than or greater than the Target Net Receivables.

(b)           If Purchaser disagrees with the Net Receivables Statement, Purchaser may, within ten (10) Business Days after its receipt of the Net Receivables Statement, deliver a written notice to Seller disagreeing with the Net Receivable Statement (a “Notice of Disagreement”).  Any such Notice of Disagreement shall specify those items or amounts as to which Purchaser disagrees, and Purchaser shall be deemed to have agreed with all other items and amounts contained in the Net Receivables Statement.

(c)           If a Notice of Disagreement shall be timely delivered pursuant to Section 2.3(b) above, the parties shall, during the ten (10) Business Days following such delivery (as such time period may be extended by the mutual agreement of the parties), use their reasonable best efforts to reach agreement on the disputed items.  If, during such period (or extension thereof), the parties are unable to reach agreement, KPMG LLP (the “Independent Accounting Firm”) shall promptly review this Agreement and the disputed items or amounts.  In connection therewith, the Independent Accounting Firm shall consider only those items or amounts in the applicable Net Receivables Statement as to which Purchaser has disagreed.  The Independent Accounting Firm shall deliver to Seller and Purchaser, as promptly as possible, a report prepared and the valuations therein made on a basis consistent with the calculation of the Target Net Receivables and shall set forth therein its adjustments, if any, to the applicable Net Receivables Statement and the calculations supporting such adjustments.  Such report shall be final and binding on the parties.  The cost of such review and report shall be borne by Seller and Purchaser in inverse proportion as they may prevail on matters resolved by the Independent Accounting Firm, which proportionate allocation also shall be determined by the Independent Accounting Firm at the time such report is rendered by the Independent Accounting Firm.  As used herein, “Final Net Receivables” shall mean (i) if no Notice of Disagreement is delivered by Seller within the period provided in Section 2.3(b) above, the Net Receivables of the Business as shown in the Net Receivables Statement as prepared pursuant to Section 2.3(a), or (ii) if such a Notice of Disagreement is delivered by Seller, either (A) the Net Receivables of the Business as agreed to in writing by Seller and Purchaser or (B) the Net Receivables of the Business as shown in the Independent Accounting Firm’s calculation delivered pursuant to this Section 2.3(c).

(d)           Following the determination of the Final Net Receivables (i) in the event the Final Net Receivables is less than the Target Net Receivables, then Seller shall pay to Purchaser or Purchaser may deduct from the Deferred Payments, as an adjustment to the Purchase Price, the amount of such deficiency, and (ii) in the event the Final Net Receivables is greater than the Target Net Receivables, then Purchaser shall pay to Seller, as an adjustment to the Purchase Price, the amount of such surplus.  Any payments required pursuant to this Section 2.3(d) shall be made by wire transfer of immediately available funds to an account or accounts designated by Seller or Purchaser, as applicable, on or before the fifth (5th) Business Day following the date on which the Final Net Receivables was determined pursuant to Section 2.3(c) above.

(e)           Purchaser shall make commercially reasonable efforts to collect the acquired receivable.  To the extent that Purchaser is unable to collect any receivables, the amount of such uncollectible receivables shall be deducted from the Deferred Payments, and such receivables shall be reassigned to Seller.

2.4           Inventory Obligations.

(a)           Purchaser agrees to purchase Inventory, as it is consumed by Purchaser, from Seller for a period of twenty-four (24) months after the Closing Date.  Purchaser will purchase Inventory from Seller pursuant to Purchaser’s normal purchasing cycles and will give Seller a detailed report of such Inventory purchases to date on the first day of each month after the Closing;

(b)           The Inventory consumed by Purchaser from Seller as set forth in Section 2.4(a), shall be subject to a minimum consumption total by Purchaser of at least Two Million Two Hundred Thousand Dollars ($2,200,000) (the “Minimum Inventory Consumption Amount”);

(c)           Until the Minimum Inventory Consumption Amount is reached, Purchaser shall consume the Inventory from Seller on a first priority basis before it looks to third parties for Inventory.  After the  Minimum Inventory Consumption Amount is reached, Purchaser shall not be obligated to purchase additional Inventory from Seller; and

(d)           If any Inventory is not consumed by Purchaser within the twenty-four (24) month period after the Closing Date, at Seller’s option, the Inventory will be returned to Seller or Seller will give Purchaser disposition instructions for the remaining Inventory.  Purchaser shall execute such disposition instructions and remit to Seller any funds received from the disposition of the remaining Inventory, after deducting its reasonable expenses.

2.5           Allocation of Purchase Price.  As of the Closing Date, Seller and Purchaser shall have agreed to the allocation of the Purchase Price among the Conveyed Assets as set forth in Schedule 2.5 (the “Allocation”).  Seller on the one hand and Purchaser on the other shall (a) be bound by the Allocation for purposes of determining any Taxes, (b) prepare and file, and cause its Affiliates to prepare and file, its Tax Returns on a basis consistent with the Allocation, and (c) take no position, and cause its Affiliates to take no position, inconsistent with the Allocation on any applicable Tax Return or in any proceeding before any taxing authority or otherwise.  In the event that the Allocation is disputed by any taxing authority, the party receiving notice of the dispute shall promptly notify the other party hereto concerning resolution of the dispute.  Seller and Purchaser acknowledge that the Allocation was done at arm’s length based upon a good faith estimate of fair market values.

2.6           Closing; Delivery and Payment.

(a)           The Closing shall take place at the offices of Fredrikson & Byron, P.A. in Minneapolis, Minnesota at 10:00 A.M., Central time, on the later of January 1, 2011 or the third (3rd) Business Day following the satisfaction or waiver of the conditions precedent specified in Article 6, or at such other times and places as the parties hereto may mutually agree.  The “Closing Date” shall be January 1, 2011.  The Closing shall be deemed to occur and be effective as of 12:01 a.m. on the Closing Date.

(b)           At the Closing, Seller, deliver to Purchaser:

(i)           a bill of sale for the Conveyed Assets that are tangible personal property, in the form attached hereto as Exhibit A (the “Bill of Sale”), executed by Seller;

(ii)           an assignment agreement for the Conveyed Assets that are intangible personal property, in the form attached hereto as Exhibit B, which assignment shall also contain Purchaser’s undertaking and assumption of the Assumed Liabilities (the “Assignment and Assumption Agreement”), executed by Seller;

           (iii)           the Secretary’s Certificate, in the form attached hereto as Exhibit C, dated the Closing Date and signed by the Secretary or an Assistant Secretary of Seller;

(iv)           the Officer’s Certificate, in the form attached hereto as Exhibit D, dated the Closing Date and signed by a duly authorized officer of Seller;

(v)           the Covenant-Not-To-Compete Agreements, in the form attached hereto as Exhibit G, executed by Seller and each Key Employee;

(vi)           the Purchaser Lease Agreement, as attached hereto as Exhibit H, executed by Seller;

(vii)           the Seller Sublease Agreement, as attached hereto as Exhibit I, executed by Seller;

(viii)           the Manufacturing Agreement, as attached hereto as Exhibit J, executed By Seller;

(ix)           copies of the resolutions of the Board of Directors of Seller authorizing and approving the transactions contemplated herein;

(x)           a certification of Seller that the Seller’s shareholders have authorized and approved the transactions contemplated herein; and

(xi)           such other instruments and documents that may be reasonably requested or required by Purchaser to consummate the transfer of the Conveyed Assets and assignment and assumption of the Assumed Liabilities pursuant to this Agreement.

(c)           At the Closing, Purchaser shall deliver to Seller:

(i)           the Purchase Price by wire transfer in immediately available funds to one or more accounts specified in writing by Seller on or prior to the Closing Date;

(ii)           the certificate referred to in Section 6.3(a) hereof;

(iii)           the Assignment and Assumption Agreement, as attached hereto as Exhibit B executed by Purchaser;

(iv)           the Secretary’s Certificate, in the form attached hereto as Exhibit E, dated the Closing Date and signed by the Secretary or an Assistant Secretary of Purchaser;

(v)           the Officer’s Certificate, in the form attached hereto as Exhibit F, dated the Closing Date and signed by a duly authorized officer of Purchaser;

(vi)           the Purchaser Lease Agreement, as attached hereto as Exhibit H, executed by Seller;

(vii)           the Seller Sublease Agreement, as attached hereto as Exhibit I, executed by Seller;

(viii)           the Manufacturing Agreement, as attached hereto as Exhibit J, executed By Seller;

(ix)           copies of the resolutions of the board of directors of Purchaser authorizing and approving the transactions contemplated herein; and

(x)           such other instruments and documents that may be reasonably requested or required by Seller to consummate the transfer of the Conveyed Assets and assignment and assumption of the Assumed Liabilities pursuant to this Agreement.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES OF SELLER

Seller hereby represents and warrants to Purchaser that the statements contained in this Article 3 are true, correct and complete, subject to and except as otherwise expressly set forth in this Article 3 or in Seller’s Disclosure Schedules attached hereto and incorporated herein by reference (the “Disclosure Schedules”), as of the date hereof.

3.1           Organization.  Seller is duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization.

3.2           Authority; Binding Effect.

(a)           Seller has full organizational power and organizational authority to carry on its business as is now being conducted and to execute and deliver this Agreement and to perform its obligations hereunder.  The execution and delivery of this Agreement and the performance by Seller of its obligations hereunder, have been duly authorized by all requisite corporate or organizational action, and no other corporate proceedings are required in connection with its execution, delivery and performance of this Agreement.

(b)           This Agreement constitutes a valid and legally binding obligation of Seller, enforceable against it in accordance with its terms, except to the extent that such enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors’ rights generally or by general equitable principles.

3.3           Noncontravention.  The execution, delivery and performance of this Agreement by Seller and the consummation of the transactions contemplated hereby does not and will not (a) violate any provision of its articles of incorporation, bylaws or other comparable organizational documents, (b) conflict with, or result in the breach of, or constitute a default under, or result in the termination, cancellation or acceleration (whether after the giving of notice or the lapse of time or both) of any right or obligation of Seller with respect to the Business under, any agreement, contract, understanding, or other instrument to which Seller is a party or to which its material assets are subject, (c) assuming compliance with the matters set forth in Sections 3.4 and 4.5, violate or result in a breach of or constitute a default under any Law or other restriction of any court or Governmental Authority to which Seller is subject, including any Governmental Authorization, or (d) result in the creation or imposition of any Lien, other than Permitted Encumbrances.

3.4           Governmental Consents and Approvals.  Except as set forth in Schedule 3.4 of the Disclosure Schedules, the execution, delivery and performance of this Agreement by Seller does not require any consent or approval of any Governmental Authority.

3.5           Financial Information; Books and Records.  The Financial Statements as set forth on Schedule 3.5 are complete and correct in all material respects according to the books of Seller, have been recorded in accordance with Seller’s policies and procedures, consistently applied, and present fairly, in accordance with such policies and procedures, the results of operations of the Business in all material respects for the periods covered thereby.  The accounts receivable of the Business reflected in the Financial Statements arose in the ordinary course of business from bona fide transactions.  The Inventories reflected in the Financial Statements consist of materials, work in progress and finished goods, valued consistent with Seller’s accounting policies used in the Business.  Seller has no liabilities except for liabilities reflected or reserved on the balance sheet of the Financial Statements and liabilities incurred in the ordinary course of business since the date of the Financial Statements.

3.6           Absence of Certain Changes or Events.  To the Knowledge of Seller, except to the extent arising out of transactions contemplated by this Agreement or as set forth in Schedule 3.6 of the Disclosure Schedules, since the date of the latest Financial Statements, the Business has been conducted in the ordinary course consistent with recent trends and performance as reflected in the Financial Statements for the first two fiscal quarters of 2010 and the Business has not suffered a Material Adverse Effect.

3.7           Litigation and Claims.  Schedule 3.7 of the Disclosure Schedules sets forth a true, correct and complete list of every civil, criminal or administrative action, suit, hearing, proceeding or investigation pending or, to the Knowledge of Seller, threatened in writing against Seller with respect to the Business or the transactions contemplated hereby.

3.8           Compliance with Laws.

(a)           There are, and during the two (2) years preceding the date of this Agreement, there have been, no violations by Seller of applicable Laws or Governmental Orders that would have a Material Adverse Effect.

(b)           Seller possesses all permits, licenses, authorizations, certificates, exemptions and approvals of Governmental Authorities (collectively, “Permits”) necessary for the conduct of the Business as it is currently conducted, and all such Permits are being complied with by Seller, except for such failures to possess or comply with that would not have a Material Adverse Effect.

3.9           Material Contracts.

(a)           Schedule 3.9 of the Disclosure Schedules lists each of the following contracts and agreements of Seller used exclusively in the Business (such contracts and agreements being “Material Contracts”):

(i)           each contract, agreement and other arrangement for the purchase of Inventories, or other personal property with any supplier or for the furnishing of services to the Business extending beyond twelve (12) months or the terms of which provide for purchases thereunder in excess of Ten Thousand Dollars ($10,000) on an annual basis;

(ii)           each contract, agreement and other arrangement for the sale of Inventories or other personal property or for the furnishing of services by the Business with firm commitments in excess of one year from the date of this Agreement;

(iii)           all broker, distributor, dealer, manufacturer’s representative, franchise and agency agreements related to the Business;

(iv)           all contracts and agreements relating to indebtedness for borrowed money, factoring arrangements, sale and leaseback transactions, deferred purchase price of property and other similar financing transactions relating to the Business with respect to which Seller is an obligor;

(v)           all patent and technology licenses and trademark licenses and agreements, and research and development agreements relating to the Business; and

(vi)           all agreements entered into since January 1, 2010 providing for the acquisition or disposition of any Conveyed Assets outside of the ordinary course of business.

(b)           (i) each Material Contract is valid and binding on Seller, and to the Knowledge of Seller, the other party thereto, and is in full force and effect, (ii) each Material Contract by its terms does not prohibit or in any way restrict or penalize assignment to Purchaser, and (iii) Seller is not in breach of, or default under, any such Material Contract, which breach or default would result in a Material Adverse Effect.

3.10           Intellectual Property.

(a)           Schedule 3.10(a) sets forth a list, as of the date hereof, of all material patents, patent applications, trademark applications, trademark registrations, copyright applications and copyright registrations that are owned by Seller, or for which Seller has a belief that it has an ownership interest in.

(b)           Except as disclosed in Schedule 3.10(b), with respect to the Business: (i) Seller has title or an ownership interest in the patents and trademarks, (ii) Seller’s intellectual property counsel has not received any unresolved material written claim in the last four (4) years from any third party charging Seller with infringement of any Intellectual Property in connection with Seller’s conduct of the Business.

3.11           Assets.

(a)           Seller owns, leases or has the legal right to use all of its Conveyed Assets.  Seller has good and marketable title to (or in the case of leased Conveyed Assets, valid leasehold interests in) all its Conveyed Assets except for Permitted Encumbrances.

(b)           To the Knowledge of Seller, assuming sufficient liquidity is available to Purchaser, and a sufficient workforce of Employees continues employment with Purchaser following the Closing, the Conveyed Assets (with the Excluded Assets and the Excluded Liabilities), as of the date hereof and those assets used by the Business that are to be retained by Seller but made available to Purchaser pursuant to the Purchaser Lease Agreement (assuming performance by Purchaser under such agreements) constitute all the properties, assets and rights sufficient to conduct the Business immediately at the effectiveness of the Closing in all material respects as conducted as of the date of this Agreement; provided, however, that this Section 3.11(b) is not intended to provide, and does not provide, any representations or warranties regarding (i) any future results or success of the Business following the Closing, (ii) any anticipated or actual future operating or financial performance of the Business and/or the Purchaser following the Closing, (iii) the availability or sufficiency of any insurance for the benefit of the Business and/or (iv) the sufficiency of the Conveyed Assets for any period following the effectiveness of the Closing.

3.12           Taxes.  Except as set forth in Schedule 3.12 of the Disclosure Schedules, (a) all material Tax Returns that are required to be filed on or before the date hereof by or on behalf of Seller with respect to the Business or the Conveyed Assets have been filed, (b) all Taxes shown to be due and payable on such Tax Returns have been paid and (c) all Tax Returns are true, correct and complete.  There are no Tax Liens upon any of the assets of the Business, except for Liens for Taxes not yet due and payable or being contested in good faith.  Except as set forth on Schedule 3.12 of the Disclosure Schedules, no Tax Return that includes Seller with respect to the Business or the Conveyed Assets is currently being examined by any taxing authority, and there are no outstanding agreements or waivers extending the statute of limitations applicable to any such Tax Return.  Except as expressly set forth in Section 3.13, this Section 3.12 constitutes all of Seller’s representations and warranties with respect to Taxes and no other representation or warranty in this Agreement shall be construed or interpreted to apply to any matter relating to Taxes.

3.13           Employee Benefits.

(a)           Schedule 3.13 sets forth a list of each of the Plans in effect as of the date hereof.

(b)           To the Knowledge of Seller, with respect to the Business, neither Seller nor any ERISA Affiliate has incurred any material liability under, arising out of or by operation of Title IV of ERISA.  To the Knowledge of Seller, no complete or partial termination has occurred within the five years preceding the date hereof with respect to any Plan.

(c)           Each of the Plans intended to qualify under Section 401 of the Code (“Qualified Plans”) has received a favorable determination letter from the IRS that such plan is so qualified, and to the Knowledge of Seller, since the date of such IRS determination, nothing has occurred with respect to the operation of any such plan that, either individually or in the aggregate, would likely cause the loss of such qualification.

(d)           To the Knowledge of Seller, all material contributions and premiums required by Law or by the terms of any Plan or any agreement relating thereto have been timely made and to the Knowledge of Seller, no material accumulated funding deficiencies exist in any of the Plans subject to Section 412 of the Code.

(e)           To the Knowledge of Seller, there has been no “reportable event” as that term is defined in Section 4043 of ERISA and the regulations thereunder with respect to any of the Plans subject to Title IV of ERISA that would require the giving of notice, or any event requiring notice to be provided under Section 4063(a) of ERISA.

(f)           To the Knowledge of Seller, there has occurred no violation of ERISA with respect to the filing of applicable returns, reports, documents and notices regarding any of the Plans with the Secretary of Labor or the Secretary of the Treasury or the furnishing of such notices or documents to the participants or beneficiaries of the Plans, which violations, either individually or in the aggregate, would result in a Material Adverse Effect.

(g)           Complete and correct copies of the following documents, with respect to each of the Plans (as applicable), have been delivered to Purchaser or will be delivered as soon as practicable following the Closing Date:  (i) the most recent IRS determination letter; and (ii) the most recent summary plan description.

(h)           To the Knowledge of Seller, each of the Plans and its administration is, and, since its inception, has been maintained, in all material respects, in compliance with its terms and all provisions of applicable Laws.

3.14           Brokers.  Other than Lincoln International LLC, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Seller.

3.15           Environmental Matters.  Except as disclosed on Schedule 3.15:

(a)           Seller is, and at all times has been, in full compliance with, and has not been and is not in violation or liable under, any Environmental Law.  Seller has not received and to the Knowledge of Seller, there is no actual or threatened order, notice or other communication from (i) any Governmental Authority or private citizen acting in the public interest or (ii) the current or prior owner or operator of the Facility, of any actual or potential violation or failure to comply with any Environmental Law, or of any actual or threatened obligation to undertake or bear the cost of any Environmental, Health and Safety Liabilities with respect to the Facility or other property or asset (whether real, personal or mixed) in which Seller has or had an interest, or with respect to any property or facility at or which Hazardous Materials were generated, manufactured, refined, transferred, imported, used or processed by Seller, or from which Hazardous Materials have been transported, treated, stored, handled, transferred, disposed, recycled or received.

(b)           There are no pending, or to the Knowledge of Seller, threatened claims, encumbrances, or other restrictions of any nature resulting from any Environmental, Health and Safety Liabilities or arising under or pursuant to any Environmental Law with respect to or affecting the Facility or arising or pursuant to any Environmental Law with respect to or affecting the Facility or any property or asset (whether real, personal or mixed) in which Seller has or had an interest.

(c)           To the Knowledge of Seller, Seller has no basis to expect, any citation, directive, inquiry, notice, order, summons, warning or other communication that relates to Hazardous Materials, or of any alleged, actual, or potential violation or failure to comply with any Environmental Law, or of any alleged, actual or potential obligation to undertake or bear the cost of any Environmental, Health and Safety Liabilities with respect to the Facility or property or asset (whether real, personal or mixed) in which Seller has or had an interest, or with respect to any property or facility to which Hazardous Materials generated, manufactured, refined, transferred, imported, used or processed by Seller have been transported, treated, stored, hauled, transferred, disposed, recycled or received.

(d)           Seller has no Environmental, Health and Safety Liabilities with respect to the Facility or, to the Knowledge of Seller, with respect to any other property or asset (whether real, personal or mixed) in which Seller (or any predecessor) has or had an interest.

(e)           There are no Hazardous Materials present on or in the Environment at the Facility, including any Hazardous Materials contained in barrels, aboveground or underground storage tanks, landfills, land deposits, dumps, equipment (whether movable or fixed) or other containers, either temporary or permanent, and deposited or located in land, water, sumps, or any other part of the Facility, or incorporated into any structure therein or thereon.  Seller has not permitted or conducted, or is aware of, any Hazardous Activity conducted with respect to the Facility or any other property or asset (whether real, personal or mixed) in which Seller has or had an interest except in full compliance with all applicable Environmental Laws.

(f)           There has been no release or, to the Knowledge of Seller, threat of release, of any Hazardous Material at or from the Facility or at any other location where any Hazardous Materials were generated, manufactured, refined, transferred, produced, imported, used, or processed from or by the Facility, or from any other property or asset (whether real, personal or mixed) in which Seller has or had an interest.

(g)           Seller has delivered by Buyer true and complete copies and results of any reports, studies, analyses, tests, or monitoring possessed or initiated by Seller pertaining to Hazardous Materials or Hazardous Activities in, on, or under the Facility, or concerning compliance, by Seller, with Environmental Laws.

ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF PURCHASER

Purchaser hereby represents and warrants to Seller that the statements contained in this Article 4 are true, correct and complete, except as otherwise expressly set forth in this Article 4 or in the referenced schedules attached hereto and incorporated herein by reference, as of the date hereof.

4.1           Organization and Qualification.  Purchaser is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation.

4.2           Corporate Authorization.  Purchaser has full corporate power and authority to execute and deliver this Agreement, and to perform its obligations hereunder.  The execution, delivery and performance by Purchaser of this Agreement have been duly authorized by all requisite corporate action on the part of Purchaser and no other corporate proceedings on the part of Purchaser are required in connection with the execution, delivery and performance by Purchaser of this Agreement.

4.3           Binding Effect.  This Agreement constitutes a valid and legally binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, except to the extent that such enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors’ rights generally or by general equitable principles.

4.4           Noncontravention.  The execution, delivery and performance by Purchaser of this Agreement, and the consummation of the transactions contemplated hereby, do not and will not (a) violate any provision of the certificate of incorporation, bylaws or other organizational documents of Purchaser, or (b) assuming compliance with the matters set forth in Sections 3.4 and 4.5, violate or result in a breach of or constitute a default under any Law or other restriction of any court or Governmental Authority to which Purchaser is subject, including any Governmental Authorization.

4.5           Consents and Approvals.  Other than as set forth in Schedule 4.5, the execution and delivery of this Agreement by Purchaser do not and will not, require any material consent or approval of any Governmental Authority.

4.6           Litigation and Claims.   Schedule 4.6 sets forth a true, correct and complete list of every civil, criminal or administrative action, suit, hearing, proceeding or investigation pending or threatened against Purchaser or any of its Subsidiaries that would reasonably be expected to have a materially adverse effect on Purchaser.

4.7           Financial Capability.  Purchaser (a) currently has and will have at the Closing all funds or financing commitments sufficient to consummate the Closing of the transactions contemplated by this Agreement, including, without limitation, the payment of the Purchase Price and the payment of any fees and expenses in connection with the transactions contemplated hereby or the financing thereof, and (b) will have sufficient liquid assets and funds to satisfy its post-closing obligations under this Agreement and the other documents and agreements contemplated herein, and the payment of any fees and expenses in connection therewith.

4.8           Brokers.  No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Purchaser or its Affiliates, and in no way will any such fees or expenses be deemed an Excluded Asset or Excluded Liability.

ARTICLE 5
COVENANTS AND OTHER AGREEMENTS

5.1           Access.

(a)           Prior to the Closing, Seller shall permit Purchaser and its representatives to have access, during regular business hours and upon reasonable advance notice, to the assets, customers, the employees listed on Schedule 5.5(e), books and records of Seller relating only to the Business, and shall furnish, or cause to be furnished, to Purchaser, such financial, tax and operating data and other available information with respect to the Business as Purchaser shall from time to time reasonably request.

(b)           All information provided to Purchaser by or on behalf of Seller or in connection with this Agreement and the transactions contemplated hereby will be held by Purchaser and its Affiliates, agents and representatives as Confidential Information, as defined in, and pursuant to the terms of, the Confidentiality Agreement.

5.2           Seller’s Conduct of Business.  During the period from the date hereof to the Closing, except as otherwise contemplated by this Agreement or as Purchaser shall otherwise consent in writing, which consent shall not be unreasonably withheld, delayed or conditioned, Seller agrees that it will conduct the Business, and will cause the Business to be conducted, in the ordinary and usual course consistent with past practice (including as reflected in the Financial Statements for the first two fiscal quarters of 2010).  During the period from the date hereof to the Closing, except as otherwise contemplated by this Agreement, or as Purchaser shall otherwise consent in writing, which consent shall not be unreasonably withheld, delayed or conditioned, and except as may be necessary with respect to the Excluded Assets, Seller covenants and agrees that it shall, with respect to the Business:

(a)           not incur, create or assume any Lien with respect to any Conveyed Asset other than Permitted Encumbrances;

(b)           not amend any term of, or waive any right under, any Assumed Contract, other than in the ordinary course of business consistent with past practice;

(c)           not enter into, terminate, amend or modify any agreements, commitments or contracts that would come within the definition of Material Contract, other than in the ordinary course of business consistent with past practice; and

(d)           not agree to take any of the foregoing actions.

5.3           Purchaser’s Conduct of Business. During the period from the date hereof to the Closing, except as otherwise contemplated by this Agreement or in connection with the transactions contemplated hereby, or as Seller otherwise agrees in writing in advance, Purchaser shall not, directly or indirectly, take, authorize or enter into any agreement or commitment to take any of the following actions:

(a)           amend any of the organizational documents of Purchaser in a manner that could be reasonably likely to prevent, delay or materially impair the consummation of the transactions contemplated hereby;

(b)           adopt a plan of complete or partial liquidation or authorize or undertake a dissolution, consolidation, restructuring, recapitalization or other reorganization that could be reasonably likely to prevent, delay or materially impair the consummation of the transactions contemplated hereby;

(c)           acquire (by merger, consolidation, acquisition of stock or assets or otherwise) any corporation, partnership or other business organization or division thereof or any equity interest therein if such acquisition could be reasonably likely to prevent, delay or materially impair the consummation of the transactions contemplated hereby;

(d)           knowingly do any other act which would cause any representation or warranty of Purchaser in this Agreement to be or become untrue in any material respect or knowingly omit to take any action necessary to prevent any such representation or warranty from being untrue in any material respect at such time; and

(e)           agree to take any of the foregoing actions.

5.4           Reasonable Best Efforts; Certain Governmental Matters.  Upon the terms and subject to the conditions herein provided, each of the parties hereto agrees to use its reasonable best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, (i) to comply promptly with all legal requirements that may be imposed on it with respect to this Agreement and the transactions contemplated hereby (which actions shall include, without limitation, furnishing all information required by applicable Law in connection with approvals of or filings with any Governmental Authority), (ii) to satisfy the conditions precedent to the obligations of such party hereto, (iii) to obtain any consent, authorization, order or approval of, or any exemption by, any Governmental Authority or other public or private third party required to be obtained or made by Purchaser or Seller in connection with the acquisition of the Conveyed Assets or the taking of any action contemplated by this Agreement, (iv) to effect all necessary registrations and filings, and (v) to take any action reasonably necessary to vigorously defend, lift, mitigate, rescind the effect of any litigation or administrative proceeding adversely affecting the acquisition of the Conveyed Assets or this Agreement, including promptly appealing any adverse court or administrative decision.

5.5           Employees.

(a) At Closing, Seller shall terminate all of its employees.  Purchaser shall not be obligated to hire any of Seller’s former employees.  As of the Closing, Purchaser may offer employment to Seller's former employees regularly employed in the Business ("Current Employees").  Seller shall provide Purchaser with access to the Current Employees no later than fourteen (14) days prior to the Closing Date to discuss employment matters.  Any offers of employment will be contingent upon the Closing and satisfaction by those Current Employees receiving employment offers of Purchaser’s normal employment standards and required training. Current Employees who accept offers of employment from Purchaser are hereinafter referred to as "Hired Employees";

(b) Seller represents that it has obtained Forms I-9 from all of its Current Employees as required by law prior to Closing;

(c)           Seller shall pay all Employees for or make provision for all work performed as employees through the Closing Date and for all vacation earned or accrued and not taken before the Closing Date, and shall otherwise discharge all of its obligations to its Employees, including its obligations to such Employees under the Benefit Plans.  Purchaser shall have no Liability for any wages, vacation pay, sick pay, pension, sales or management incentives or bonuses, profit sharing, welfare or other benefit owed to any Employee that relates to service as an Employee prior to the Closing Date, except as provided in this Section 5.5;

(d)           Seller shall be liable for all costs compensable under any applicable Workers' Compensation law attributable to any illness of or injury to an Employee arising prior to the Closing Date.  Purchaser shall be liable for all costs compensable under any applicable Workers' Compensation law attributable to any illness of or injury to any Hired Employee arising on or after the Closing Date;

(e)           Schedule 5.5(e) contains a complete and accurate list of the following information for each employee, director, independent contractor, consultant and agent of Seller, including each employee on leave of absence or layoff status: employer; name; job title; date of hiring or engagement; date of commencement of employment or engagement; current compensation paid or payable and any change in compensation since January 1, 2010; sick and vacation leave that is accrued but unused; and service credited for purposes of vesting and eligibility to participate under any Benefits Plan, or any other employee or director benefit plan;

(f)           Schedule 5.5(f) states the number of employees terminated by Seller since January 1 2010, and contains a complete and accurate list of the following information for each employee of Seller who has been terminated or laid off, or whose hours of work have been reduced by more than fifty percent (50%) by Seller, in the six (6) months prior to the date of this Agreement: (i) the date of such termination, layoff or reduction in hours; (ii) the reason for such termination, layoff or reduction in hours; and (iii) the location to which the employee was assigned.

5.6           Further Assurances; Consents.  Subject and in addition to Section 2.1(b), at any time after the Closing Date, Seller shall execute, acknowledge and deliver any further deeds, assignments, conveyances and other assurances and documents and instruments of transfer reasonably requested by Purchaser and necessary for Seller to comply with its covenants contained herein and, at Purchaser’s expense, will take any action consistent with the terms of this Agreement that may reasonably be requested by Purchaser for the purpose of assigning, transferring, granting, conveying, vesting and confirming ownership in or to Purchaser, or reducing to Purchaser’s possession, any or all of the Conveyed Assets.

5.7           Purchaser’s Investigation; No Additional Representations.  Purchaser acknowledges and agrees that, except as specifically set forth in Article 3 of this Agreement, Seller has not made and shall have no Liability for any representation or warranty, express or implied, in connection with the transactions contemplated by this Agreement, including, without limitation, any representation or warranty as to the accuracy or completeness of any information regarding the Business or the Conveyed Assets furnished to Purchaser or its representatives in connection with Purchaser’s due diligence review of the Business or the Conveyed Assets.  Without limiting the generality of the foregoing, except as specifically set forth in Article 3 of this Agreement, neither Purchaser nor any Purchaser Indemnified Parties shall have any claim or right to recovery pursuant to Article 7 or otherwise, and none of Seller, the Seller Indemnified Parties or any other person shall have or be subject to any liability to Purchaser, any of the Purchaser Indemnified Parties or any other person, with respect to (i) any information, documents or materials furnished, delivered or made available by Seller or its officers, directors, employees, agents or advisors to Purchaser or its Affiliates, in certain “data rooms,” management presentations or any other form in contemplation of the transactions contemplated hereby, including, without limitation, the confidential memoranda and/or other information prepared or delivered by Seller and any of its advisors, or (ii) any projections, forecasts, estimates, plans or budgets of future revenue, expenses or expenditures, future results of operations (or any component thereof), future cash flows (or any component thereof) or future financial condition (or any component thereof) of the Business or the future business, operations or affairs of the Business heretofore or hereafter delivered to or made available to Purchaser or its representatives or Affiliates.

5.8           Bulk Transfer Laws.  Purchaser acknowledges that Seller has not taken, and do not intend to take, any action required to comply with any applicable bulk sale or bulk transfer Laws or similar Laws and Purchaser waives Seller’s compliance with such Laws.

5.9           Covenant-Not-To-Compete Agreement.  At the Closing, Purchaser, the Key Employees and Seller shall enter into, execute and deliver a covenant-not-to-compete agreement relating to the Business in substantially the form set forth as Exhibit G (the “Covenant-Not-To-Compete Agreement”).

5.10           Purchaser Lease Agreement.  At the Closing, Purchaser and Seller shall enter into, execute and deliver the Purchaser a six year lease agreement in substantially the form set forth as Exhibit H (the “Purchaser Lease Agreement”).

5.11           Seller Sublease Agreement.  At the Closing, Purchaser and Seller shall enter into, execute and deliver the Seller a one year lease agreement in substantially the form set forth as Exhibit I (the “Seller Sublease Agreement”).

5.12           Manufacturing Agreement.  At the Closing, Purchaser and Seller shall enter into, execute and deliver the manufacturing agreement for Purchaser to be the exclusive supplier on Seller’s proprietary monitoring devices in substantially the form set forth as Exhibit J (the “Manufacturing Agreement”).

5.13           Compliance with WARN, Etc.  With respect to WARN or other similar statutes or regulations of any jurisdiction, if any are available, Seller will timely give any notices if required to be given thereunder.

5.14           Litigation Support.  Purchaser and its Affiliates on the one hand and Seller on the other hand will cooperate with each other in the defense or settlement of any lawsuit involving the Business for which they have responsibility by providing the other party and such other party’s legal counsel and other Persons reasonable access to employees, records, documents, data, equipment, facilities, products, parts, prototypes and other information regarding the Business and its products as such other party may request, to the extent maintained or under the possession or control of the requested party.  The requesting party shall reimburse the other party for its reasonable out-of-pocket expenses paid to third parties in performing its obligations under this Section 5.14.  Seller shall keep Purchaser informed of the status of the pendency of the lawsuits involving the Business for which it has responsibility under this Agreement, will advise Purchaser of material issues involved in the litigation and will use its reasonable best efforts to seek a confidentiality agreement with respect to any settlements of such lawsuits.  For so long as any lawsuits involving the Business for which any Seller has responsibility remain outstanding, Purchaser will advise Seller of material issues involved in the lawsuits involving the Business for which Seller has responsibility and will use its reasonable best efforts to seek a confidentiality agreement with respect to any settlements of such lawsuits.

5.15           Tax Matters.

(a)           Notwithstanding any other provisions of this Agreement to the contrary, all transfer, documentary, recording, sales, use, registration, stamp and other similar Taxes (including all applicable real estate transfer Taxes, but excluding any Taxes based on or attributable to income or capital gains) together with any notarial and registry fees and recording costs imposed by any Tax authority or other Governmental Authority in connection with the transfer of the Conveyed Assets will be shared equally by Purchaser and Seller, regardless of what Person is obligated to pay such Taxes under applicable Law.  The parties and their respective Affiliates will cooperate in timely preparing and filing all Tax Returns that may be required to comply with Law relating to such Taxes.  To the extent that one party claims any exemptions from any such Taxes (it being understood that each party shall claim any such exemptions available to it), such party shall provide to the other party the appropriate exemption certificates.

(b)           The parties will make payments to each other to the extent necessary so that Seller shall bear the cost of personal property and other similar Taxes imposed on the Conveyed Assets which are due and payable during the Tax periods ending prior to or on the Closing Date (and, with respect to any Straddle Taxable Period, on a per diem basis up to and including the Closing Date) and Purchaser shall bear the cost of real property, personal property, and other similar Taxes imposed on the Conveyed Assets which are due and payable during Tax periods ending after the Closing Date (and, with respect to any Straddle Taxable Period, on a per diem basis following the Closing Date), such payments to be made as soon as practicable after the Closing in each case after the amount of such Taxes has been determined.  For purposes of this Agreement, “Straddle Taxable Period” means any Taxable period beginning before the Closing Date and ending on or after the Closing Date.

(c)           Each of the parties shall provide the other party with such information and records and make such of its officers, directors, employees and agents available as may reasonably be requested by such other party in connection with the preparation of any Tax Return or any audit or other proceeding that relates to the Conveyed Assets.

5.16           Trademarks; Names.  From and after the Closing, Purchaser shall not, and shall ensure that its employees and representatives do not, represent itself or themselves as Seller or as employees or representatives of Seller.  Purchaser shall take appropriate action to (a) remove, cease to use and/or cover the “Winland Electronics” name and logo, and those certain names and marks listed on Schedule 3.10(a) hereto, from all materials (including invoices, packaging and other promotional material), signage, telephone listings, letterhead, and other similar materials and documentation used in connection with the Business, and (b) redesign and reformat any internet or website content used in connection with the Business to avoid any similarity or basis for confusion with Seller’s internet and website content.  Notwithstanding the foregoing, for a period of three months following the Closing (or longer with Seller’s consent), Purchaser may continue to use packaging and other written promotional material included in the Conveyed Assets and existing as of the Closing in connection with the sale of finished goods Inventories, and Seller hereby grants to Purchaser a limited trademark license solely to the extent required for such use during such three-month period.

5.17           Post-Closing Reconciliation of Accounts.  Seller and Purchaser acknowledge and agree that all accounts receivable related to the Conveyed Assets and the Business arising pre-Closing and post-Closing shall be the sole property of Purchaser.  Seller shall cause any payments for pre-Closing and post-Closing accounts receivable received by it on and after the Closing Date to be promptly delivered to Purchaser.  Purchaser shall be solely responsible for collection efforts with respect to outstanding accounts receivable to which it is entitled pursuant to this Section 5.17 and the terms of this Agreement.

5.18           Payment of Assumed Liabilities.  Purchaser will pay, or make adequate provision for the payment, in full all of the Assumed Liabilities and any other Liabilities of Purchaser under this Agreement when due and payable.

5.19           No Solicitation.  Neither the Seller nor any of its officers, directors, employees, representatives, agents, or affiliates (including, but not limited to any investment banker, attorney, or accountant retained by Seller), shall, directly or indirectly, solicit, encourage, initiate, or participate in any way in discussions or negotiations with, or knowingly provide any information to, any corporation, partnership, person, or other entity or group (other than Purchaser or any affiliate or agent of Purchaser) concerning any merger, sale or licensing of any significant portion of the assets, sale of shares of capital stock (including without limitation any proposal or offer to Seller’s shareholders), or similar transactions involving Seller (an “Alternative Proposal”), or otherwise facilitate any effort or attempt to make or implement an Alternative Proposal; provided, however, that this section shall not prohibit the Board of Directors of Seller from (i) furnishing information to or entering into discussions or negotiations with, any person or entity that makes an unsolicited bona fide Alternative Proposal, if, and only to the extent that, (a) the Board of Directors of Seller determines in good faith that such action is so required for the Board of Directors to comply with its fiduciary duties to shareholders imposed by law, the Board of Directors has been so advised in writing by outside counsel, in its judgment and opinion, as being so required and the Board of Directors so represents to Purchaser that the Board of Directors has been so advised, (b) prior to furnishing information to, or entering into discussions and negotiations with, such person or entity, Seller promptly provides written notice to Purchaser to the effect that it is furnishing information to, or entering into discussions or negotiations with, such person or entity, and (c) Seller keeps Purchaser informed of all material terms and events with respect to any such Alternative Proposal; and (ii) to the extent applicable, complying with Rule 14e-2 promulgated under the 1934 Act with regard to an Alternative Proposal.  Nothing in this section shall (x) permit Seller to terminate this Agreement, (y) permit Seller to enter into any agreement with respect to an Alternative Proposal for as long as this Agreement remains in effect (it being agreed that for as long as this Agreement remains in effect, Seller shall not enter into any agreement with any person that provides for, or in any way facilitates, an Alternative Proposal), or (z) affect any other obligation of Seller under this Agreement.

ARTICLE 6
CONDITIONS TO CLOSING

6.1           Conditions to the Obligations of Purchaser and Seller.  The obligations of the parties hereto to effect the Closing are subject to the satisfaction prior to the Closing of the following conditions:

(a)           Competition Laws.  Any waiting period (and any extension thereof) or approval required under any Competition Law where there is a pre-Closing filing requirement with respect to the transfer of the Conveyed Assets shall have expired or shall have been earlier terminated and any investigations by a Governmental Authority relating to the transfer of the Conveyed Assets contemplated hereby (by means of a request for additional information or otherwise), shall have been terminated.

(b)           No Injunctions.  There shall not be in effect any statute, regulation, order, decree or judgment that makes illegal or enjoins or prevents in any respect the consummation of the transactions contemplated by this Agreement.

6.2           Conditions to the Obligations of Purchaser.  The obligation of Purchaser to effect the Closing is subject to the satisfaction (or waiver by Purchaser) prior to the Closing, of the following conditions:

(a)           Representations and Warranties.  The representations and warranties of Seller contained herein shall have been true and correct when made, subject to the delivery of the corresponding Schedules, and shall be true and correct as of the Closing, as if made as of the Closing (except that representations and warranties that are made as of a specific date need be true only as of such date), except for such failures as would not have a Material Adverse Effect.  Purchaser shall have received a certificate of Seller, dated as of the Closing Date and signed by an officer of Seller, certifying as to the fulfillment of the condition set forth in this Section 6.2(a).

(b)           Covenants.  The covenants and agreements of Seller to be performed on or prior to the Closing shall have been duly performed in all material respects.

(c)           Deliveries.  Seller shall have made or caused to be made delivery to Purchaser of the items required by Section 2.6(b).

(d)           Government Authorizations.  The parties shall have obtained any and all Governmental Authorizations or other consents necessary to sell, transfer and convey the Conveyed Assets to Purchaser in accordance with the terms of this Agreement.

(e)           Wells Fargo Approval.  Purchaser shall have obtained approval of the transaction from its lender, Wells Fargo Bank, National Association.

6.3           Conditions to the Obligations of Seller.  The obligation of Seller to effect the Closing is subject to the satisfaction (or waiver by Seller) prior to the Closing of the following conditions:

(a)           Representations and Warranties.  The representations and warranties of Purchaser contained herein shall have been true and correct in all material respects when made and shall be true and correct in all material respects as of the Closing, as if made as of the Closing (except that representations and warranties that are made as of a specific date need be true in all material respects only as of such date).  Seller shall have received a certificate of Purchaser, dated as of the Closing Date and signed by an officer of Purchaser, certifying as to the fulfillment of the conditions set forth in this Section 6.3(a).

(b)           Covenants.  The covenants and agreements of Purchaser to be performed on or prior to the Closing shall have been duly performed in all material respects.

(c)           Deliveries.  Purchaser shall have made or caused to be made delivery to Seller of the items required by Section 2.5(c).

(d)           Government Authorizations.  The parties shall have obtained any and all Governmental Authorizations or other consents necessary to sell, transfer and convey the Conveyed Assets to Purchaser in accordance with the terms of this Agreement.

(e)           Consents and Approvals; Release of Liens.  Seller shall have obtained all authorizations, consents and approvals required to be obtained by Seller to consummate the transactions contemplated by this Agreement.  Seller shall have obtained releases pursuant to UCC-3’s, as applicable, or otherwise, of all Liens with respect to the Conveyed Assets.

(f)           Shareholder Approval.  Seller shall have duly called a meeting of its shareholder and have obtained shareholder approval in order for Seller to enter into this Agreement, sell the Conveyed Assets and consummate the transactions contemplated in this Agreement.

ARTICLE 7
SURVIVAL AND INDEMNIFICATION

7.1           Survival.  The representations and warranties contained in this Agreement shall survive the Closing until the date twelve (12) months following the Closing Date, and no party may first raise a claim based thereon for any Losses (defined below) after the expiration of such twelve (12) month period not directly related to or arising out of a claim asserted by such party in writing and received by the other party prior to the expiration of such twelve (12) month period.

7.2           Indemnification by Purchaser.  Purchaser hereby agrees that it shall indemnify, defend and hold harmless Seller, and, if applicable, their respective directors, officers, shareholders, partners, attorneys, accountants, agents and employees and their heirs, successors and assigns (the “Seller Indemnified Parties”) from, against and in respect of any damages, claims, losses, charges, actions, suits, proceedings, deficiencies, interest, penalties, and reasonable costs and expenses (including without limitation reasonable attorneys’ and consultants’ fees) (collectively, “Losses”) imposed on, sustained, incurred or suffered by or asserted against any of the Seller Indemnified Parties by reason of (i) any breach of any representation or warranty made by Purchaser contained in this Agreement; (ii) the breach of any covenant or agreement of Purchaser contained in this Agreement; (iii) the Assumed Liabilities; and (iv) the operation of the Business and ownership of and activities involving the Conveyed Assets from and after the Closing Date.

7.3           Indemnification by Seller.

(a)           Seller hereby agrees that it shall indemnify, defend and hold harmless Purchaser, its Affiliates and, if applicable, their respective directors, officers, shareholders, partners, attorneys, accountants, agents and employees and their heirs, successors and assigns (the “Purchaser Indemnified Parties” and, collectively with the Seller Indemnified Parties, the “Indemnified Parties”) from, against and in respect of any Losses imposed on, sustained, incurred or suffered by or asserted against any of the Purchaser Indemnified Parties by reason of (i) any breach of any representation or warranty made by Seller contained in this Agreement; (ii) the breach of any covenant or agreement of an Seller made in this Agreement; and (iii) the Excluded Liabilities.

(b)           Notwithstanding the provisions of this Article 7, Seller shall not be liable to the Purchaser Indemnified Parties for any Losses with respect to the matters contained in Section 7.3(a) or elsewhere in this Agreement except to the extent the Losses therefrom exceed Twenty-Five Thousand Dollars ($25,000), in which event Seller shall be liable to the Purchaser Indemnified Parties for all such Losses in excess of such amount up to an aggregate amount equal to Seven Hundred Fifty Thousand Dollars ($750,000).

7.4           Indemnification Procedures. All claims for indemnification by any Indemnified Party hereunder shall be asserted and resolved as set forth in this Section 7.4.  In the event that any claim or demand by a third party for which an indemnifying party, Seller or Purchaser, as the case may be (an “Indemnifying Party”), may be liable to any Indemnified Party hereunder (a “Claim”) is asserted against or sought to be collected from any Indemnified Party by a third party, such Indemnified Party shall as promptly as practicable notify the Indemnifying Party in writing of such Claim and the amount or the estimated amount thereof and such notice shall state with reasonable specificity the basis, if known, under which the claim is made (the “Claim Notice”).  The failure on the part of the Indemnified Party to give any such Claim Notice in a reasonably prompt manner shall not relieve the Indemnifying Party of any indemnification obligation hereunder unless, and only to the extent that, the Indemnifying Party is materially prejudiced thereby.  The Indemnifying Party shall have sixty (60) days from the delivery of the Claim Notice (the “Notice Period”) to notify the Indemnified Party (a) whether or not the Indemnifying Party disputes the liability of the Indemnifying Party to the Indemnified Party hereunder with respect to such Claim and (b) whether or not it desires to defend the Indemnified Party against such Claim.  All costs and expenses incurred by the Indemnifying Party in defending such Claim shall be a liability of, and shall be paid by, the Indemnifying Party; provided, however, that the amount of such costs and expenses that shall be a liability of the Indemnifying Party hereunder shall be subject to the limitations set forth in Section 7.3(b) hereof.  Except as hereinafter provided, in the event that the Indemnifying Party notifies the Indemnified Party within the Notice Period that it desires to defend the Indemnified Party against such Claim, the Indemnifying Party shall, at its sole cost and expense, have the right to defend the Indemnified Party by appropriate proceedings and shall have the sole power to direct and control such defense.  If any Indemnified Party desires to participate in any such defense, it may do so at its sole cost and expense.  The Indemnified Party shall not settle a Claim for which it is indemnified by the Indemnifying Party without the written consent of the Indemnifying Party, unless the Indemnifying Party elects not to defend the Indemnified Party against such Claim.

Notwithstanding the foregoing, the Indemnified Party shall have the sole right to defend, settle or compromise any Claim with respect to which it has agreed in writing to waive its right to indemnification pursuant to this Agreement.  Notwithstanding the foregoing, the Indemnified Party, during the period the Indemnifying Party is determining whether to elect to assume the defense of a matter covered by this Section 7.4, may take such reasonable actions as it deems necessary to preserve any and all rights with respect to the matter, without such actions being construed as a waiver of the Indemnified Party’s rights to defense and indemnification pursuant to this Agreement.  If the Indemnifying Party elects not to defend the Indemnified Party against such Claim, whether by failing to give the Indemnified Party timely notice as provided above or otherwise, then the amount of any such Claim, or, if the same be contested by the Indemnified Party, then that portion thereof as to which such defense is unsuccessful (and the reasonable costs and expenses pertaining to such defense) shall be the liability of the Indemnifying Party hereunder, subject to the limitations set forth in Section 7.3(b) hereof.  To the extent the Indemnifying Party shall direct, control or participate in the defense or settlement of any third party claim or demand, the Indemnified Party will give the Indemnifying Party and its counsel access to, during normal business hours, the relevant business records and other documents, and shall permit them to consult with the employees and counsel of the Indemnified Party.  The Indemnified Party shall use its reasonable best efforts in the defense of all such claims.

7.5           Exclusive Remedy; Limitation of Remedy.  Except as described in Sections 2.3 and 9.2, and except in case of fraud by either party, the parties agree that the sole and exclusive remedy with respect to any and all claims relating to the subject matter of this Agreement and the transactions contemplated hereby shall be pursuant to the indemnification provisions set forth in this Article 7, whether arising in contract, tort or otherwise.

7.6           Characterization of Indemnification Payments.  All amounts paid by Seller or Purchaser to the other under this Article 7 shall be treated for all Tax purposes as adjustments to the Purchase Price.

7.7           Computation of Losses Subject to Indemnification.  The amount of any Loss for which indemnification is provided under this Article 7 or otherwise in this Agreement shall be computed net of any insurance proceeds when actually received by the Indemnified Party from the Indemnifying Party’s insurance carrier(s); provided that such indemnification amounts shall be paid when due pursuant to the terms hereof and the Indemnified Party, upon receipt of such proceeds, shall transfer to the Indemnifying Party the entire amount of such proceeds.

7.8           Limitations on Liability.  Except in case of fraud by either party, notwithstanding any provision herein, neither Seller on the one hand, nor Purchaser, on the other hand, shall in any event be liable to the other party or such party’s Affiliates, officers, directors, employees, shareholders, agents or representatives on account of any indemnification obligation set forth in this Article 7 for any indirect, consequential, special, incidental or punitive damages (including, without limitation, lost profits, loss of use, diminution in value, damage to goodwill or loss of business).

7.9           Mitigation. An Indemnified Party will use commercially reasonable efforts to mitigate the Losses to which it may become entitled to indemnification hereunder.

7.10           Waiver of Conditions; Indemnity.  The parties acknowledge and agree that if Purchaser has knowledge of a failure of any condition set forth in Section 6.2 and/or Section 6.3 above, or of any breach by Seller of any representation, warranty or covenant contained in this Agreement, and Purchaser proceeds with the Closing, Purchaser shall be deemed to have waived such condition or breach and Purchaser and any and all of the Purchaser Indemnified Parties shall not be entitled to be indemnified by Seller under Section 7.3 above, to sue for damages or to assert any other right or remedy for losses arising from any matters relating to such condition or breach, notwithstanding anything to the contrary contained in this Agreement or in any certificate delivered pursuant hereto.

ARTICLE 8
TERMINATION

8.1           Termination.  This Agreement may be terminated at any time prior to the Closing:

(a)           by written agreement of Purchaser and Seller;

(b)           by either Purchaser or Seller, by giving written notice of such termination to the other party, if the Closing shall not have occurred on or prior to January 1, 2011 (unless the failure to consummate the Closing by such date (i) shall be due to the failure of the party seeking to terminate this Agreement to have fulfilled any of its obligations under this Agreement, including, without limitation, the obligations of Purchaser and Seller under Section 5.2 and Section 5.3 hereof, or (ii) is due to the continuance of a waiting period or lack of an approval required under or an injunction or equivalent thereof entered based upon any Competition Law, in which event Purchaser may not rely upon this Section 8.1(b) to terminate this Agreement until the one-year anniversary of the date of this Agreement); or

(c)           by either Seller or Purchaser if any court of competent jurisdiction or other competent Governmental Authority shall have issued a statute, rule, regulation, order, decree or injunction or taken any other action permanently restraining, enjoining or otherwise prohibiting the Closing and such statute, rule, regulation, order, decree or injunction or other action shall have become final and nonappealable.

8.2           Effect of Termination.  In the event of the termination of this Agreement in accordance with Section 8.1 hereof, this Agreement shall thereafter become void and have no effect, and no party hereto shall have any liability to the other party hereto or their respective Affiliates, directors, officers or employees, except for the obligations of the parties hereto contained in this Section 8.2 and in Sections 5.1(b), 9.1, 9.8, 9.9, 9.10 and 9.12 hereof, and except that nothing herein will relieve any party from liability for any breach of any covenant set forth in Article 5 of this Agreement prior to such termination.

ARTICLE 9
MISCELLANEOUS

9.1           Notices.  All notices or other communications hereunder shall be deemed to have been duly given and made if in writing and if served by personal delivery upon the party for whom it is intended, if delivered by registered or certified mail, return receipt requested, or by a national courier service, or if sent by facsimile, provided that the facsimile is promptly confirmed by confirmation of transmission thereof, to the person at the address set forth below, or such other address as may be designated in writing hereafter, in the same manner, by such person:

To Seller:

Winland Electronics, Inc.
1950 Excel Drive
Mankato, MN 56001
Attention: Chief Executive Officer
Facsimile: (507) 625-7231

With a copy to:

Fredrikson & Byron, P.A.
200 South Sixth Street
Minneapolis, MN  55402-1425
Attn:  Thomas F. Steichen
Facsimile: (612) 492-7338

To Purchaser:

Nortech Systems, Inc.
1120 Wayzata Boulevard East, # 201
Wayzata, MN 55391
Attn.: Michael J. Degan
Facsimile: (952) 449-0442

With a copy to:

Bert M. Gross
7201 Metro Boulevard
Edina, MN 55439
Facsimile: (952) 918-4161

A notice shall be deemed given on the day when actually delivered as provided above (if delivered personally, by courier or by facsimile) or on the day shown on the return receipt (if delivered by mail).

9.2           Specific Performance.  Purchaser acknowledges and agrees that in the event of any breach of this Agreement by Purchaser, Seller would be irreparably harmed and could not be made whole by monetary damages.  Purchaser, on behalf of itself and its Affiliates, accordingly hereby waives the defense in any action for specific performance that a remedy at law would be adequate and hereby agrees that Seller, in addition to any other remedy to which it may be entitled at law or in equity, shall be entitled to compel specific performance of this Agreement.

9.3           Amendment; Waiver.  Except as described in Section 7.10 above, any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by Purchaser and Seller, or in the case of a waiver, by the party against whom the waiver is to be effective.  Except as described in Section 7.10 above, no failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

9.4           Assignment.  No party to this Agreement may assign any of its rights or obligations under this Agreement without the prior written consent of the other party hereto.

9.5           Entire Agreement.  This Agreement (including all Schedules and Exhibits hereto) contains the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect to such matters, except for the Confidentiality Agreement which will remain in full force and effect for the term provided for therein and other than any written agreement of the parties that expressly provides that it is not superseded by this Agreement.

9.6           Fulfillment of Obligations.  Any obligation of any party to any other party under this Agreement, which obligation is performed, satisfied or fulfilled by an Affiliate of such party, shall be deemed to have been performed, satisfied or fulfilled by such party.

9.7           Parties in Interest.  This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.  Nothing in this Agreement, express or implied, is intended to confer upon any Person other than Purchaser, Seller, or their successors or permitted assigns, any rights or remedies under or by reason of this Agreement.

9.8           Public Disclosure.  Notwithstanding anything herein to the contrary, each of the parties to this Agreement hereby agrees with the other party hereto that no press release or similar public announcement or communication shall be made or caused to be made concerning the execution or performance of this Agreement unless the parties shall have agreed in advance as to the contents thereof, except as such release or announcement may be required by Law or the rules or regulations of any applicable United States securities exchange or regulatory or governmental body to which the relevant party is subject or submits, in which case the party required to make the release or announcement shall use its reasonable best efforts to allow each other party reasonable time to comment on such release or announcement in advance of such issuance, it being understood that the final form and content of any such release or announcement, to the extent so required, shall be at the final discretion of the disclosing party.

9.9           Return of Information.  If for any reason whatsoever the transactions contemplated by this Agreement are not consummated, Purchaser shall promptly return to Seller all books and records furnished by Seller or any of its agents, employees, or representatives (including all copies, summaries and abstracts, if any, thereof) in accordance with the terms of the Confidentiality Agreement.

9.10           Expenses.  Except as otherwise expressly provided in this Agreement, whether or not the transactions contemplated by this Agreement are consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be borne by the party incurring such expenses. Notwithstanding the foregoing, all Taxes (including, without limitation, any value added Taxes but excluding any Income Taxes) and fees relating to the transfer of the Conveyed Assets shall be paid by the person liable therefor but the liability for such Taxes as between Seller and Purchaser shall be borne by Purchaser.

9.11           Schedules.  The disclosure of any matter in any Schedule to this Agreement, as may be amended or supplemented prior to the Closing, shall be deemed to be a disclosure for all purposes of this Agreement to which such matter could reasonably be expected to be pertinent, but shall expressly not be deemed to constitute an admission by Seller or Purchaser, or to otherwise imply, that any such matter is material for the purposes of this Agreement.

9.12           Governing Law.   This Agreement shall be governed by the laws of the State of Minnesota, its rules of conflict of laws notwithstanding.

9.13           Consent to Jurisdiction.  Each of the parties hereby irrevocably submits to the exclusive jurisdiction of the United States District Court for the District of Minnesota, for the purpose of any action or proceeding arising out of or relating to this Agreement and each of the parties hereby irrevocably agrees that all claims in respect to such action or proceeding shall be heard and determined exclusively in any Minnesota state or federal court sitting in the County of Hennepin.  Each party irrevocably waives, and agrees not to asset by way of motion, defense or otherwise, in any such action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is immune from attachment or execution, that the action or proceeding is or has been brought in an inconvenient forum, that the venue of the action or proceeding is improper, or that this Agreement and the transactions contemplated hereby may not be enforced by any of the above-named courts.  Each of the parties agrees that a final judgment in any action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

Each of the parties irrevocably consents to the service of the summons and complaint and any other process in any other action or proceeding relating to the transactions contemplated by this Agreement, on behalf of itself or its property, by the personal delivery of copies of such process to such party.  Nothing in this Section 9.13 shall affect the right of any party to serve legal process in any other manner permitted by Law.

9.14           Waiver of Jury Trial.  Each party hereby waives its rights to a jury trial of any claim or cause of action based upon or arising out of or related to this Agreement or the subject matter hereof.  The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of the transactions contemplated hereby, including, without limitation, contract claims, tort claims, breach of duty claims, and all other common law and statutory claims.  This Section 9.14 has been fully discussed by each of the parties and these provisions shall not be subject to any exceptions.  Each party hereby further warrants and represents that such party has reviewed this waiver with its legal counsel and that such party knowingly and voluntarily waives its jury trial rights following consultation with legal counsel.  This waiver is irrevocable, meaning that it may not be modified either orally or in writing, and this waiver shall apply to any subsequent amendments, supplements or modifications to (or assignments of) this Agreement.  In the event of litigation, this Agreement maybe filed as a written consent to a trial (without a jury) by the court.

9.15           Counterparts.   This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.  A facsimile or PDF signature of this Agreement shall be valid and have the same force and effect as a manually signed original.

9.16           Headings.  The heading references herein and the table of contents hereto are for convenience purposes only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

9.17           Severability.  In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto.  The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the greatest extent possible, the economic, business and other purposes of such void or unenforceable provision.

[The remainder of this page has been intentionally left blank]

IN WITNESS WHEREOF, the parties have executed or caused this Asset Purchase Agreement to be executed as of the date first written above.

SELLER: Winland Electronics, Inc., a Minnesota corporation By: Name: Title:	PURCHASER: Nortech Systems, Inc., a Minnesota corporation By: Name: Title:

EXHIBIT A

FORM OF
BILL OF SALE

1.
Sale and Transfer of Assets.  For good and valuable consideration, the receipt, adequacy and legal sufficiency of which are hereby acknowledged, and as contemplated by Section 2.1 of that certain Asset Purchase Agreement dated as of January 1, 2011 (the "Purchase Agreement"), to which Winland Electronics, Inc., a Minnesota corporation ("Seller"), and Nortech Systems, Incorporated, a Minnesota corporation (“Purchaser") are parties, Seller hereby sells, transfers, assigns, conveys, grants and delivers to Purchaser, effective as of 12:01 a.m. (CST) on January 1, 2011, all of Seller's right, title and interest in and to all of the assets (the "Conveyed Assets").

2.
Further Actions.  Seller covenants and agrees to warrant and defend the sale, transfer, assignment, conveyance, grant and delivery of the Conveyed Assets hereby made against all Persons whomsoever, to take all steps reasonably necessary to establish the record of Purchaser title to the Conveyed Assets and, at the request of Purchaser, to execute and deliver further instruments of transfer and assignment and take such other action as Purchaser may reasonably request to more effectively transfer and assign to and vest in Purchaser each of the Conveyed Assets, all at the sole cost and expense of Seller.

3.
Power of Attorney.  Without limiting Section 2 hereof, Seller hereby constitutes and appoints Purchaser the true and lawful agent and attorney in fact of Seller, with full power of substitution and resubstitution, in whole or in part, in the name and stead of Seller but on behalf and for the benefit of Seller and its successors and assigns, from time to time:

A.	to demand, receive and collect any and all of the Conveyed Assets and to give receipts and releases for and with respect to the same, or any part thereof;

B.
to institute and prosecute, in the name of Seller or otherwise, any and all proceedings at law, in equity or otherwise, that Purchaser or its successors and assigns may deem proper in order to collect or reduce to possession any of the Conveyed Assets and in order to collect or enforce any claim or right of any kind hereby assigned or transferred, or intended so to be; and

C.
to do all things legally permissible, required or reasonably deemed by Purchaser to be required to recover and collect the Conveyed Assets and to use Seller's name in such manner as Purchaser may reasonably deem necessary for the collection and recovery of same.

Seller hereby declaring that the foregoing powers are coupled with an interest and are and shall be irrevocable by Seller.

4.
Terms of the Purchase Agreement.  The terms of the Purchase Agreement, including but not limited to Seller's representations, warranties, covenants, agreements and indemnities relating to the Conveyed Assets, are incorporated herein by this reference.  Seller acknowledges and agrees that the representations, warranties, covenants, agreements and indemnities contained in the Purchase Agreement shall not be superseded hereby but shall remain in full force and effect to the full extent provided therein.  In the event of any conflict or inconsistency between the terms of the Purchase Agreement and the terms hereof, the terms of the Purchase Agreement shall govern.

IN WITNESS WHEREOF, Seller has executed this Bill of Sale as of January 1, 2011.

WINLAND ELECTRONICS, INC.

By:
Its:

STATE OF MINNESOTA                                                      )

COUNTY OF _______________                                                      )

The foregoing instrument was acknowledged before me this _____ day of ____________________, 2011 by _____________________________ of Winland Electronics, Inc., a Minnesota corporation, on behalf of the corporation.

Notary Public

My commission expires

EXHIBIT B

FORM OF
ASSIGNMENT AND ASSUMPTION AGREEMENT

This Assignment and Assumption Agreement (the "Assignment and Assumption Agreement") is made and entered into as of January 1, 2011, by and among Winland Electronics, Inc., a Minnesota corporation ("Assignor"), and Nortech Systems, Incorporated, a Minnesota corporation ("Assignee").

WHEREAS, Assignor and Assignee are parties to that certain Asset Purchase Agreement dated as of January 1, 2011 (the "Purchase Agreement"), pursuant to which Assignee has purchased certain of the assets of Assignor; and

WHEREAS, pursuant to the Purchase Agreement, Assignor has agreed to assign certain rights and agreements to Assignee, and Assignee has agreed to assume certain obligations of Assignor, as set forth herein, and this Assignment and Assumption Agreement is contemplated by Section 2.6(b)(ii) of the Purchase Agreement;

NOW, THEREFORE, for and in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt, adequacy and legal sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:

1.	Capitalized Terms. Capitalized terms used but not defined herein shall have the meanings for such terms that are set forth in the Purchase Agreement.

2.
Assignment and Assumption.  Effective as of 12:01 a.m. (CST) on January 1, 2011 (the "Effective Time"), Assignor hereby assigns, sells, transfers and sets over (collectively, the "Assignment") to Assignee all of Assignor's right, title, benefit, privileges and interest in and to, and all of Assignor's burdens, obligations and liabilities in connection with, each of the Assumed Liabilities.  Assignee hereby accepts the Assignment and assumes and agrees to observe and perform all of the duties, obligations, terms, provisions and covenants, and to pay and discharge all of the liabilities of Assignor to be observed, performed, paid or discharged arising from and after the Closing, in connection with the Assumed Liabilities.  Assignee assumes no retained liabilities of Assignor, and the parties hereto agree that all such retained liabilities shall remain the sole responsibility of Assignor.

3.
Terms of the Purchase Agreement.  The terms of the Purchase Agreement, including but not limited to Assignor's representations, warranties, covenants, agreements and indemnities relating to the Assumed Liabilities, are incorporated herein by this reference.  Assignor acknowledges and agrees that the representations, warranties, covenants, agreements and indemnities contained in the Purchase Agreement shall not be superseded hereby but shall remain in full force and effect to the full extent provided therein.  In the event of any conflict or inconsistency between the terms of the Purchase Agreement and the terms hereof, the terms of the Purchase Agreement shall govern.

4.
Further Actions.  Each of the parties hereto covenants and agrees, at its own expense, to execute and deliver, at the request of the other party hereto, such further instruments of transfer and assignment and to take such other action as such other party may reasonably request to more effectively consummate the assignments and assumptions contemplated by this Assignment and Assumption Agreement.

IN WITNESS WHEREOF, the parties have executed this Assignment and Assumption Agreement as of the date first above written.

WINLAND ELECTRONICS, INC.

By:
       Name:
       Title:

NORTECH SYSTEMS, INCORPORATED

By:
        Name:
        Title:

EXHIBIT C

FORM OF
SELLER'S SECRETARY'S CERTIFICATE

Pursuant to Section 2.6(b)(iii) of the Asset Purchase Agreement dated as of January 1, 2011, the undersigned, the duly elected Secretary of Winland Electronics, Inc. ("Seller"), hereby certifies to Nortech Systems, Incorporated, a Minnesota corporation, that the person whose name and office is set forth below now is, and at all times since October 1, 2010 has been, a duly elected or appointed, qualified and acting officer of Seller holding the office set forth opposite his name, and the signature set opposite his name is his genuine signature.

Thomas J. de Petra, Chief Executive Officer
and President

Glenn Kermes, Chief Financial Officer
and Executive Vice President

David A. Kuklinski, Vice President of
Sales and Marketing

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of the first day of January, 2011.

 Glenn Kermes
 Secretary

EXHIBIT D

FORM OF
SELLER'S OFFICER'S CERTIFICATE

I, Thomas J. de Petra, hereby certify as follows:

1. I am Chief Executive Officer and President of Winland Electronics, Inc., a Minnesota corporation ("Seller").  This certificate is provided pursuant to Section 6.2(a) of the Asset Purchase Agreement dated as of January 1, 2011 (the "Agreement") between Seller and Nortech Systems, Incorporated a Minnesota corporation.

2. I hereby certify that, to the best of my knowledge:

(a)
The representations and warranties of Seller contained in the Agreement, to the extent qualified by materiality, are true and correct, and that those not so qualified are true and correct in all material respects, as of the Closing Date.

(b)	Seller has complied in all material respects with all obligations, conditions and covenants required to be performed or complied with by it under the Agreement at or prior to the Closing.

IN WITNESS WHEREOF, I have executed this Certificate this 1st day of January, 2011.

By:
         Name:  Thomas J. de Petra
         Title:    Chief Executive Officer and

                        President

EXHIBIT E

FORM OF

PURCHASER'S SECRETARY'S CERTIFICATE

Pursuant to Section 2.6(c)(iv) of the Asset Purchase Agreement dated as of January 1, 2011, the undersigned, the duly elected Secretary of Nortech Systems, Incorporated ("Purchaser"), hereby certifies to Winland Electronics, Inc., a Minnesota corporation, that the person whose name and office is set forth below now is, and at all times since October 1, 2010 has been, a duly elected or appointed, qualified and acting officer of Purchaser holding the office set forth opposite his or her name, and the signature set opposite his or her name below is his or her genuine signature.

____________________

____________________

____________________

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of the first day of January, 2011.

By:
       Secretary

EXHIBIT F

FORM OF
PURCHASER'S OFFICER'S CERTIFICATE

I, ____________________________, hereby certify as follows:

3. I am the ______________________ of Nortech Systems, Incorporated, a Minnesota corporation ("Purchaser").  This certificate is provided pursuant to the terms of Section 2.6(c)(v) of the Asset Purchase Agreement dated as of January 1, 2011 (the "Agreement").

4. I hereby certify that, to the best of my knowledge:

(a)
The representations and warranties of Purchaser contained in the Agreement, to the extent qualified by materiality, are true and correct, and that those not so qualified are true and correct in all material respects, as of the Closing Date.

(b)	Purchaser has complied in all material respects with all obligations, conditions and covenants required to be performed or complied with by it under the Agreement at or prior to the Closing.

IN WITNESS WHEREOF, I have executed this Certificate this 1st day of January, 2011.

NORTECH SYSTEMS, INCORPORATED

By:
       Name:
       Title:

EXHIBIT G

FORM OF COVENANT-NOT-TO COMPETE AGREEMENT

EXHIBIT H

PURCHASER LEASE AGREEMENT

EXHIBIT I

SELLER SUBLEASE AGREEMENT

EXHIBIT J

MANUFACTURING AGREEMENT